Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

among

DELEK LOGISTICS PARTNERS, LP, a Delaware limited partnership, as a Borrower,

EACH OF THE OTHER BORROWERS FROM TIME TO TIME PARTY HERETO,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

VARIOUS LENDERS AND L/C ISSUERS

FROM TIME TO TIME PARTY HERETO,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

FIFTH THIRD BANK, NATIONAL ASSOCIATION, BOFA SECURITIES INC., PNC BANK CAPITAL

MARKETS LLC, MUFG BANK, LTD., WELLS FARGO BANK, N.A., CITIZENS BANK, N.A. AND

ROYAL BANK OF CANADA, as Co-Syndication Agents,

and

BARCLAYS BANK PLC,

U.S. BANK NATIONAL ASSOCIATION, REGIONS BANK,

AND TRUIST BANK, as Co-Documentation Agents

DATED AS OF OCTOBER 13, 2022

FIFTH THIRD BANK, NATIONAL ASSOCIATION, BOFA SECURITIES INC., PNC BANK CAPITAL

MARKETS LLC, MUFG BANK, LTD., WELLS FARGO SECURITIES, LLC, CITIZENS BANK, N.A. AND

ROYAL BANK OF CANADA, as Joint-Lead Arrangers and Joint-Bookrunners

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Signature Page	1

EXHIBIT A	—	Notice of Payment Request
EXHIBIT B	—	Notice of Borrowing
EXHIBIT C	—	Notice of Continuation/Conversion
EXHIBIT D-1	—	Revolving Note
EXHIBIT D-2	—	Term Note
EXHIBIT D-3	—	Swing Note
EXHIBIT E	—	Compliance Certificate
EXHIBIT F	—	Assignment and Assumption
EXHIBIT G-1	—	Additional Borrower Supplement
EXHIBIT G-2	—	Additional Guarantor Supplement
SCHEDULE 1	—	Commitments
SCHEDULE 1.1(a)	—	Existing Leased Terminal Leases
SCHEDULE 1.1(b)	—	Non-Collateral Real Property
SCHEDULE 1.1(c)	—	Existing Title Insurance Locations
SCHEDULE 3.2(j)	—	Title Search Locations
SCHEDULE 5.10	—	Subsidiaries
SCHEDULE 5.12	—	Environmental Matters
SCHEDULE 5.23	—	Non-Transmitting Utilities
SCHEDULE 5.23(a)	—	Actions to Create and Perfect Liens
SCHEDULE 5.24	—	Material Agreements
SCHEDULE 6.11	—	Indebtedness
SCHEDULE 6.12	—	Liens
SCHEDULE 6.14	—	Investments
SCHEDULE 6.24	—	Post-Closing Matters

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amended and Restated Credit Agreement is entered into as of October 13, 2022, by and among DELEK LOGISTICS PARTNERS, LP, a Delaware limited partnership (the “MLP”), DELEK LOGISTICS OPERATING, LLC, a Delaware limited liability company (“Delek Operating”), DELEK MARKETING GP, LLC, a Delaware limited liability company (“Delek Marketing GP”), DELEK MARKETING & SUPPLY, LP, a Delaware limited partnership (“Delek Marketing”), DELEK CRUDE LOGISTICS, LLC, a Texas limited liability company (“Delek Crude”), DELEK MARKETING-BIG SANDY, LLC, a Texas limited liability company (“Delek Big Sandy”), MAGNOLIA PIPELINE COMPANY, LLC, a Delaware limited liability company (“Magnolia”), EL DORADO PIPELINE COMPANY, LLC, a Delaware limited liability company (“El Dorado”), SALA GATHERING SYSTEMS, LLC, a Texas limited liability company (“SALA Gathering”), PALINE PIPELINE COMPANY, LLC, a Texas limited liability company (“Paline”), DKL TRANSPORTATION, LLC, a Delaware limited liability company (“DKL Transportation”), DKL CADDO, LLC, a Delaware limited liability company (“DKL Caddo”), DKL RIO, LLC, a Delaware limited liability company (“DKL Rio”), DELEK LOGISTICS FINANCE CORP., a Delaware corporation (“Delek Finance”), DKL BIG SPRING, LLC, a Delaware limited liability company (“DKL Big Spring”), and the direct and indirect Subsidiaries of MLP from time to time party hereto, as Additional Borrowers (the MLP, Delek Operating, Delek Marketing GP, Delek Marketing, Delek Crude, Delek Big Sandy, Magnolia, El Dorado, SALA Gathering, Paline, DKL Transportation, DKL Caddo, DKL Rio, Delek Finance, DKL Big Spring, and such Additional Borrowers are each individually referred to herein as a “Borrower” and are collectively referred to herein as the “Borrowers”), the various Guarantors from time to time party hereto, the various institutions from time to time party to this Agreement, as Lenders and L/C Issuers, FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Administrative Agent, FIFTH THIRD BANK, NATIONAL ASSOCIATION, BOFA SECURITIES INC., PNC BANK CAPITAL MARKETS LLC, MUFG BANK, LTD., WELLS FARGO BANK, N.A., CITIZENS BANK, N.A. AND ROYAL BANK OF CANADA, as Co-Syndication Agents, and BARCLAYS BANK PLC, U.S. BANK NATIONAL ASSOCIATION, REGIONS BANK, and TRUIST BANK, as Co-Documentation Agents.

WHEREAS, the Borrowers, the lenders party thereto (the “Prior Lenders”) and Fifth Third Bank, National Association, as Administrative Agent, previously entered into a Third Amended and Restated Credit Agreement dated as of September 28, 2018 (the “Prior Credit Agreement”), pursuant to which the Prior Lenders agreed to extend certain credit facilities to the Borrowers, for the account of the Borrowers, on the terms and conditions set forth therein;

WHEREAS, the parties hereto have also agreed to amend and restate the Prior Credit Agreement pursuant to this Agreement;

WHEREAS, this Agreement constitutes for all purposes an amendment to the Prior Credit Agreement and not a new or substitute agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and mutual agreements set forth in this Agreement, the parties to this Agreement agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION

Section 1.1. Definitions. The following terms when used herein shall have the following meanings:

“3 Bear” means 3 Bear Delaware Holding—NM, LLC.

“3 Bear Acquisition” means the acquisition of the equity interests of 3 Bear by the applicable Borrower or Guarantor pursuant to the 3 Bear Acquisition Agreement.

“3 Bear Acquisition Agreement” means that certain Membership Interest Purchase Agreement, dated as of April 8, 2022, by and between 3 Bear Energy – New Mexico LLC and DKL Delaware Gathering, LLC.

“Acquired Business” means the entity or assets acquired by any Borrower or any Subsidiary in an Acquisition, whether before or after the Restatement Effective Date.

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Ownership Interests are acquired by any Borrower or any Subsidiary of any Borrower in a Permitted Acquisition; provided, however that such Indebtedness was in existence prior to the date of such Permitted Acquisition, and was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person (other than from a Subsidiary of the MLP), (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the MLP or a Subsidiary is the surviving entity.

“Additional Borrower” is defined in Section 2.15(a) hereof.

“Additional Borrower Supplement” is defined in Section 2.15(a) hereof.

“Additional Commitments” is defined in Section 2.2(b) hereof.

“Additional Guarantor Supplement” is defined in Section 11.1 hereof.

“Administrative Agent” means Fifth Third Bank, National Association, as contractual representative for itself and the other Lenders and any successor pursuant to Section 9.8.

“Administrative Questionnaire” means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent and duly completed by such Lender.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, more than 50% (or, solely with respect to any other Person that is a Lender, 10%) of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 50% (or, solely with respect to any other Person that is a Lender, 10%) or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; provided further that any owner of publicly traded shares of Holdings (or any successor publicly traded entity thereto permitted by this Agreement) who would otherwise not constitute an Affiliate under this definition shall not be an Affiliate hereunder; provided further that any Person that would otherwise not constitute an Affiliate under this definition shall not be an Affiliate hereunder solely as a result of such Person controlling, being directly or indirectly controlled by, or being under direct or indirect common control with a Permitted Joint Venture; provided further that Non-Controlled Joint Ventures shall not constitute an Affiliate under this definition except with respect to Section 6.8.

“Agreement” means this Fourth Amended and Restated Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

“Applicable Margin” means, with respect to Revolving Loans, Reimbursement Obligations, and the commitment fees and Letter of Credit fees payable under Section 2.13, until the first Pricing Date, the rates per annum shown opposite Level I below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

LEVEL	TOTAL LEVERAGE RATIO FOR SUCH PRICING DATE	APPLICABLE MARGIN FOR REVOLVING LOANS THAT ARE BASE RATE LOANS SHALL BE:	APPLICABLE MARGIN FOR REVOLVING LOANS THAT ARE TRANCHE RATE LOANS AND LETTER OF CREDIT FEES SHALL BE:	APPLICABLE MARGIN FOR COMMITMENT FEE SHALL BE:
I	Greater than 4.50 to 1.00	2.00%	3.00%	.50%

II	Less than or equal to 4.50 to 1.00, but greater than 4.00 to 1.00	1.75%	2.75%	.45%

III	Less than or equal to 4.00 to 1.00, but greater than 3.50 to 1.00	1.50%	2.50%	.40%

LEVEL	TOTAL LEVERAGE RATIO FOR SUCH PRICING DATE	APPLICABLE MARGIN FOR REVOLVING LOANS THAT ARE BASE RATE LOANS SHALL BE:	APPLICABLE MARGIN FOR REVOLVING LOANS THAT ARE TRANCHE RATE LOANS AND LETTER OF CREDIT FEES SHALL BE:	APPLICABLE MARGIN FOR COMMITMENT FEE SHALL BE:
IV	Less than or equal to 3.50 to 1.00, but greater than 3.00 to 1.00	1.25%	2.25%	.35%

V	Less than or equal to 3.00 to 1.00	1.00%	2.00%	.30%

For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of the Consolidated Group ending on or after December 31, 2022, the date on which the Administrative Agent is in receipt of the MLP’s most recent consolidated financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 6.1. The Applicable Margin shall be established based on the Total Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrowers have not delivered the MLP’s consolidated financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 6.1, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Total Leverage Ratio shall be deemed to be greater than 4.50 to 1.0). If the Borrowers subsequently deliver such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrowers and the Lenders absent manifest error. Notwithstanding the foregoing, if, as a result of any restatement of or other adjustment to the consolidated financial statements of the MLP or for any reason, the Lenders determine that (a) Total Leverage Ratio as calculated on any Pricing Date was inaccurate and (b) a proper calculation of Total Leverage Ratio would have resulted in a higher Applicable Margin for any period, then the Borrowers shall automatically and retroactively be obligated to pay to the Administrative Agent for the benefit of the Lenders, promptly on demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period and no Default or Event of Default shall be deemed to have occurred from such underpayment so long as such additional amounts are paid within five (5) Business Days of the date that the Administrative Agent notifies the Borrowers.

“Application” is defined in Section 2.3(b).

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.9(b)(iii)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrowers’ Agent on the date hereof, or on any update of any such list provided by the Borrowers’ Agent to the Administrative Agent, or any further or different officers of the Borrowers’ Agent so named by any Authorized Representative of the Borrowers’ Agent in a written notice to the Administrative Agent.

“Available Cash” has the meaning set forth in the MLP Partnership Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Liability” means the liability of any Borrower or any Guarantor owing to any of the Lenders, or any Affiliates of such Lenders, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of any Borrower and/or any Guarantor now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other treasury, deposit, disbursement, and cash management services afforded to any Borrower or any Guarantor by any of such Lenders or their Affiliates, and (d) stored value card, commercial credit card, commercial purchase card, and merchant card services.

“Base Rate” means for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced by Fifth Third Bank, National Association, from time to time as its “prime rate” as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate (it being acknowledged that such rate may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the Federal Funds Rate, plus (ii) one-half of one percent (0.50%) and (c) the sum of (i) Term SOFR for a one-month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus (ii) the Tranche Rate Adjustment plus (iii) 1.00%; provided that, in no event shall Base Rate be less than 0.00%.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 2.4(a).

“Beneficial Owner” means, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Ownership Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code that is subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” and “Borrowers” are each defined in the introductory paragraph of this Agreement.

“Borrowers’ Agent” means the MLP.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and, in the case of Tranche Rate Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the applicable Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as requested by the Borrowers’ Agent pursuant to Section 2.5(a). Borrowings of Swing Loans are made by the Administrative Agent in accordance with the procedures set forth in Section 2.11.

“Business” means (1) the ownership, leasing, operation, development, acquisition, disposition, marketing, expansion, repair and maintenance of Crude Oil and Refined Products logistics assets and businesses, (2) the ownership, marketing, acquisition and disposition of Crude Oil and Refined Products, (3) the ownership, leasing, operation, development, acquisition, disposition, marketing, expansion, repair and maintenance of Crude Oil and natural gas gathering, processing and transportation businesses, as well as water disposal and recycling operations, (4) any business which supplies materials used in the operations or facilities of the MLP or any of its Subsidiaries or expands sales to any customers of the MLP or any of its Subsidiaries, and (5) any businesses customarily related, complementary or ancillary to (1), (2), (3) or (4) of this definition of “Business.”

“Business Day” means, with respect to all notices and determinations in connection with the Tranche Rate or Daily Simple SOFR, any day that commercial banks in New York, New York are required by law to be open for business and that is a U.S. Government Securities Business Day; provided that, in all cases, such day is also a day on which commercial banks in Cincinnati, Ohio are required by applicable law to be open for business; provided further that, notwithstanding anything to the contrary in this definition of “Business Day”, at any time during which the Borrowers have a Hedge Agreement in effect with respect to all or a portion of the Obligations, then the definitions of “Business Day” and “Banking Day”, as applicable, pursuant to such Hedge Agreement shall govern with respect to all applicable notices and determinations in connection with such portion of the Obligations arising under such Hedge Agreement. Periods of days referred to in the Loan Documents will be counted in calendar days unless Business Days are expressly prescribed.

“Canadian Benefit Plans” means all present and future material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans to which the General Partner, any Borrower or any Subsidiary has any liability, contingent or otherwise, for employees or former employees in Canada, other than Canadian Union-Administered Plans.

“Canadian Insolvency Legislation” means legislation in Canada relating to reorganization, arrangement, compromise or re-adjustment of debt, dissolution or winding-up, or any similar legislation, and specifically includes for greater certainty the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada).

“Canadian Joint Venture” means any Permitted Joint Venture organized under the laws of Canada or any province, territory or other political subdivision thereof.

“Canadian Pension Plan” means each present and future plan which is a registered pension plan for the purposes of the Income Tax Act (Canada) to which the General Partner, any Borrower or any Subsidiary has any liability, contingent or otherwise, for employees or former employees in Canada, other than Canadian Union-Administered Plans.

“Canadian Pension Regulator” is defined in Section 7.1(h) hereof.

“Canadian Sanctions Programs” means economic, trade, or financial sanctions programs administered or enforced by any Canadian sanctions authority pursuant to all applicable Canadian laws regarding sanctions and export controls, including the United Nations Act, the Special Economic Measures Act, the Export and Import Permits Act, the Freezing Assets of Foreign Corrupt Officials Act, the Defense Production Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, the Anti-Terrorism Act and any and all other similar Canadian statutes and regulations.

“Canadian Subsidiary” means any Subsidiary (including, for greater certainty, an unlimited liability company) organized under the laws of Canada or any province, territory or other political subdivision thereof.

“Canadian Union-Administered Plans” shall mean all present and future Canadian pension plans and Canadian employee benefit plans of any type whatsoever, administered entirely by a union or union representatives or by trustees of which at least half are union representatives, other than a plan in respect of which any director, officer, employee, agent or representative of the General Partner, any Borrower or any Subsidiary has acted or is acting as a trustee or has been or is involved in the administration, to which the General Partner, any Borrower or any Subsidiary has any liability, contingent or otherwise, for the benefit of employees or former employees in Canada.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Lease” means any lease of Property which in accordance with GAAP, subject to Section 1.3, is required to be capitalized on the balance sheet of the lessee.

“Capital Project” means the construction, refurbishment, repurposing, modification or expansion of any capital project and any expenditures associated therewith, including any such construction or expansion made by a Borrower or Guarantor and any such construction, refurbishment, repurposing, modification or expansion made by a Permitted Joint Venture.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined, subject to Section 1.3 in accordance with GAAP.

“Captive Insurance Subsidiary” means a Subsidiary of Holdings organized in a state of the United States and established for the sole purpose of insuring the business and properties owned by Holdings and its Subsidiaries, which, for purposes of this definition, shall include the MLP and its Subsidiaries, and that is subject to regulation as an insurance company.

“Cash Collateral” shall have a meaning correlative to the cash or deposit account balances referred to in the definition of Cash Collateralize set forth in this Section 1.1 and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Administrative Agent and the Lenders or the L/C Issuers (as applicable), as collateral for L/C Obligations, obligations in respect of Swing Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Administrative Agent benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent or (b) the applicable L/C Issuer.

“Cash Equivalents” means, as to any Person: (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of acquisition thereof; (b) investments in commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) maturing within 90 days from the date of issuance thereof; (c) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations or as described on the FDIC website or other materials promulgated by the FDIC) of not less than $100,000,000; (d) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System; (e) marketable short-term money market or similar securities having a rating of at least P-2 by Moody’s or A-2 by S&P (or, if at any time neither Moody’s or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (f) investments in any money market mutual funds that (i) invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding clauses (a), (b), (c), and (d) above, and (ii) have net assets of not less than $1,000,000,000; and (g) investments approved by the Administrative Agent.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq.

“Certificate of Beneficial Ownership” means, for each Borrower, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower as required by 31 C.F.R. § 1010.230.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following events or conditions: (a) the General Partner shall cease to be the sole general partner of the MLP; (b) Holdings shall cease, directly or indirectly, to own and control legally and beneficially at least 51% of the Voting Stock in the General Partner; (c) either (x) Holdings shall cease to be able, directly or indirectly, to appoint a majority of the members of the board of directors (or similar governing body) to the General Partner or (y) failure of the majority of the board of directors (or similar governing body) of the General Partner to be comprised of directors directly or indirectly appointed by Holdings, and (d) the MLP shall cease, directly or indirectly, to own and control legally and beneficially at least 100% of the Ownership Interests of any other Borrower and at least 50% of the Ownership Interests of any Subsidiary, unless otherwise permitted in this Agreement.

“Code” means the Internal Revenue Code of 1986, or any successor statute thereto.

“Co-Documentation Agents” means, collectively, Barclays Bank PLC, U.S. Bank National Association, Regions Bank, and Truist Bank, in their capacity as co-documentation agents hereunder.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents, but excluding any Non-Collateral Assets.

“Collateral Account” is defined in Section 4.5(a).

“Collateral Documents” means the Deeds of Trust, the Security Agreement, and all other, security agreements, pledge agreements, control agreements, assignments, financing statements and other documents pursuant to which Liens are granted to the Administrative Agent by the Borrowers and the Guarantors or such Liens are perfected, and as shall from time to time secure or relate to the Obligations, the Hedging Liability, and the Bank Product Liability, or any part thereof, but not including any Hedge Agreements or agreements governing Bank Product Liabilities.

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.

“Commitments” means the Revolving Credit Commitments and the Term Loan Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C § 1 et seq.).

“Common Units” means the common units and subordinated units representing limited partnership interests in the MLP.

“Communications” is defined in Section 10.8(d)(ii).

“Conforming Changes” means, with respect to the use, administration of, or any conventions associated with the Tranche Rate or any proposed Successor Rate, as applicable, any changes to the terms of this Agreement related to the timing, frequency, and methodology of determining rates and making payments of interest, including changes to the definition of Business Day, lookback periods or observation shift, prepayments, and borrowing, conversion, or continuation notices, and other technical, administrative, or operational matters, as may be appropriate, in the reasonable discretion of the Administrative Agent (in consultation with the Borrowers), to reflect the adoption and implementation of such applicable rate and to permit the administration thereof by the Administrative Agent in an operationally feasible manner and, to the extent feasible, consistent with market practice.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent Agreements” means, collectively, those certain Consent and Agreements from MLP, Lion Oil, Lion Oil Trading & Transportation, LLC, Holdings, Delek Refining, the General Partner, Delek Logistics Services, Alon USA Partners, LP, Alon USA GP II, LLC, Alon USA Delaware, LLC, Alon USA Refining, LLC, Alon USA, LP, and Alon Paramount Holdings, Inc., as applicable.

“Consolidated Cash on Hand” means, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of the MLP and its Subsidiaries, which is not “restricted” for purposes of GAAP; provided, however, that the aggregate amount of Consolidated Cash on Hand shall not (i) include any cash or Cash Equivalents that are subject to a Lien (other than any Lien in favor of the Administrative Agent or a Lien permitted under Section 6.12(f)) or (ii) include any cash or Cash Equivalents that are restricted by contract, law or material adverse tax consequences from being applied to repay any Total Funded Debt of the Consolidated Group.

“Consolidated Group” means the MLP and its Subsidiaries; provided, that, if at any time or during any period in which, in accordance with GAAP, any Permitted Joint Venture is required to be consolidated with the MLP and its Subsidiaries, then “Consolidated Group” shall include each such Consolidating Joint Venture solely with respect to the following defined terms (and the component definitions within such defined terms) and the following Sections: Applicable Margin, EBITDA, Interest Expense, Net Income, Senior Leverage Ratio, Temporary Increase Period, Total Funded Debt, Total Leverage Ratio, Section 1.3, Sections 6.1(a), (b), and (c), and Section 6.20; provided, however that, notwithstanding anything in the foregoing to the contrary, in no event shall any such consolidation of a Consolidating Joint Venture (i) cause such Total Funded Debt, at the time of determination thereof, to be different than the sum of (a) the amount at such time the Total Funded Debt would otherwise be for the Consolidated Group absent the consolidation of such Consolidating Joint Venture plus (b) the Indebtedness at such time of such Consolidating Joint Venture, if, and only to the extent, such Indebtedness is also a Contingent Obligation of the MLP or any of its Subsidiaries, or (ii) cause the EBITDA for the applicable period to be different from the sum of (a) the amount for such period the EBITDA would otherwise be for the Consolidated Group absent the consolidation of such Consolidating Joint Venture plus (b) the amount equal to the EBITDA of such Consolidating Joint Venture for such period in an amount proportionate to the Borrowers’ pro rata equity ownership of such Consolidating Joint Venture, plus, without duplication of any amounts included under the foregoing clause (ii)(b), (c) any Material Project EBITDA Adjustment for such Consolidating Joint Venture for which there is a Material Project EBITDA Adjustment; provided that, notwithstanding anything herein to the contrary, if the Permian Joint Venture is a Consolidating Joint Venture, the amount of EBITDA added with respect to it shall be determined according to the second paragraph in the definition of EBITDA and any other impact of the Permian Joint Venture on EBITDA shall be disregarded.

“Consolidating Joint Venture” means a Permitted Joint Venture required to be consolidated with the MLP and its Subsidiaries in accordance with GAAP.

“Contingent Obligation” means as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or entered into in the ordinary course of business in connection with any contractual arrangement, including any acquisition, capital expenditure, investment or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Contributed Assets” means the assets contributed or otherwise transferred by the applicable Contributing Affiliate to the MLP or any of its Subsidiaries, whether prior to or after the Restatement Effective Date.

“Contributing Affiliates” means Holdings and any Subsidiary or other Affiliate of Holdings that contributes or otherwise transfers assets to the MLP or any of its Subsidiaries, whether prior to or after the Restatement Effective Date.

“Controlled Group” means all members of a controlled group of corporations, limited liability companies, unlimited liability companies, partnerships and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower or any Guarantor, are treated as a single employer under Section 414(b) or (c) of the Code or, solely with respect to Section 412 of the Code or Section 302 of ERISA, under Sections 414 (b), (c), (m) or (o) of the Code.

“Controlled Joint Venture” means each Permitted Joint Venture for which the MLP and its Affiliates own, in the aggregate, fifty percent (50%) or more of the Voting Stock of such Permitted Joint Venture.

“Co-Syndication Agents” means, collectively, Fifth Third Bank, National Association, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, in their capacity as co-syndication agents hereunder.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit” means any of the Revolving Credit and the Term Credit.

“Credit Event” means the advancing of any Loan (but excluding any advance of a Loan made for the purpose of repaying Swing Loans or repaying unpaid Reimbursement Obligations), or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

“Crude Oil” means the unrefined mixture of liquid hydrocarbons, of any grade or specific gravity, commonly known as petroleum or oil, fuel energy related commodities, ethanol, biodiesel, and other feedstocks, intermediate products and additives to any of the foregoing.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a 5-day lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the relevant Governmental Authority for determining “Daily Simple SOFR” for syndicated credit facilities; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish in consultation with the Borrowers another convention in its reasonable discretion; provided further, in no event shall Daily Simple SOFR be less than 0.00%. For the avoidance of doubt, in accordance with the terms of this Agreement, Daily Simple SOFR shall only be available to the extent the Borrowers have a Hedge Agreement in effect with respect to all or part of the Obligations or if the Successor Rate is based on Daily Simple SOFR.

“Damages” means all damages, including punitive damages, liabilities, costs, expenses, losses, judgments, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action, removal and remedial costs, compliance costs, investigation expenses, consultant fees, attorneys’ and paralegals’ fees and litigation expenses.

“Debtor Relief Laws” means the United States Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect, including Canadian Insolvency Legislation.

“Deeds of Trust” means, collectively, each Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing, each Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, each Mortgage and Security Agreement with Assignment of Rents and each Leasehold Mortgage and Security Agreement with Assignment of Rents between a Borrower or a Guarantor, as applicable, and the Administrative Agent relating to such Borrower’s or such Guarantor’s real property, fixtures and interests in real property owned as of the Restatement Effective Date in the States of Arkansas, Louisiana, Oklahoma, Tennessee, and Texas any other mortgages or deeds of trust delivered to the Administrative Agent pursuant to Section 4.2.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 8.7(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers’ Agent in writing that such failure is the result of such good faith Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Administrative Agent in its capacity as the maker of Swing Loans or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two Business Days of the date when due, (b) has notified the Borrowers’ Agent, the Administrative Agent, the L/C Issuer or the Administrative Agent in its capacity as the maker of Swing Loans in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two Business Days after written request by the Administrative Agent or the Borrowers’ Agent, to confirm in writing to the Administrative Agent and the Borrowers’ Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers’ Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action”; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 8.7(b)) upon delivery of written notice of such determination to the Borrowers’ Agent, the L/C Issuers, the Administrative Agent in its capacity as the maker of Swing Loans and each Lender.

“Delek Big Sandy” is defined in the introductory paragraph of this Agreement.

“Delek Crude” is defined in the introductory paragraph of this Agreement.

“Delek Finance” is defined in the introductory paragraph of this Agreement

“Delek Logistics Services” means Delek Logistics Services Company, a Delaware corporation.

“Delek Marketing” is defined in the introductory paragraph of this Agreement.

“Delek Marketing GP” is defined in the introductory paragraph of this Agreement.

“Delek Operating” is defined in the introductory paragraph of this Agreement.

“Delek Refining” means Delek Refining, Ltd., a Texas limited partnership.

“Designated Agreements” means, collectively, the Wells Fargo Intercreditor Agreement, the J. Aron Acknowledgement Agreement, and the Consent Agreements.

“Designated Canadian Equity Issuances” means any issuances otherwise permitted hereunder of new equity securities of the MLP, for which all or any portion of the consideration for such issuance is designated to be used for the purpose of financing investments, loans or advances made by the Borrowers (and any of their Subsidiaries that are not Excluded Subsidiaries) in and to Canadian Subsidiaries; provided that, such designation is reasonably acceptable to the Administrative Agent.

“Disposition” means the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Sections 6.13(a), 6.13(b), 6.13(c), 6.13(d), 6.13(e), 6.13(f), 6.13(g), 6.13(h), 6.13(k), 6.13(l), 6.13(n), 6.13(s) or 6.13(t).

“Disproportionate Advance” is defined in Section 2.5(e).

“Division” means a division of the assets, liabilities and/or obligations of a Person among two or more surviving Persons, pursuant to a plan of division or similar arrangement under Delaware law (or any comparable event under a different jurisdiction’s laws).

“DKL Big Spring” is defined in the introductory paragraph of this Agreement.

“DKL Caddo” is defined in the introductory paragraph of this Agreement.

“DKL Rio” is defined in the introductory paragraph of this Agreement.

“DKL Transportation” is defined in the introductory paragraph of this Agreement.

“Dollars” and “$” each means the lawful currency of the United States of America.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with reference to any period, Net Income for such period plus (x) the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for such period, (c) depreciation of fixed assets and amortization of intangible assets for such period, (d) non-cash equity-based compensation for employees, officers and directors of the MLP and its Affiliates, including equity-based compensation recognized pursuant to SFAS 123, and (e) non-cash extraordinary charges for such period incurred by the MLP or its Subsidiaries to comply with GAAP, and minus (y) the sum of all amounts added in arriving at such Net Income in respect of any non-cash extraordinary credits for such period established by the Borrowers to comply with GAAP; provided that EBITDA shall be calculated on a pro forma basis, without duplication, and in a manner reasonably acceptable to the Administrative Agent, to give effect to any Permitted Acquisition and any Material Disposition consummated at any time after the Restatement Effective Date and on or after the first day of a test period under Section 6.20 as if such Permitted Acquisition or Material Disposition had occurred on the first day of such test period, with such cash and non-cash adjustments that are approved by the Administrative Agent. As used herein, a “Material Disposition” means a sale, lease, conveyance or other disposition of Property by the MLP or any of its Subsidiaries for which the EBITDA attributable to such Property (as determined in good faith by the Borrowers’ Agent and consented to by the Administrative Agent) for the immediately prior 12-month period prior to such disposition was equal to or greater than $1,000,000. The parties hereto acknowledge and agree that for purposes of calculating EBITDA on a pro forma basis to give effect to the 3 Bear Acquisition, if, after the consummation of the 3 Bear Acquisition, any four fiscal quarter period shall include any of the following periods, EBITDA shall be increased by the following amounts with respect to such periods (without any duplication of EBITDA from the Consolidated Group once such Consolidated Group includes 3 Bear): (i) for the fiscal quarter ended June 30, 2021, $13,832,124, (ii) for the fiscal quarter ended September 30, 2021, $13,832,124, (iii) for the fiscal quarter ended December 31, 2021, $13,832,124, (iv) for the fiscal quarter ended March 31, 2022, $13,832,124, and (v) for each fiscal quarter or portion thereof beginning with the fiscal quarter ending June 30, 2022 through and including the fiscal quarter or portion thereof in which the 3 Bear Acquisition is consummated, EBITDA as derived from 3 Bear’s unaudited income statement for such fiscal quarter then ended or portion thereof, which income statement shall be prepared in reasonable detail in accordance with GAAP and acceptable to the Administrative Agent.

Furthermore, if the Permian Acquisition is consummated as permitted hereby, EBITDA may be increased at the Borrowers’ option by an amount equal to the actual cash dividends or other distributions received by the MLP or its Subsidiaries from the Permian Joint Venture during the applicable period, provided that, at the Borrowers’ option and with written approval of the Administrative Agent, a quarterly amount calculated as an increase to EBITDA attributable to the applicable Borrower’s or Guarantor’s percentage of ownership in the Permian Joint Venture (or such other percentage applicable to cash distributions that such Borrower or Guarantor would be entitled to receive under the Organization Documents of the Permian Joint Venture at such time if the Permian Joint Venture were to make a cash distribution to its equity holders at such time, regardless of whether such distribution would be actually permitted under such Organization Documents) may be added to EBITDA for each of the four consecutive fiscal quarters immediately prior to such consummation date (such amount for each of the immediately prior four fiscal quarters to be determined based upon actual revenues realized as a result of operations of the Permian Joint Venture and actual expenses incurred from such operations, adjusted on a pro forma basis to account for expenses or gains and other reductions or increases to income reasonably expected to be incurred by the Permian Joint Venture during the first 365 day period following the date of the Permian Acquisition) (the total amount by which EBITDA increases during any period either pursuant this proviso or as a result of actual cash received from the Permian Joint Venture shall be referred to herein as the “First Permian Adjustment Amount”); provided further that, in the event that the Permian Joint Venture undertakes the Permian Expansion, in addition to the First Permian Adjustment Amount, at the Borrowers’ option and with written approval of the Administrative Agent, a Permian Expansion Adjustment Amount may be added to EBITDA for the applicable period; provided however that, in no event shall any adjustment to EBITDA pursuant to this paragraph exceed $175,000,000 in the aggregate during any four quarter period.

Furthermore, in the event that any Loan Party or any Permitted Joint Venture (excluding the Permian Joint Venture) undertakes a Material Project, a Material Project EBITDA Adjustment may be added to EBITDA at MLP’s option in an amount approved by the Administrative Agent. As used herein, a “Material Project EBITDA Adjustment” means, with respect to each Material Project:

(I) prior to the Commercial Operation Date of a Material Project that is a Capital Project (and excluding the fiscal quarter in which such Commercial Operation Date occurs), an amount calculated as a percentage (based upon the then-current completion percentage of such Material Project) of the projected EBITDA attributable to such Material Project for the first 365-day period following the Scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts or tariff-based customers relating to such Material Project, the creditworthiness of the other parties to such contracts or such tariff-based customers, projected revenues from such contracts and tariffs, capital costs and expenses relating to such Material Project, the Scheduled Commercial Operation Date for such Material Project, and other factors reasonably deemed appropriate by the Administrative Agent), which amount may, at the MLP’s option subject to the approval of the Administrative Agent, be added to actual

EBITDA for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (excluding the fiscal quarter in which such Commercial Operation Date occurs); provided that if the actual Commercial Operation Date does not occur by the Scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the Scheduled Commercial Operation Date to (but excluding) the fiscal quarter in which the actual Commercial Operation Date occurs, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay (if available), whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100% (the amount under this clause (I) solely attributable to Material Joint Venture Projects, the “Pro Forma Material Project EBITDA Adjustment”);

(II) beginning with the fiscal quarter in which the Commercial Operation Date of a Material Project that is a Capital Project occurs and for the three (3) immediately succeeding fiscal quarters, an amount calculated as the projected EBITDA of the MLP attributable to such Material Project (determined in the same manner as set forth in clause (I) above) for the 365-day period following such Commercial Operation Date, expressed as a daily amount and multiplied by the number of days not yet elapsed in such 365-day period following the Commercial Operation Date, which amount may, at MLP’s option subject to the approval of the Administrative Agent, be added to actual EBITDA for such fiscal quarters; and

(III) with respect to each Existing Operating Asset Project, at the MLP’s option and subject to the approval of the Administrative Agent, for the fiscal quarter in which the respective Permitted Joint Venture commences operations of the applicable Existing Operating Asset Project and for the three (3) immediately succeeding fiscal quarters thereafter, an amount calculated as the EBITDA attributable to such Existing Operating Asset Project for each of the four consecutive fiscal quarters immediately prior to such commencement date (determined based upon (i) actual revenues realized as a result of operations of the relevant Existing Operating Asset during each of such four fiscal quarters and actual expenses incurred from such operations during the same four fiscal quarters or (ii) to the extent such actual revenues and expenses are unavailable, historical revenues and expenses reasonably attributable to such Existing Operating Asset for each of such four fiscal quarters, with such determinations pursuant to the foregoing clauses (i) or (ii) in all instances adjusted on a pro forma basis to account for expenses or gains and other reductions or increases to income reasonably expected to be incurred by such Permitted Joint Venture during the first 365 day period following the date such Permitted Joint Venture commences operations of such Existing Operating Asset Project); provided that, to the extent that such Permitted Joint Venture has made actual cash distributions to the MLP or its Subsidiaries, during the applicable fiscal quarters, the amount set forth in this subclause (III) will be reduced by the amount of such actual cash distributions.

Notwithstanding the foregoing: (A) no Material Project EBITDA Adjustment shall be allowed with respect to any Material Project unless: (x) the Borrowers shall have satisfied the requirements of Section 6.1(d) with respect thereto, and (y) the Administrative Agent shall have approved such adjustment; (B) the aggregate amount of all Material Project EBITDA Adjustments relating to Material Projects during any period shall be limited to 25% of the total actual EBITDA of the Consolidated Group for such period (which total actual EBITDA shall be determined without including any Material Project EBITDA Adjustments relating to Material Projects); provided that, the aggregate amount of all Material Project EBITDA Adjustments relating to Material Joint Venture Projects during any period shall be limited to 20% of the total actual EBITDA of the Consolidated Group for such period (which total actual EBITDA shall be determined without including any Material Project EBITDA Adjustments relating to Material Joint Venture Projects); and (C) a Material Project EBITDA Adjustment shall be allowed for any Material Joint Venture Project of a Consolidating Joint Venture in an amount proportionate to the Loan Parties’ pro rata equity ownership of such Consolidating Joint Venture, and (D) a Material Project EBITDA Adjustment shall be allowed for any Material Joint Venture Project of a Non-Consolidating Joint Venture in an amount proportionate to the Loan Parties’ pro rata equity ownership of, and reasonably expected cash distributions from, such Non-Consolidating Joint Venture.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“El Dorado” is defined in the introductory paragraph of this Agreement.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.9(b)(iii), 10.9(b)(v) and 10.9(b)(vi) (subject to such consents, if any, as may be required under Section 10.9(b)(iii)).

“Energy Policy Act” means the Energy Policy Act of 1992, Pub. L. No. 102-486, 106 Stat. 2776.

“Environmental Claim” means any investigation, notice of violation, demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual violation of, any Environmental Law or a written allegation of a violation of any Environmental Law by a Governmental Authority, (b) in connection with any Hazardous Material, (c) from any actual or threatened abatement, removal, remedial, corrective or response action in connection with the Release of Hazardous Material, Environmental Law or order of a Governmental Authority under Environmental Law or (d) from any actual or alleged damage, injury, threat or harm to human health, or safety as it relates to exposure to Hazardous Materials, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of the environment, including CERCLA, or health and safety as it relates to exposure to Hazardous Materials, (b) the protection of natural resources and wildlife, (c) the protection of surface water or groundwater quality, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) any Release of Hazardous Materials to air, land, surface water or groundwater, and any amendment, rule, regulation, order or legally binding directive issued thereunder.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required any Environmental Law.

“EPA” means the United States Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any event or condition identified as such in Section 7.1.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property, ordinary wear and tear excepted, or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excess Interest” is defined in Section 10.16.

“Excluded Subsidiaries” means all Foreign Subsidiaries of the Borrowers, except each Foreign Subsidiary of any Borrower that the Borrowers’ Agent expressly designates in a non-revocable writing to the Administrative Agent as not constituting an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 11.10 and any and all guarantees of such Guarantor’s Swap Obligations by other Guarantors) at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), overall gross revenues or receipts, franchise and excise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of any Recipient, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment (or otherwise pursuant to any Loan Document) pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrowers under Section 10.2(b) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 10.1, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 10.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Leased Terminal Leases” means those leases set forth at Schedule 1.1(a).

“Existing Leased Terminals” means the Leased Terminals leased by a Borrower pursuant to the Existing Leased Terminal Leases.

“Existing Operating Assets” means any existing assets used or to be used in the operation of the Business that (a) are owned by the MLP or any of its Subsidiaries or (b) will be owned by the MLP or any of its Subsidiaries or a Permitted Joint Venture pursuant to an Existing Operating Asset or Equity Purchase.

“Existing Operating Asset Contribution” means the contribution of (a) Existing Operating Assets by the MLP or any of its Subsidiaries to a Permitted Joint Venture and (b) any cash and/or cash equivalents by the MLP or any of its Subsidiaries to such Permitted Joint Venture in addition to such Existing Operating Assets or for financing the purchase of Existing Operating Assets pursuant to an Existing Operating Asset or Equity Purchase.

“Existing Operating Asset or Equity Purchase” means a purchase made by (i) a Permitted Joint Venture of Existing Operating Assets or of Ownership Interests in an existing legal entity or organization which owns Existing Operating Assets, or (ii) the MLP or any of its Subsidiaries of Ownership Interests in an existing legal entity or organization, including a Permitted Joint Venture, which owns Existing Operating Assets.

“Existing Operating Asset Project” means either (i) an Existing Operating Asset Contribution and/or (ii) an Existing Operating Asset or Equity Purchase.

“Existing Terminals” means the ten (10) Refined Products terminals and/or storage facilities owned by a Borrower as of the Restatement Effective Date primarily for Refined Products located in (i) Abilene, Texas; (ii) San Angelo, Texas; (iii) Lea County, New Mexico; (iv) Big Sandy, Texas; (v) Memphis, Tennessee, (vi) Nashville, Tennessee, (vii) El Dorado, Arkansas, (viii) Tyler, Texas, (ix) Mount Pleasant, Texas, and (x) North Little Rock, Arkansas.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version of such sections that are substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof any agreements entered into pursuant to Section 1471(b)(1) of the Code and any regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into among Governmental Authorities and implementing of such Sections of the Code.

“Federal Funds Rate” means for any day, the weighted average of the rates per annum on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“FERC” means the Federal Energy Regulatory Commission or any of its successors.

“FERC Jurisdictional Requirement” means, with respect to Properties that are part of the Pipeline and Transportation Systems for which the Borrowers and their Affiliates have requested a waiver of the Interstate Commerce Act tariff filing and reporting requirements, any order or other requirement by the FERC, imposed at any time after the Restatement Effective Date, that requires any Borrower or any Subsidiary to take any action with respect to or as a result of a finding, that all or a portion of such Properties are subject to FERC requirements, including any requirement for the filing of reports and/or tariffs at the FERC with respect to such Properties, or any other FERC order or requirement that any Borrower or any Subsidiary comply with the regulations of the FERC with respect to such Properties.

“First Permian Adjustment Amount” is defined in the definition of “EBITDA” in this Section 1.1.

“Floor” has the meaning given to such term in the definition of “Tranche Rate”.

“Foreign Joint Venture” means each Permitted Joint Venture that (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means each Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Revolver Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with Section 4.5, and (b) with respect to the Administrative Agent, such Defaulting Lender’s Revolver Percentage of outstanding Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with Section 4.5.

“Funding Date” is defined in Section 2.2(c).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“General Partner” means Delek Logistics GP, LLC, a Delaware limited liability company (including any permitted successors and assigns under the MLP Partnership Agreement and this Agreement).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” and “Guarantors” each is defined in Section 4.3.

“Guaranty” and “Guaranties” each is defined in Section 4.3.

“Hazardous Material” means any (a) asbestos, polychlorinated biphenyls and Hydrocarbons and (b) any substance, waste or material classified or regulated as “hazardous”, “toxic”, “contaminant” or “pollutant” or words of like import pursuant to an applicable Environmental Law.

“Hedge Agreement” means any (a) agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or any Subsidiary shall be a Hedge Agreement or (b) any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement.

“Hedging Liability” means the liability (after taking into account the effect of any legally enforceable netting agreements related thereto and not including Excluded Swap Obligations) of any Borrower or any Guarantor to any of the Lenders, or any Affiliates of such Lenders, in respect of any Hedge Agreement as such Borrower or such Guarantor, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, equal to (a) for any such date on or after the date such Hedge Agreement has been closed out and termination value determined in accordance therewith, such termination value, and (b) for any date before the date referenced in clause (a), the amount determined as the mark-to market value for such Hedge Agreement; provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

“Holdings” means Delek US Holdings, Inc., a Delaware corporation, formerly known as Delek Holdco, Inc.; provided, however, that in (a) the definition of “Consent Agreements” in Section 1.1, (b) the definition of “MLP Partnership Agreement” in Section 1.1 and (c) Section 3.2(u), “Holdings” shall mean Delek US Energy, Inc., a Delaware corporation, formerly known as Delek US Holdings, Inc.; and provided further, however, that the references to “Holdings” in the Schedule 5.24 (Material Agreements) and Schedule 6.12 (Liens) shall mean and refer to (i) Delek US Holdings, Inc., a Delaware corporation, formerly known as Delek Holdco, Inc. or (ii) Delek US Energy, Inc., a Delaware corporation, formerly known as Delek US Holdings, Inc., as applicable.

“Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and, if such acquisition has been so approved, as to which such approval has not been withdrawn.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, petroleum condensate, petroleum distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction and contaminated with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products thereof.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of Property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (d) all indebtedness of such Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (e) all Capital Lease Obligations of such Person, (f) any existing reimbursement, payment or similar obligations of such Person in respect of banker’s acceptances, letters of credit and other extensions of credit whether or not representing obligations for borrowed money, (g) all net obligations of such Person under any Hedge Agreement, (h) any indebtedness, whether or not assumed, secured by Liens on Property acquired by such Person at the time of acquisition thereof, (i) all obligations under any so-called “synthetic lease” transaction entered into by such Person, (j) all obligations under any so-called “asset securitization” transaction entered into by such Person, and (k) all Contingent Obligations of such Person, it being understood that the term “Indebtedness” shall not include (i) trade payables arising in the ordinary course of business or Contingent Obligations with respect to such trade payables, (ii) indemnification or adjustment of purchase price, or similar obligations (other than earnout obligations), in each case, not past due, or (iii) earnout obligations in respect of consideration in a Permitted Acquisition until such obligations would be required to be reflected on a balance sheet in accordance with GAAP (provided that the amount of such earnout obligations reflected on a balance sheet shall be counted as consideration at such time).

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” is defined in Section 10.12(b).

“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the MLP for such period determined on a consolidated basis in accordance with GAAP; provided that, there shall be excluded from Interest Expense such interest charges of any Person (other than a Subsidiary) in which the Consolidated Group has an Ownership Interest, except with respect to Consolidating Joint Ventures to the extent of such interest charges relate to Indebtedness of such Permitted Joint Venture if, and only to the extent, such Indebtedness is also a Contingent Obligation of the MLP or any of its Subsidiaries.

“Interest Period” means, (a) for each Tranche Rate Loan comprising part of the same Borrowing, the period commencing on the date such Tranche Rate Loan is disbursed or converted to, or continued as, a Tranche Rate Loan, as applicable, and ending on the numerically corresponding date one or three months, as applicable, thereafter as the Borrowers’ Agent may select in its Notice of Borrowing or Notice of Continuation/Conversion, and (b) in the case of a Swing Loan, on the date 1 to 7 days thereafter as mutually agreed to by the applicable Borrower and the Swing Line Lender; provided that, for Borrowings made on the Restatement Effective Date, the Administrative Agent and Borrowers’ Agent may mutually agree to a period longer or shorter than the time periods set forth above to allow the end date of such Interest Period to correspond with a calendar month end, provided, however, that:

(i) no Interest Period with respect to any Revolving Loan shall extend beyond the Revolving Credit Termination Date and no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Maturity Date;

(ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(iii) whenever the first day of any Interest Period occurs on the last day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month), such Interest Period shall end on the last Business Day of the appropriate subsequent calendar month.

(iv) for purposes of determining an Interest Period for a Borrowing of Tranche Rate Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end; and

(v) no tenor that has been removed from this definition pursuant to Section 8.3(b) shall be available for election by the Borrowers.

“Interstate Commerce Act” means the body of law commonly known as the Interstate Commerce Act, codified at 49 U.S.C. App. §§ 1 et seq (1988).

“IRS” means the United States Internal Revenue Service.

“J. Aron” means J. Aron & Company, a general partnership organized under the laws of New York.

“J. Aron Acknowledgment Agreement” means that certain Acknowledgement Agreement dated as of November 7, 2012, by and among J. Aron, the MLP, SALA Gathering, El Dorado, Magnolia, Delek Operating, and the Administrative Agent.

“L/C Issuer” and “L/C Issuers” mean (a) Fifth Third Bank, National Association and (b) any other Lender that shall have become an L/C Issuer as provided in Section 2.3(j)(i), other than any such Person that shall have ceased to be an L/C Issuer as provided in Section 2.3(j)(ii), each in its capacity as an issuer of Letters of Credit hereunder.

“L/C Obligations” means, at any time the same is to be determined, the sum of (a) the full amount available for drawing under all outstanding Letters of Credit and (b) all unpaid Reimbursement Obligations.

“L/C Sublimit” means $115,000,000, as the same may be reduced or increased at any time or from time to time pursuant to the terms hereof.

“Leased Terminal Leases” is defined in Section 5.15(c).

“Leased Terminals” means, collectively, (a) the Existing Leased Terminals; and (b) any other terminals, stations, tank farms, storage facilities, wharfage, tankage and loading racks leased by any Borrower or any Subsidiary that are used in the Business.

“Legal Requirement” means any treaty, convention, statute, law, regulation, rule, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority.

“Lenders” means and includes the banks, financial institution and other lenders from time to time party to this agreement with Commitments as set forth on Schedule 1, including each assignee of a Lender pursuant to Section 10.9 hereof. Unless the context requires otherwise, the term “Lenders” includes the Swing Line Lender as the maker of Swing Loans.

“Letter of Credit” means (a) any standby letter of credit issued hereunder (including under the Prior Credit Agreement) and (b) at the election of a Borrower by written notice to the Administrative Agent on or prior to the closing date of a Permitted Acquisition or other permitted investment, any outstanding letters of credit issued for the account of the target or its subsidiaries under credit facilities of the target or its subsidiaries terminated on or prior to the applicable acquisition closing date may be deemed to be Letters of Credit hereunder from and after such acquisition closing date; provided that (i) each such letter of credit was issued by an L/C Issuer, including any entity that becomes a Lender and/or an L/C Issuer on such date, and (ii) the aggregate stated amount of such letters of credit, when added to the aggregate stated amount of all other Letters of Credit then outstanding, does not result in (x) the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding exceeding the sum of all Revolving Credit Commitments in effect at such time or (y) the L/C Obligations exceeding the L/C Sublimit.

“Lien” means any lien, mortgage, deed of trust, pledge, assignment as collateral security, security interest, charge or encumbrance in the nature of security in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement, and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Loan” means any Revolving Loan, Term Loan or Swing Loan, whether outstanding as a Base Rate Loan or Tranche Rate Loan, or otherwise as permitted hereunder, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes, the Applications, the Collateral Documents, the Guaranties, and each other agreement, instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith. In no event shall any Hedge Agreements or agreements governing Bank Product Liabilities constitute a Loan Document.

“Loan Parties” means the Borrowers and the Guarantors.

“Magnolia” is defined in the introductory paragraph of this Agreement.

“Material Adverse Effect” means a material adverse change in, or material adverse effect upon, (a) the business, Property, or financial condition of the Consolidated Group taken as a whole, (b) the ability of any Borrower or any Guarantor to perform its material obligations under any Loan Document to which such Borrower or such Guarantor is a party or (c) (i) the legality, validity, binding effect or enforceability against any Borrower or any Guarantor of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document with respect to a material portion of the Collateral, other than with respect to Permitted Liens.

“Material Agreement” means each of (a) the agreements or instruments set forth on Schedule 5.24, (b) any other agreement or instrument entered into on or after the date of this Agreement to which any Borrower or any Subsidiary is a party and which otherwise constitutes a material agreement or material instrument relating to the acquisition of, or establishment of, material assets or material operations (which operations would, or would reasonably be expected to, constitute 15% or more of the contribution margin of the MLP and its Subsidiaries on an ongoing basis after giving effect to such acquisition or establishment) by the MLP and its Subsidiaries, and (c) any other material documents, agreements or instruments related to any of the foregoing (i) to which any Borrower or any Subsidiary is a party, and (ii) which, if terminated or cancelled, could reasonably be expected to have a Material Adverse Effect.

“Material Loan Party Project” means a Capital Project of any Loan Party, (a) the aggregate capital cost of which (inclusive of any expenditures therefore or in connection therewith made prior to, at or after, the acquisition or commencement thereof) is, or is budgeted to be, equal to or greater than $7,500,000, and (b) designated to be a Material Project by Borrowers’ Agent by written notice thereof to the Administrative Agent.

“Material Joint Venture Project” means (a) either a (1) a Capital Project of any Permitted Joint Venture for which the Consolidated Group’s share of aggregate capital contribution, in cash or other assets, therefor (inclusive of any expenditures therefor or in connection therewith made prior to, at or after the acquisition or commencement thereof) is, or is budgeted to be, equal to or greater than $20,000,000 or (2) an Existing Operating Asset Project of a Permitted Joint Venture for which the Consolidated Group’s share of the aggregate capital contribution, in cash or other assets, therefor (inclusive of the market value of any non-cash assets contributed in connection therewith) is equal to or greater than $20,000,000 and (b) which Capital Project or Existing Operating Asset Project, as applicable, is designated to be a Material Project by the Borrowers’ Agent by written notice thereof to the Administrative Agent.

“Material Project” means each Material Loan Party Project and each Material Joint Venture Project; provided that, notwithstanding anything herein to the contrary, neither the Permian Joint Venture nor any Capital Projects thereof, including the Permian Expansion, shall be a Material Project.

“Material Project Designation Date” means, with respect to each Material Project, fifteen (15) days (or such shorter time period as may be agreed to by the Administrative Agent) following the Administrative Agent’s receipt of a Material Project Designation Notice.

“Material Project Designation Notice” means, with respect to each Material Project, the written notice from the Borrowers’ Agent to the Administrative Agent that the Borrowers’ Agent has designated a Capital Project or an Existing Operating Asset Project that otherwise qualifies as a Material Loan Party Project or a Material Joint Venture Project, as applicable, to be such a Material Project.

“Material Project EBITDA Adjustment” is defined in the definition of “EBITDA” in this Section 1.1.

“MLP” is defined in the introductory paragraph of this Agreement.

“MLP Partnership Agreement” means that Second Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP, dated as of August 13, 2020, between the General Partner, Holdings and the other parties thereto.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which a member of the Controlled Group (including each Borrower) is making contributions or has an obligation to contribute.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of (i) reasonable direct costs relating to such Disposition and (ii) sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition, (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person’s account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments, and (c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

“Net Income” means, with reference to the applicable period, the net income (or net loss) of the MLP for such period computed on a consolidated basis in accordance with GAAP; provided that, there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, the Consolidated Group, except to the extent that a Borrower has delivered the financial statements of the Acquired Business for such period, which financial statements shall have been reviewed or audited by an independent accounting firm reasonably satisfactory to the Administrative Agent, and the Administrative Agent agrees to the inclusion of such net income (or net loss) of such Person, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which the

Consolidated Group has an Ownership Interest in, except (i) with respect to Non-Consolidating Joint Ventures, the amount of dividends or other distributions actually paid to the Consolidated Group during such period and (ii) with respect to Consolidating Joint Ventures, only in an amount proportionate to the Borrowers’ pro rata equity ownership of such Permitted Joint Venture and (c) notwithstanding the foregoing clause (b), the net income (or net loss) of the Permian Joint Venture.

“Non-Collateral Assets” means (i) any contract, license, permit, franchise, certificate, authorization, agreement or other document held by any Borrower or any Subsidiary or to which any Borrower or any Subsidiary is a party, in any case to the extent (but only to the extent) that such Borrower or such Subsidiary is prohibited from granting a security interest in, pledge of, or charge, mortgage or Lien upon any such property by reason of (A) an existing and enforceable negative pledge or anti-assignment provision or (B) any requirement of a Governmental Authority to which such Borrower or such Subsidiary or its property is subject; provided, however, that (w) no Material Agreement shall constitute a “Non-Collateral Asset”, (x) no accounts or receivables arising under any such contract, license, permit, franchise, certificate, authorization, agreement or other document or any payments due or to become due thereunder shall constitute “Non-Collateral Assets”, (y) any such contract, license, permit, franchise, certificate, authorization, agreement or other document shall constitute a “Non-Collateral Asset” if such prohibition therein was created, incurred, or otherwise agreed to solely in contemplation of this Agreement with the intent to make such contact, license, permit, franchise, certificate, authorization, agreement or other document a “Non-Collateral Asset”, and (z) any such contract, license, permit, franchise, certificate, authorization, agreement or other document shall automatically cease to be “Non-Collateral Assets” (and shall automatically be subject to the Liens granted under the Collateral Documents, to the extent that (1) either of the prohibitions expressed in clauses (A) and (B) above is ineffective or subsequently rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or is otherwise no longer in effect, or (2) such Borrower or such Subsidiary, as applicable, has obtained the consent of the other parties thereto to grant a security interest in such contract, license, permit, franchise, certificate, authorization, agreement or other document; (ii) any property of any Borrower or any Subsidiary that is now or hereafter subject to a Lien securing Indebtedness to the extent (and only to the extent) that (A) such Indebtedness is permitted by Section 6.11(d) and such Lien is permitted by Section 6.12(e) or permitted by Section 6.11(h) and such Lien is permitted by Section 6.12(o), and (B) the documents evidencing such Indebtedness prohibit the granting of a Lien in the property securing such Indebtedness; (iii) any deposit account used solely for payroll, employee benefits, withholding tax or escrow purposes; (iv) all personal property, fixtures and real estate of any Excluded Subsidiary and any Permitted Joint Venture; (v) Ownership Interests of Excluded Subsidiaries and Foreign Joint Ventures, other than 65% of the Ownership Interests issued by Excluded Subsidiaries and by Foreign Joint Ventures directly owed by any Borrower or any Guarantor; (vi) fee-owned real property and real property subject to a ground lease in favor of a Borrower, each as set forth on Schedule 1.1(b); (vii) any Ownership Interests in joint ventures and non-wholly-owned Subsidiaries that are acquired by a Borrower or Subsidiary and which at the time of acquisition are subject to provisions restricting the pledge of such Ownership Interests without the consent of one or more third parties other than a Borrower or Subsidiary (after giving effect to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC); provided that, immediately upon the ineffectiveness, lapse or termination of such prohibition or the granting of such third-party consent, such assets shall automatically constitute Collateral; and (viii) other fee-owned or leasehold real property (and not, for the sake of clarity, pipeline real property) (provided however that pipeline, fee-owned or leasehold real property acquired as part of the 3 Bear Acquisition shall not be considered to be Non-Collateral Assets unless agreed by the Administrative Agent in its reasonable discretion), (a) having an aggregate value of less than $30,000,000 (as determined in a manner reasonably acceptable to the Administrative Agent) and the failure of the applicable Borrower or Guarantor to have title to which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (b) as to which the Administrative Agent and the Borrowers jointly agree the cost of creating or perfecting a Lien with respect to which exceeds the practical benefits to be obtained by the Lenders therefrom; provided, however, that after the occurrence and during the continuation of an Event of Default, upon written notice to Borrowers’ Agent from the Administrative Agent, such real property described in subsections (vi) and (viii) of this definition shall cease to be “Non-Collateral Assets” and shall be subject to the requirements of Section 4.2.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders or all Lenders, in each instance in accordance with the terms of Section 10.10, and (b) has been approved by the Required Lenders.

“Non-Consolidating Joint Venture” means a Permitted Joint Venture not required to be consolidated with the MLP and its Subsidiaries in accordance with GAAP.

“Non-Controlled Joint Venture” means each Permitted Joint Venture for which the MLP and its Affiliates own, in the aggregate, less than fifty percent (50%) of the Voting Stock of such Permitted Joint Venture.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Obligations” means Indebtedness and other obligations of any type as to which (a) neither any Borrower nor any Guarantor (i) is obligated to provide credit support in any form or (ii) is directly or indirectly liable, including by way of any Contingent Obligations, and (b) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any Indebtedness of any Borrower or any Guarantor to declare a default on such Indebtedness prior to its stated maturity or cause any such obligation to become payable, in each case, except for a pledge of the Ownership Interests to secure the Indebtedness of the Person whose Ownership Interests are being pledged.

“Note” and “Notes” mean and include the Revolving Notes, the Term Notes and the Swing Note.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all obligations of each Borrower to pay principal and interest on the Loans (including any interest that accrues after the commencement of an insolvency proceeding regardless of whether allowed or allowable in whole or in part as a claim in such insolvency proceeding), all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrowers or any Guarantor arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, including all interest costs, fees and charges after commencement of any insolvency proceeding regardless of whether allowed or allowable in whole or in part as a claim in such insolvency proceeding.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, or code of regulations, or other similar document and any certificate of designations or instrument relating to the rights of shareholders of such corporation, (b) for any partnership, the partnership agreement or other similar agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement, limited liability company agreement, or other similar agreement, and articles or certificate of formation of such limited liability company, and (d) with respect to any joint venture, trust or other form of business entity, the joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Lien under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.2(b)).

“Outstanding 2025 MLP Senior Notes” means the MLP’s 6.750% Senior Notes due 2025 issued in the original aggregate principal amount of $250,000,000 under that certain Indenture dated as of May 23, 2017, between the MLP, Delek Finance and each of the Subsidiaries of the MLP party thereto.

“Outstanding 2028 MLP Senior Notes” means the MLP’s 7.125% Senior Notes due 2028 issued in the original aggregate principal amount of $400,000,000 under that certain Indenture dated as of May 24, 2021, between the MLP, Delek Finance and each of the Subsidiaries of the MLP party thereto.

“Owned Terminals” means, collectively (a) the Existing Terminals; and (b) any other terminals, stations, tank farms, storage facilities, wharfage, tankage and loading racks owned in fee simple by any Borrower of any Subsidiary that are used in the Business.

“Ownership Interest” means all shares, interests, participations, rights to purchase, options, warrants, general or limited partnership interests, limited liability company interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the Rules and Regulations promulgated by the Securities and Exchange Commission (17 C.F.R. § 240.3a11-1) under the Securities and Exchange Act of 1934, as amended).

“Paline” is defined in the introductory paragraph of this Agreement.

“Participant” is defined in Section 10.9(d).

“Participant Register” is defined in Section 10.9(d).

“Participating Interest” and “Participating Interests” are defined in Section 2.3(d).

“Participating Lender” and “Participating Lenders” are defined in Section 2.3(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is maintained by a member of the Controlled Group (including each Borrower) for current or former employees of a member of the Controlled Group (including each Borrower) and to which a member of the Controlled Group (including each Borrower) is then making contributions or, if liability to any Borrower remains, within the preceding five plan years made contributions or had an obligation to make contributions. A Pension Plan does not include a Canadian Benefit Plan, a Canadian Pension Plan, or a Canadian Union-Administered Plan.

“Percentage” means for any Lender its Revolver Percentage or Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis (including Section 10.12(c)), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage and Term Loan Percentage, and expressing such components on a single percentage basis.

“Permian Acquisition” means the Acquisition by a Borrower directly or indirectly from Holdings of certain Ownership Interests in a Person, with respect to which all of the following conditions shall have been satisfied:

(a) such Person is in the line of Business and has its primary operations in the corridor between western Texas and the Gulf Coast area of Texas;

(b) such Person shall have commenced operations on a date at least six (6) months prior to the date of such Acquisition;

(c) such Person shall have either net income or cash from operations on a consolidated basis in accordance with GAAP of not less than $1.00 for each of its immediately preceding two fiscal quarters;

(d) the Acquisition shall not be a Hostile Acquisition;

(e) the Borrowers shall have notified the Administrative Agent not less than 15 days (or such shorter time period as may be agreed to by the Administrative Agent) prior to such Acquisition;

(f) the Borrowers shall provide the Administrative Agent with financial information and other due diligence information with respect to such Person as reasonably requested by the Administrative Agent, including feasibility studies, customer contracts, regulatory approvals, organizational documents, management agreements, and investor or other equity agreements, all of which shall be in form and substance reasonably acceptable to the Administrative Agent;

(g) the Borrowers shall provide to the Administrative Agent (i) quarterly financial statements of such Person for the two fiscal quarters immediately prior to such Acquisition, and, to the extent available, financial statements for such Person for the twelve-month period immediately prior to such Acquisition, including any audited financial statements and (ii) pro forma quarterly financial statements for such Person for the four fiscal quarters following the date of such Acquisition, all in form and substance reasonably acceptable to the Administrative Agent;

(h) (i) the Borrowers shall have Unused Commitments (after giving effect to any increase in the Revolving Credit Commitments made pursuant to Section 2.2(b) and after giving effect to such Acquisition) of not less than $30,000,000 and (ii) no Default or Event of Default shall exist, including with respect to the covenants contained in Sections 6.20(a) and (b) and, on a pro forma basis, and the Borrowers shall have delivered to the Administrative Agent a compliance certificate in the form of Exhibit E attached hereto evidencing such compliance with Sections 6.20(a) and (b); and

(j) concurrently with the consummation of such Acquisition, such Person shall be deemed a Permitted Joint Venture for all purposes hereunder (such Permitted Joint Venture being referred to herein as the “Permian Joint Venture”).

“Permian Expansion” means an expansion (occurring after the Permian Acquisition) of the Permian Joint Venture for which the Consolidated Group’s share of aggregate capital contribution, in cash or other assets, thereto (inclusive of any expenditures in connection therewith made after the Consolidated Group’s initial investment in the Permian Joint Venture but prior to, at or after the acquisition or commencement of such Capital Project itself) is, or is budgeted to be, equal to or greater than $20,000,000 and is designated as the Permian Expansion by the Borrowers’ Agent by written notice thereof to the Administrative Agent.

“Permian Expansion Adjustment Amount” means after construction commences on the Permian Expansion and prior to the Permian Expansion Operation Date (and excluding the fiscal quarter in which the Permian Expansion Operation Date occurs), an amount calculated as a percentage (based upon the then-current completion percentage of the Permian Expansion) of the projected EBITDA attributable to the Permian Expansion for the 365-day period immediately following the Scheduled Permian Expansion Operation Date (such amount to be determined based on customer contracts or tariff-based customers relating to the Permian Expansion, the creditworthiness of the other parties to such contracts or such tariff-based customers, projected revenues from such contracts and tariffs, capital costs and expenses relating to the Permian Expansion, the Scheduled Permian Expansion Operation Date, and other factors reasonably deemed appropriate by the Administrative Agent) multiplied by the applicable Borrower’s or Guarantor’s percentage of ownership in the Permian Joint Venture (or such other percentage applicable to cash distributions that such Borrower or Guarantor would be entitled to receive under the Organization Documents of the Permian Joint Venture at such time if the Permian Joint Venture were to make a cash distribution to its equity holders at such time, regardless of whether such distribution would be actually permitted under such Organization Documents); provided that, if the actual Permian Expansion Operation Date does not occur by the Scheduled Permian Expansion Operation Date, then the foregoing amount shall be reduced, for quarters ending after the Scheduled Permian Expansion Operation Date to (but excluding) the fiscal quarter in which the actual Permian Expansion Operation Date occurs, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay (if available), whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100%; provided further that, beginning with the fiscal quarter in which the Permian Expansion Operation Date occurs and for the three (3) immediately succeeding fiscal quarters, the Permian Expansion Adjustment Amount shall be an amount calculated as the projected EBITDA attributable to the Permian Expansion (determined as set forth above in this definition) for the 365-day period immediately following the Permian Expansion Operation Date, expressed as a daily amount and multiplied by the number of days not yet elapsed in such 365-day period following the Permian Expansion Operation Date; provided however that, (x) prior to the occurrence of the Permian Expansion Commitment Date, the Permian Expansion Adjustment Amount for any period shall not exceed 25% of the First Permian Adjustment Amount for such period, and (y) after the occurrence of the Permian Expansion Commitment Date, the Permian Expansion Adjustment Amount for any period shall not exceed 30% of the First Permian Adjustment Amount for such period.

“Permian Expansion Commitment Date” means the date on which a Person or Persons reasonably acceptable to the Administrative Agent has committed to use the Permian Expansion pursuant to a contract with terms and conditions acceptable to the Administrative Agent, which date may be before the Permian Expansion Operation Date.

“Permian Expansion Operation Date” means the date on which the Permian Expansion is substantially complete and operational.

“Permian Joint Venture” has the meaning set forth in the definition of “Permian Acquisition.”

“Permitted Acquisition” means any Acquisition with respect to which all of the following conditions shall have been satisfied:

(a) the Acquired Business is in the line of Business and has its primary operations in the United States of America or Canada;

(b) the Acquisition shall not be a Hostile Acquisition;

(c) the Borrowers shall have notified the Administrative Agent not less than 15 days (or such shorter time period as may be agreed to by the Administrative Agent) prior to any such Acquisition if the aggregate consideration for such Acquisition is in excess of $25,000,000;

(d) if a new Subsidiary is formed or acquired as a result of or in connection with such Acquisition, such Subsidiary shall be a U.S. Subsidiary or a Canadian Subsidiary and, in any case, the Borrowers shall have complied with the requirements of Section 4 in connection therewith;

(e) (i) for any Acquisition involving an Acquired Business from any Person that is not an Affiliate of the MLP (A) for which the aggregate consideration for such Acquisition exceeds $25,000,000 and (B) for which the aggregate consideration, combined with the aggregate consideration for all other Acquisitions for which the Acquired Businesses have not undergone a review or other financial due diligence as otherwise required by this clause (e), exceeds $100,000,000, the Acquired Business shall have undergone a review or other financial due diligence by an investment banking firm, accounting firm, appraisal firm or other consulting firm acceptable to the Administrative Agent as part of the Acquisition due diligence; and (ii) for any Acquisition involving an Acquired Business from any Affiliate of the MLP, the Borrowers shall provide the Administrative Agent with financial information with respect to the Acquired Business reasonably acceptable to the Administrative Agent; and

(f) (i) the Borrowers shall have Unused Revolving Commitments (after giving effect to any increase in the Revolving Credit Commitments made pursuant to Section 2.2(b) and after giving effect to such Acquisition) of not less than $30,000,000 and (ii) no Default or Event of Default shall exist, including with respect to the covenants contained in Sections 6.20(a) and (b) and, on a pro forma basis, and the Borrowers shall have delivered to the Administrative Agent a compliance certificate in the form of Exhibit E attached hereto evidencing such compliance with Sections 6.20(a) and (b).

“Permitted Joint Venture” means any Person (other than any such Person that the Borrowers’ Agent designates as a Subsidiary in writing to the Administrative Agent pursuant to Section 6.1(m)) in which a Loan Party owns (including ownership through any Ownership Interests of a Subsidiary) less than 100% of the total outstanding Ownership Interests of such Person; provided that such Loan Party has provided notice to the Administrative Agent of such Permitted Joint Venture pursuant to Section 6.1(m) and such Permitted Joint Venture is engaged only in the Business permitted pursuant to Section 6.10.

“Permitted Liens” is defined in Section 6.12.

“Permitted Note Indebtedness” means (i) the Outstanding 2025 MLP Senior Notes, (ii) the Outstanding 2028 MLP Senior Notes, and (iii) similar unsecured Indebtedness for borrowed money of MLP and/or any of its Subsidiaries resulting from the issuance by such parties of senior unsecured notes, whether pursuant to a private placement or a public sale; provided that (a) such Indebtedness shall not have the benefit of any letter of credit or other credit support (other than unsecured guarantees from the Borrowers and Guarantors not primarily obligated therefor), (b) such Indebtedness does not mature or require any scheduled payments of the principal amount thereof prior to the date that is 180 days after the Revolving Credit Termination Date in effect on the date of such Indebtedness issuance or incurrence, (c) after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof on a pro forma basis, the Borrowers shall be in compliance with all applicable covenants set forth in Section 6.20 and prior to such incurrence, the Borrowers shall have delivered to the Administrative Agent a compliance certificate in the form of Exhibit E attached hereto evidencing such compliance, and (d) no Default or Event of Default exists at the time of or after giving effect to the issuance or incurrence of such Indebtedness.

“Person” means any natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a Governmental Authority.

“PHMSA” is defined in Section 5.25(g).

“Pipeline and Transportation Systems” means, collectively, as of the Restatement Effective Date:

(a) the pipeline system which consists of a 77-mile Crude Oil pipeline commonly referred to as the Magnolia Pipeline, a station west of Holdings’ Subsidiaries’ El Dorado, Arkansas refinery commonly referred to as the Magnolia Station, and a pipeline system commonly referred to as the El Dorado Pipeline System, which includes an approximately 31-mile Crude Oil pipeline running from the Magnolia Station to a station commonly referred to as the Sandhill Station and two Refined Product pipelines for the transportation of gasoline and diesel running from Holdings’ El Dorado refinery to a third party pipeline commonly referred to as the Enterprise TE Products Pipeline;

(b) the Crude Oil gathering and transportation system which includes approximately 700 miles of Crude Oil gathering and transportation pipelines in southern Arkansas and northern Louisiana which currently supplies Crude Oil to Holdings’ Subsidiaries’ El Dorado, Arkansas refinery (while approximately 350 miles of this system was decommissioned from late 2018 to August 2019 to improve the system’s safety and integrity, the pipelines that were decommissioned remained physically in place);

(c) the pipeline system which includes an approximately 195-mile Crude Oil pipeline running from Longview, Texas to the Phillips 66-operated Beaumont terminal in Nederland, Texas terminal, which include a connection, near Vidor, Texas, to a third party pipeline connecting to Jefferson Energy’s Beaumont, Texas terminal and an approximately seven-mile pipeline running from Port Neches to Port Arthur, Texas;

(d) the pipeline system which includes an approximately 36-mile Crude Oil pipeline commonly referred to as the Nettleton Pipeline running from that station commonly referred to as the Nettleton Station to Holdings’ Subsidiaries’ Tyler, Texas refinery and an approximately 59-mile Crude Oil pipeline system commonly referred to as the McMurrey Pipeline System, which transports Crude Oil from inputs between that station commonly known as the La Gloria Station and Holdings’ Subsidiaries’ Tyler refinery;

(e) the approximately 100-mile Refined Products pipeline that connects the terminals owned by the Borrowers located in or near San Angelo, Texas and Abilene, Texas to each other and to the pipeline commonly referred to as the Magellan Orion Pipeline;

(f) the approximately 13-mile Crude Oil pipeline running from Holdings’ Subsidiaries’ Tyler refinery to Hopewell Junction, Texas to that station commonly referred to as the Hopewell Station and the approximately 19-mile Crude Oil pipeline from the Hopewell Station to that station commonly referred to as Big Sandy Station in Big Sandy, Texas;

(g) an approximately 76-mile Refined Products pipeline, connecting the Greenville Storage Facility, in Greenville, Texas and the Mount Pleasant Terminal in Mount Pleasant, Texas;

(h) the Crude Oil gathering and transportation system which includes approximately 200 miles of Crude Oil gathering and transportation pipelines primarily in Howard, Borden and Martin counties in western Texas which currently supplies Crude Oil to Holdings’ Subsidiaries’ Big Spring, Texas refinery;

(i) an approximately 40-mile Refined Products pipeline, connecting the Holdings’ Subsidiaries’ Big Spring, Texas refinery to a third party pipeline in Midland, Texas;

(j) a Crude Oil gathering and transportation system which includes approximately 200 miles of Crude Oil gathering and transportation pipelines in Lea County, New Mexico, which connects to third party pipelines;

(k) approximately 95 miles of natural gas gathering pipelines in Lea and Eddy Counties, New Mexico, which connect to a third a party pipeline;

(l) approximately 118 miles of produced water and 23 miles of recycled water pipeline in Lea and Eddy Counties, New Mexico; and

(m) any other gathering systems or pipelines owned, leased or licensed by any Borrower or any Subsidiary that are used or are of a type that are used by any Borrower or any of Subsidiary in the Business; including in each case any and all real estate rights, gathering receipt, relay, and pump stations and storage tanks connected or relating to any of the foregoing.

“Pipeline Rights” is defined in Section 5.15(b).

“Platform” is defined in Section 10.8(d)(i).

“Post-Retirement Benefit Plan” is defined in Section 5.9(a).

“Prior Credit Agreement” is defined in the Recitals to this Agreement.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.

“Public Lender” is defined in Section 10.8(d)(iii).

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred for the purpose of financing all or any part of the acquisition, construction or the improvement of fixed or capital assets (or the Acquisition of the equity interests of Persons personally and primarily owning such fixed or capital assets), which is incurred prior to or within 135 days after such acquisition or the completion of such construction or improvement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer.

“Refined Products” means gasoline, diesel fuel, jet fuel, liquid petroleum gases, asphalt and asphalt products, other refined petroleum products or byproducts, fuel energy related commodities, ethanol, biodiesel, and other feedstocks, intermediate products and additives to any of the foregoing.

“Register” is defined in Section 10.9(c).

“Reimbursement Obligation” is defined in Section 2.3(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“Removal Effective Date” is defined in Section 9.8(b).

“Required Lenders” means, as of the date of determination thereof, (a) if only one Lender holds the outstanding Terms Loans and Revolving Commitments at such time, such Lender, and (b) if more than one Lender holds the outstanding Term Loans and Revolving Commitments at such time, two or more Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that, the Total Credit Exposures held or deemed held by, any Defaulting Lender shall, so long as such Lender is a Defaulting Lender, be disregarded for purposes of making a determination of Required Lenders. For the purposes of this definition, any Lender and its Affiliates and Approved Funds shall constitute a single Lender.

“Required Revolving Lenders” means, as of the date of determination thereof, (a) if only one Revolving Lender holds the Revolving Commitments at such time, such Revolving Lender, and (b) if more than one Revolving Lender holds the Revolving Commitments, two or more Revolving Lenders whose Revolving Credit Exposure and Unused Revolving Commitments constitute more than 50% of the sum of the Revolving Credit Exposure and Unused Revolving Commitments of the Revolving Lenders; provided that, the Revolving Credit Exposures and Unused Revolving Commitments held or deemed held by, any Defaulting Lender shall, so long as such Lender is a Defaulting Lender, be disregarded for purposes of making a determination of Required Revolving Lenders. For the purposes of this definition, any Lender and its Affiliates and Approved Funds shall constitute a single Lender.

“Required Term Lenders” means, as of the date of determination thereof, (a) if only one Term Lender holds the Term Loans at such time, such Term Lender, and (b) if more than one Term Lender holds the Term Loans, two or more Term Lenders whose outstanding Term Loans constitute more than 50% of the sum of the total outstanding Term Loans of the Term Lenders; provided that, the Term Loans held or deemed held by, any Defaulting Lender shall, so long as such Lender is a Defaulting Lender, be disregarded for purposes of making a determination of Required Term Lenders. For the purposes of this definition, any Lender and its Affiliates and Approved Funds shall constitute a single Lender.

“Resignation Effective Date” is defined in Section 9.8(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any officer of the General Partner with responsibility for the transactions contemplated herein including, without limitation, its President, Chief Executive Officer, Chief Financial Officer and Treasurer.

“Restatement Effective Date” means October 13, 2022.

“Restricted Payments” is defined in Section 6.15.

“Revolver Percentage” means, for each Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

“Revolving Credit” means the credit facility for making Revolving Loans and Swing Loans and issuing Letters of Credit described in Sections 2.2(a)-(c), 2.3, and 2.11.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1, as the same may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof. The Borrowers and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $900,000,000 as of the Restatement Effective Date.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate outstanding principal amount of such Revolving Lender’s outstanding Revolving Loans, such Revolving Lender’s interest in L/C Obligations and such Revolving Lender’s participations in any Swing Loans, in each case, at such time.

“Revolving Credit Termination Date” means the earliest of (i) October 13, 2027, (ii) the date that is 180 days prior to the earliest maturity date of any Permitted Note Indebtedness, and (iii) such date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.10, 7.2 or 7.3.

“Revolving Lender” means any Lender with Revolving Loans or Revolving Credit Commitments.

“Revolving Loan” and “Revolving Loans” are each defined in Section 2.2(a) and, as so defined, includes a Base Rate Loan or Tranche Rate Loan, each of which is a “type” of Revolving Loan hereunder.

“Revolving Note” is defined in Section 2.12(d).

“S&P” means S&P Global Ratings, an S&P Global Ratings Inc. business.

“SALA Gathering” is defined in the introductory paragraph of this Agreement.

“Sanctioned Country” means a country or territory that is the subject of a Sanctions Program.

“Sanctioned Person” means (a) a Person named on a Sanctions List and each Person owned or controlled by a Person named on a Sanctions List, (b) an agency or government of a Sanctioned Country, (c) an organization controlled directly or indirectly by a Sanctioned Country, or (d) a Person resident in a Sanctioned Country, to the extent subject to a Sanctions Program.

“Sanctions Event” means the event specified in Section 6.21(c).

“Sanctions Lists” means, and includes, (a) the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC, (b) the list of Sectoral Sanctions Identifications maintained by the U.S. Department of Treasury, (c) the list of Foreign Sanctions Evaders maintained by the U.S. Department of Treasury, and (d) any similar list maintained by the U.S. State Department, the U.S. Department of Commerce, the U.S. Department of Treasury, or any other United States Governmental Authority, or maintained by a Canadian Governmental Authority, the United Nations Security Counsel, the European Union or His Majesty’s Treasury.

“Sanctions Programs” means (a) all economic, trade, and financial sanctions programs administered by OFAC (including all laws, regulations, and Executive Orders administered by OFAC), the U.S. State Department, and any other United States Governmental Authority, including the Bank Secrecy Act, anti-money laundering laws (including the Patriot Act), and any and all similar United States federal laws, regulations or Executive Orders, and any similar laws, regulations or orders adopted by any State within the United States, (b) all Canadian Sanctions Programs, and (c) to the extent applicable, all similar economic, trade, and financial sanctions programs administered, enacted, or enforced by the European Union or the United Kingdom.

“Scheduled Commercial Operation Date” is defined in Section 6.1(d).

“Scheduled Permian Expansion Operation Date” is defined in Section 6.1(e).

“Scheduled Unavailability Date” is defined in Section 8.3(c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Agreement” means that certain Second Amended and Restated Security Agreement dated as of the date hereof, among the Borrowers, the Guarantors and the Administrative Agent.

“SEMS” means the Superfund Enterprise Management System.

“Senior Leverage Ratio” means, as of the date of determination thereof, the ratio of (a) Total Funded Debt as of such date that is not Subordinated Debt and that is secured by a Lien or Liens on any Property of the Consolidated Group minus Consolidated Cash on Hand as of such date in an amount not to exceed $20,000,000 to (b) EBITDA as of the last day of the period of four fiscal quarters most recently ended, but, to the extent permitted by GAAP, allowing for a one-quarter delay with respect to such EBITDA that is attributable to Permitted Joint Ventures.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator) on the administrator’s website (or any successor source for the secured overnight financing rate identified as such by the administrator) at approximately 2:30 p.m. (Cincinnati time) on the immediately succeeding Business Day.

“Solvent” means, when used with respect to any Person, that, as at any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spread Adjustment” means a mathematical or other adjustment to an alternate benchmark rate selected pursuant to Section 8.3(c) and such adjustment may be positive, negative, or zero, subject to the specific Spread Adjustments set forth in Section 8.3(c).

“State Pipeline Regulatory Agencies” means, collectively, the Railroad Commission of Texas, the Louisiana Public Service Commission, the Louisiana Office of Conservation, the Arkansas Public Service Commission, any similar Governmental Authorities in other jurisdictions, and any successor Governmental Authorities of any of the foregoing.

“Subordinated Debt” means Indebtedness owing to a Person by that is subordinated in right of payment to the prior payment of all Obligations, Hedging Liability and Bank Product Liability pursuant to subordination provisions approved in writing by the Administrative Agent in its reasonable discretion, which Indebtedness shall have interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are acceptable in form and substance to the Administrative Agent and which subordination provisions shall contain restrictions on enforcement, restrictions on payment, subordination terms, and other material terms that are acceptable in form and substance to the Administrative Agent.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the MLP or of any of its direct or indirect Subsidiaries; provided, however, notwithstanding anything to the contrary herein or in any other Loan Document, no Permitted Joint Venture shall be or shall be deemed to be a “Subsidiary”, unless the Borrowers’ Agent has designated such Person as a Subsidiary in writing to the Administrative Agent pursuant to Section 6.1(m).

“Successor Rate” means any successor index rate determined pursuant to Section 8.3(c) from time to time.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line” means the credit facility for making one or more Swing Loans described in Section 2.11.

“Swing Line Lender” means Fifth Third Bank, National Association, and any successor pursuant to Section 10.9(g).

“Swing Line Lender’s Quoted Rate” is defined in Section 2.11(c).

“Swing Line Sublimit” means $25,000,000, as the same may be reduced or increased at any time or from time to time pursuant to the terms hereof.

“Swing Loan” and “Swing Loans” are each defined in Section 2.11(a).

“Swing Note” is defined in Section 2.12(d).

“Tangible Net Assets” means, at any time the same is to be determined, the total assets that would appear at such time on the balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the aggregate book value of all assets at such time that would be classified as intangible assets under GAAP, including goodwill, patents, trademarks, trade names, copyrights, franchises, and deferred charges (including unamortized debt discounts and expenses, organization costs, and deferred research and development expenses).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, liabilities or penalties applicable thereto.

“Temporary Increase Period” means with respect to any calculation of the Total Leverage Ratio, (i) any period (a) beginning on the date of the delivery of the notice required pursuant to the following clause (ii) for a Material Joint Venture Project with respect to which the Borrowers do not exercise their option to make a Material Project EBITDA Adjustment, and ending on the last day of that fiscal quarter of the Consolidated Group occurring on or before the date that is twelve months after the Commercial Operation Date for such Material Joint Venture Project, or (b) beginning on the closing date of a Permitted Acquisition for which the aggregate consideration exceeds $40,000,000 and ending on the last day of the third full fiscal quarter of the Consolidated Group ending after such closing date, and (ii) with respect to which the Borrowers have notified the Administrative Agent not less than 15 days (or such shorter time period as agreed by the Administrative Agent) (which such 15 days or such shorter period may be concurrent with, but may not begin before, the time period commencing upon Borrowers’ Agent’s delivery of a Material Project Designation Notice until the Material Project Designation Date) prior to an applicable Temporary Increase Period that the Borrowers will be exercising a Temporary Increase Period.

“Term Credit” means the credit facility for the Term Loans described in Section 2.1.

“Term Lender” means any Lender with Term Loans or Term Loan Commitments.

“Term Loan” is defined in Section 2.1 and, as so defined, includes a Base Rate Loan or a Tranche Rate Loan, each of which is a “type” of Term Loan hereunder.

“Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make or continue its Term Loan on the Restatement Effective Date in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof. The Term Loan Commitments of the Lenders aggregate $300,000,000 on the Restatement Effective Date.

“Term Loan Maturity Date” means October 13, 2024.

“Term Loan Percentage” means, for each Lender, the percentage of the Term Loan Commitments represented by such Lender’s Term Loan Commitment or, if the Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Term Loans then outstanding.

“Term Note” is defined in Section 2.12(d).

“Terminals” means, collectively, the Owned Terminals and the Leased Terminals.

“Term SOFR” means, with respect to a Loan bearing interest at the Tranche Rate for any Interest Period, the forward-looking SOFR rate administered by CME Group, Inc. (or other administrator selected by the Administrative Agent (in consultation with the Borrowers)) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by the Administrative Agent (in consultation with the Borrowers)), fixed by the administrator thereof two (2) Business Days prior to the commencement of the applicable Interest Period (provided, however, if Term SOFR is not published for such Business Day, then Term SOFR shall be determined by reference to the immediately preceding Business Day on which such rate is published), all as determined by the Administrative Agent in accordance with the Agreement and the Administrative Agent’s loan systems and procedures periodically in effect.

“Texas Intrastate Pipelines” is defined in Section 5.25(b).

“Title Policies” means those existing title insurance policies set forth on Schedule 1.1(c) and any additional mortgagee’s policies of title insurance delivered to the Administrative Agent (or a security trustee therefor) pursuant to Section 4.2.

“Total Credit Exposure” means, as to any Lender at any time, the Unused Revolving Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.

“Total Funded Debt” means, at any time the same is to be determined, the aggregate principal amount of all funded Indebtedness (excluding (i) Contingent Obligations with respect to which the primary obligation is not Indebtedness for borrowed money and (ii) undrawn letters of credit, surety or appeal bonds or similar obligations but including, to the extent constituting indebtedness under GAAP, earnout obligations) of the Consolidated Group at such time determined on a consolidated basis in accordance with GAAP; provided that, there shall be excluded from Total Funded Debt such Indebtedness of any Person (other than a Subsidiary) in which the Consolidated Group has an Ownership Interest, except with respect to Consolidating Joint Ventures to the extent such principal amount relates to Indebtedness of such Consolidating Joint Venture if, and only to the extent, such Indebtedness is also a Contingent Obligation of the MLP or any of its Subsidiaries.

“Total Leverage Ratio” means, as of the date of determination thereof, the ratio of (a) Total Funded Debt as of such date minus Consolidated Cash on Hand as of such date in an amount not to exceed $20,000,000 to (b) EBITDA as of the last day of the period of four fiscal quarters most recently ended, but, to the extent permitted by GAAP, allowing for a one-quarter delay with respect to such EBITDA that is attributable to Permitted Joint Ventures.

“Tranche Rate” means, with respect to any Interest Period, the greater of (a) zero percent (0.0%) (the “Floor”) and (b) Term SOFR relating to quotations for one (1) or three (3) months as selected by the Borrowers’ Agent in its Notice of Borrowing or Notice of Continuation/Conversion, or as otherwise set pursuant to the terms of this Agreement, as applicable. Each determination by the Administrative Agent of the Tranche Rate shall be conclusive and binding absent manifest error. Notwithstanding anything to the contrary contained in the Agreement, at any time during which a Hedge Agreement with any Lender is then in effect with respect to all or a portion of the Obligations bearing interest based upon the Tranche Rate.

“Tranche Rate Adjustment” means, (a) with respect to the Base Rate or any Tranche Rate Loan bearing interest based on Daily Simple SOFR, a percentage per annum equal to 0.10%, and (b) with respect to the Tranche Rate, a percentage per annum equal to (i) 0.10%, if the Interest Period is one (1) month, or (ii) 0.25%, if the Interest Period is three (3) months.

“Tranche Rate Loan” means any of: (a) a Loan bearing interest at the rate specified in Section 2.4(c) or (b) to the extent the Borrowers have a Hedge Agreement in effect with respect to all or part of a Borrowing or the Successor Rate is based on Daily Simple SOFR, a Loan bearing interest with reference to Daily Simple SOFR.

“Tranche Rate Replacement Date” is defined in Section 8.3(c).

“UCC” is defined in Section 1.2.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Vested Liabilities” means, for any Pension Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Pension Plan exceeds the fair market value of all Pension Plan assets allocable to such benefits, all determined as of the then most recent annual actuarial report valuation date for such Pension Plan using the actuarial assumptions utilized by such Pension Plan’s actuaries for such purpose, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Pension Plan under Title IV of ERISA.

“Unused Revolving Commitments” means, at any time, the difference between (a) the Revolving Credit Commitments then in effect and (b) the aggregate outstanding principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding (other than L/C Obligations that are Cash Collateralized); provided that Swing Loans outstanding from time to time shall be deemed to reduce the Unused Revolving Commitment of the Administrative Agent for purposes of computing the commitment fee under Section 2.13(a).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Subsidiary” means each Subsidiary that is not a Foreign Subsidiary.

“U.S. Tax Compliance Certificate” is defined in Section 10.1(g)(ii).

“Voting Stock” of any Person means Ownership Interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person (including general partners of a partnership), other than Ownership Interests having such power only by reason of the happening of a contingency.

“Wells Fargo Intercreditor Agreement” means that certain Intercreditor Agreement dated as of November 7, 2012, by and between Wells Fargo Capital Finance, LLC, and the Administrative Agent.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Wholly-owned Subsidiary” means, at any time, any Subsidiary of which all of the issued and outstanding Ownership Interests (other than directors’ qualifying Ownership Interests as required by law) are owned by any one or more of the Borrowers and the Borrowers’ other Wholly-owned Subsidiaries at such time.

“Withholding Agent” means any Borrower, any Guarantor, and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligations in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2. Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Cincinnati, Ohio, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. All terms that are used in this Agreement which are defined in the Uniform Commercial Code of the State of New York as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively.

Section 1.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrowers or the Required Lenders may by notice to the Lenders and the Borrowers, respectively, require that the Lenders and the Borrowers negotiate in good faith to amend such covenant, standard, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Consolidated Group or such covenant, standard or term shall be the same as if such change had not been made. No delay by the Borrowers or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 1.3, financial covenants (and all related defined terms) and applicable covenants, terms and standards shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on June 30, 2018 (regardless of whether a lease was in effect on such date) in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on June 30, 2018, notwithstanding any modifications or interpretive changes thereto that may occur thereafter. Notwithstanding anything to the contrary contained herein, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 or Topic 470-20 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof.

Section 1.4. Rounding. Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.5. Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time. Except to the extent permitted by this Agreement, no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, consummate a Division without the prior written consent of Administrative Agent.

Section 1.6. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Tranche Rate, Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Successor Rate), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Successor Rate) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Tranche Rate, Term SOFR or any other alternative benchmark rate prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Tranche Rate, Term SOFR, any alternative, successor or replacement rate (including any Successor Rate) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Tranche Rate, Term SOFR or any other alternative benchmark rate, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2. THE CREDIT FACILITIES.

Section 2.1. Term Loan. Each Lender with a Term Loan Commitment severally and not jointly agrees, subject to the terms and conditions hereof, to make a loan (each individually a “Term Loan” and, collectively, the “Term Loans”) in Dollars to the Borrowers in the amount of such Lender’s Term Loan Commitment. The Term Loans shall be advanced in a single Borrowing on the Restatement Effective Date, at which time the Term Loan Commitments shall expire. As provided in Section 2.5(a), and subject to the terms hereof, the Borrowers may elect that all or any part of the Term Loans be outstanding as Base Rate Loans or Tranche Rate Loans. No amount of any Term Loan may be reborrowed once it is repaid.

Section 2.2. Revolving Loans.

(a) Revolving Loans. Prior to the Revolving Credit Termination Date, each Lender, by its acceptance hereof, severally and not jointly agrees, subject to the terms and conditions hereof, to make a revolving loan or loans (each individually a “Revolving Loan” and, collectively, the “Revolving Loans”) in Dollars to the Borrowers from time to time on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment in effect at such time; provided, however, the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the sum of all Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 2.5(a), and subject to the terms hereof, the Borrowers may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Tranche Rate Loans. Revolving Loans may be repaid and reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

(b) Revolving Credit Commitment Increases. The Borrowers’ Agent shall be entitled to request, either on the Restatement Effective Date or at any time, and from time to time, prior to the Revolving Credit Termination Date, that the Revolving Credit Commitments be increased by an aggregate amount not to exceed Two Hundred Fifty Million Dollars ($250,000,000) (such additional Revolving Credit Commitments are referred to herein as the “Additional Commitments”); provided that (x) each request for a Revolving Credit Commitment increase shall be in a minimum amount of Ten Million Dollars ($10,000,000), (y) no more than four requests for a Revolving Credit Commitment increase may be made during any consecutive twelve-month period and (z) in no event shall the aggregate Revolving Credit Commitments exceed at any time One Billion One Hundred Fifty Million Dollars ($1,150,000,000); and provided further that, (i) no Default or Event of Default exists at the time of such request or the effective date of such Additional Commitments, including with respect to the covenants contained in Section 6.20 as reflected in the officer’s certificate required and most recently delivered pursuant to Section 6.1(c) and, on a pro forma basis, (ii) all representations and warranties contained in Section 5 hereof and the other Loan Documents shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) on the date of such request and on the effective date of such Additional Commitments, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date, (iii) the Borrowers’ Agent gives the Administrative Agent thirty (30) days (or such shorter period as accepted by the Administrative Agent in its sole discretion) prior written notice of such election, (iv) no Lender shall be obligated to increase such Lender’s Revolving Credit Commitment without such Lender’s prior written consent, which may be withheld in such Lender’s sole discretion, and (v) any Person providing any Additional Commitment amount that is not already a Lender must be reasonably acceptable to the Administrative Agent, the L/C Issuers and the Borrowers’ Agent. Upon the effectiveness of any Additional Commitments, (i) each Lender hereunder immediately prior to the effectiveness of such Additional Commitments will automatically and without further act be deemed to have assigned to each increasing Lender, and each increasing Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Loans, if applicable, such that, after giving effect to each deemed assignment and assumption of participations, all of the Lenders’ (including each increasing Lender) (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Loans shall be held on a pro rata basis on the basis of their respective Revolving Credit Commitments (after giving effect to any increase in the aggregate Commitments pursuant to this Section 2.2(b)) and (ii) each Lender hereunder immediately prior to the effectiveness of such Additional Commitments will automatically and without further act be deemed to have assigned Loans to the other Lenders (including the increasing Lenders), and such other Lenders (including the increasing Lenders) shall be deemed to have purchased such Loans, in each case to the extent necessary so that all of the Lenders participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitment (after giving effect to any Additional Commitments pursuant to this Section 2.2(b)); it being understood and agreed that the minimum borrowing, pro rata borrowing, pro rata payment and funding indemnity requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. In connection with any such increase in the Revolving Credit Commitments the parties shall execute any documents reasonably requested in connection with or to evidence such increase, including without limitation an amendment to this Agreement. The Borrower agrees to pay any reasonable and documented out-of-pocket expenses of the Administrative Agent relating to any Additional Commitments and arrangement fees related thereto as agreed upon in writing between Administrative Agent and the Borrowers’ Agent. In the event of any increase in the Revolving Credit Commitments pursuant to this Section 2.2(b), the L/C Sublimit and the Swing Line Sublimit shall increase automatically pro rata on a percentage basis (i.e. any percentage increase in the aggregate amount of the Revolving Credit Commitments pursuant to this Section shall result in an equal percentage increase the Swing Line Sublimit and the L/C Sublimit). Any Revolving Credit Commitment increase under this Agreement shall be implemented pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by each Borrower, each existing Lender agreeing to provide such Revolving Credit Commitment, if any, each additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to give effect the provisions of this Section 2.2(b), notwithstanding anything to the contrary otherwise contained in this Agreement.

(c) Adjustments. On the date (“Funding Date”) of any future increase in the Revolving Credit Commitments permitted by this Agreement (which date shall be designated by the Administrative Agent, after consultation with the Borrowers’ Agent), each Lender who has an Additional Commitment shall fund to the Administrative Agent such amounts as may be required to cause each such Lender to hold its Revolver Percentage of Loans based upon the Revolving Credit Commitments as of such Funding Date, and the Administrative Agent shall distribute the funds so received, if necessary, to the other Lenders in such amounts as may be required to cause each of them to hold its Revolver Percentage of Loans as of such Funding Date. The first payment of interest and Letter of Credit fees received by the Administrative Agent after such Funding Date shall be paid to the Lenders in amounts adjusted to reflect the adjustments of their respective

Revolver Percentages as of the Funding Date. On the Funding Date each Lender shall be deemed to have either sold or purchased, as applicable, Participating Interests so that upon consummation of all such sales and purchases, each Lender, other than any Lender acting as a L/C Issuer, holds an undivided participating interest in each Letter of Credit and each Reimbursement Obligation equal to such Revolver Percentage as of such Funding Date.

Section 2.3. Letters of Credit.

(a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, each L/C Issuer agrees to issue Letters of Credit for each Borrower’s account in an aggregate undrawn face amount up to the L/C Sublimit; provided that, no Letter of Credit shall be issued (or amended, renewed or extended) by any L/C Issuer unless (A) such L/C Issuer shall have given to the Administrative Agent written notice thereof required under Section 2.3(i) hereunder, and (B) after giving effect to such issuance (or amendment, renewal or extension) the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the sum of all Revolving Credit Commitments in effect at such time. Each Lender shall be obligated to reimburse the applicable L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing under a Letter of Credit in accordance with the terms hereof and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding. Notwithstanding anything herein to the contrary, an L/C Issuer shall not have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country, (ii) in any manner that would result in a violation of any Sanctions Programs by any party to this Agreement, or (iii) in any manner that would result in a violation of one or more policies of such L/C Issuer applicable to letters of credit generally.

(b) Applications. At any time before the Revolving Credit Termination Date, the applicable L/C Issuer shall, at the request of the Borrowers’ Agent, issue one or more Letters of Credit in Dollars, in form and substance acceptable to such L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or 30 days prior to the Revolving Credit Termination Date (unless the Borrowers have provided Cash Collateral in compliance with the requirements of Section 4.5 as security for such Letter of Credit in an amount equal to 103% of the full amount then available for drawing under such Letter of Credit) in an aggregate face amount as set forth in Section 2.3(a), upon the receipt of a duly executed application for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”). Notwithstanding anything contained in any Application to the contrary: (i) the Borrowers shall pay fees in connection with each Letter of Credit as set forth in Section 2.13(b), and (ii) if the applicable L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrowers’ obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrowers hereby promise to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed); provided, however, that, after the occurrence and during the continuance of an Event of

Default, upon the election of the Administrative Agent, acting at the request or with the consent of the Required Revolving Lenders with written notice to the Borrowers, or upon acceleration, the interest on such drawing shall be equal to the foregoing applicable rate per annum plus 2.0%. Without limiting the foregoing, each L/C Issuer’s obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the terms or conditions of this Agreement (including any applicable conditions set forth in Section 3.1 and the other terms of this Section 2.3). Notwithstanding anything herein to the contrary, the L/C Issuer shall be under no obligation to issue, extend or amend any Letter of Credit if any Lender is at such time a Defaulting Lender hereunder unless the Borrowers have, or such Defaulting Lender has, provided Cash Collateral in compliance with Section 4.5 sufficient to eliminate the L/C Issuer’s risk with respect to the Defaulting Lender.

(c) The Reimbursement Obligations. Subject to Section 2.3(b), the obligation of the Borrowers to reimburse an L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit and this Agreement, except that reimbursement shall be paid by no later than 5:00 p.m. (Cincinnati time) on the date which each drawing is to be paid if the Borrowers have been informed of such drawing by such L/C Issuer on or before 11:00 a.m. (Cincinnati time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrowers after 11:00 a.m. (Cincinnati time) on the date when such drawing is to be paid, by 3:00 pm (Cincinnati time) on the next Business Day, in all instances in immediately available funds at the Administrative Agent’s principal office in Cincinnati, Ohio or such other office as the Administrative Agent may designate in writing to the Borrowers, and the Administrative Agent shall thereafter cause to be distributed to the applicable L/C Issuer such amount(s) in like funds. If the Borrowers do not make any such reimbursement payment on the date due and the Participating Lenders fund their participations in the manner set forth in Section 2.3(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in the currency received in accordance with Section 2.3(d) below. In addition, for the benefit of the Administrative Agent, the L/C Issuer and each Lender, the Borrowers agree that, notwithstanding any provision of any Application, their obligations under this Section 2.3(c) and each Application shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Applications, under all circumstances whatsoever, and irrespective of any claim or defense that the Borrowers may otherwise have against the Administrative Agent, any L/C Issuer or any Lender, including without limitation (i) any lack of validity or enforceability of any Loan Document; (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Loan Document; (iii) the existence of any claim, of set-off the Borrowers may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Administrative Agent, any L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, another Loan Document, the transaction related to the Loan Document or any unrelated transaction; (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) payment by the Administrative Agent or an L/C Issuer under a Letter of Credit against presentation to the Administrative Agent or an L/C Issuer of a draft or certificate that does not comply with the terms of the Letter of Credit, or (vi) any other act or omission to act or delay of any kind by the Administrative Agent or an L/C Issuer, any Lender or

any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.3(c), constitute a legal or equitable discharge of the Borrowers’ obligations hereunder or under an Application. None of the Administrative Agent, the Lenders, or the L/C Issuers shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuers from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the applicable L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any L/C Issuer or its employee or agent (as determined by a court of competent jurisdiction by final and nonappealable judgment), such L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(d) The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer with respect to the applicable Letter of Credit) severally and not jointly agrees to purchase from the L/C Issuers, and each such L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided participating interest (a “Participating Interest”) to the extent of its Revolver Percentage in each Letter of Credit issued by, and each Reimbursement Obligation owed to, such L/C Issuer. Upon Borrowers’ failure to pay any Reimbursement Obligation on the date and at the time required, or if an L/C Issuer is required at any time to return to the Borrowers or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, the Borrowers shall be deemed to have made a Borrowing of Base Rate Loans and each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from such L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Cincinnati time), or not later than 1:00 p.m. (Cincinnati time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the applicable L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the applicable L/C Issuer made the related payment to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the applicable L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the

Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall, after making its appropriate payment, be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the applicable L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder.

The several obligations of the Participating Lenders to the L/C Issuers under this Section 2.3 shall be absolute, irrevocable and unconditional under any and all circumstances and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or has had against the Borrowers, the applicable L/C Issuer, the Administrative Agent, any Lender or any other Person. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section 2.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Indemnification. The Participating Lenders shall, severally, to the extent of their respective Revolver Percentages, indemnify each L/C Issuer (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from an L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that an L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 2.3(e) and all other parts of this Section 2.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(f) Manner of Requesting a Letter of Credit. The Borrowers’ Agent shall provide at least three Business Days’ advance written notice to the Administrative Agent (or such lesser notice as the Administrative Agent and the applicable L/C Issuer may agree in their sole discretion) of each request for the issuance of a Letter of Credit, each such notice to be accompanied by a properly completed and executed Application for the requested Letter of Credit and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the applicable L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the applicable L/C Issuer of the Administrative Agent’s receipt of each such notice (and the applicable L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Revolving Lenders) and the applicable L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of a Letter of Credit.

(g) Conflict with Application. In the event of any conflict or inconsistency between this Agreement and the terms of any Application, the terms of this Agreement shall control. Notwithstanding anything else to the contrary in this Agreement, any Application or any other document related to issuing a Letter of Credit, any grant of a security interest pursuant to any Application shall be null and void.

(h) Increases in the L/C Sublimit. The L/C Sublimit may be increased pursuant to Section 2.2(b).

(i) L/C Issuer Reports to Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.3, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such L/C Issuer, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such L/C Issuer issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension and the face amount of the Letters of Credit issued, amended, renewed or extended by such L/C Issuer outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such L/C Issuer honors any drawing under any Letter of Credit, the date and amount of the drawing so honored, (iv) on any Business Day on which any Borrower fails to reimburse any drawing under a Letter of Credit as required hereunder, the date of such failure and the amount of such unreimbursed drawing, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer.

(j) Designation of Additional L/C Issuer; Termination of any L/C Issuer.

(i) The Borrowers’ Agent may, at any time and from time to time, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) designate as additional L/C Issuers one or more Lenders that agree to serve in such capacity as provided in this Section. The acceptance by a Lender of an appointment as an L/C Issuer hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrowers’ Agent, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (A) such Lender shall have all the rights and obligations of an L/C Issuer under this Agreement and (B) references herein to the term L/C Issuer shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

(ii) The Borrowers’ Agent may terminate the appointment of any L/C Issuer as an L/C Issuer hereunder by providing a written notice thereof to such L/C Issuer, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (A) such L/C Issuer acknowledging receipt of such notice and (B) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the L/C Obligations attributable to Letters of Credit issued by such L/C Issuer shall have been reduced to zero. At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the terminated L/C Issuer pursuant to Section 2.13(b). Notwithstanding the effectiveness of any such termination, the terminated L/C Issuer shall remain a party hereto and shall continue to have all the rights of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(k) Responsibility of each L/C Issuer. In determining whether to honor any drawing under any Letter of Credit, the sole responsibility of L/C Issuer shall be to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether such documents appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Borrowers and any L/C Issuer, the Borrowers assume all risks of the acts and omissions of, or misuse of any Letters of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, none of the L/C Issuers or any of their Related Parties shall have any responsibility for (and none of their rights or powers hereunder shall be affected or impaired by) (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of any Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit, provided that the L/C Issuer’s determination that documents presented under the Letter of Credit complied with the terms thereof did not constitute gross negligence or willful misconduct of the L/C Issuer (as determined by a court of competent jurisdiction by a final and nonappealable judgment), (iv) errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, facsimile or otherwise, whether or not they be in cipher, (v) errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit, or (viii) any consequences arising from causes beyond the control of the applicable L/C Issuer, including any Legal Requirement. Without limiting the foregoing, any act taken or omitted to be taken by an L/C Issuer under or in connection with the Letters of Credit or any documents or certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of such L/C Issuer to the Borrowers. Notwithstanding anything to the contrary contained in this Section 2.3(k), the Borrowers shall retain any and all rights it may have against an L/C Issuer for any liability to the extent arising out of the gross negligence, bad faith or willful misconduct of such L/C Issuer, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

Section 2.4. Applicable Interest Rates.

(a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or created by conversion from a Tranche Rate Loan until, but excluding, the date of repayment thereof, at a rate per annum equal to (x) with respect to a Revolving Loan, the sum of the Applicable Margin plus the Base Rate from time to time in effect, and (y) with respect to a Term Loan, the sum of (I) (A) for any day from the Restatement Effective Date through the date that is the first anniversary of the Restatement Effective Date, 2.50% per annum or (B) for any day from the first day after the first anniversary of the Restatement Effective Date and at all times thereafter, 3.00% per annum, plus (II) the Base Rate from time to time in effect, in each case payable in arrears on the last Business Day of each month and at maturity (whether by acceleration or otherwise).

(b) [Reserved].

(c) Tranche Rate Loans. Each Tranche Rate Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until, but excluding, the date of repayment thereof, at a rate per annum equal to (x) with respect to a Revolving Loan, the sum of the Tranche Rate or Daily Simple SOFR, as applicable, plus the Applicable Margin plus the Tranche Rate Adjustment, and (y) with respect to a Term Loan, the sum of (I) the Tranche Rate or Daily Simple SOFR, as applicable, (II) (A) for any day from the Restatement Effective Date through the date that is the first anniversary of the Restatement Effective Date, 3.50% per annum or (B) for any day from the first day after the first anniversary of the Restatement Effective Date and at all times thereafter, 4.00% per annum, plus (III) the Tranche Rate Adjustment, in each case payable in arrears on the last day of the Interest Period and at maturity (whether by acceleration or otherwise).

(d) [Reserved].

(e) Default Rate. While any Event of Default exists or after acceleration, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it at a rate per annum equal to:

(i) for any Base Rate Loan and any Swing Loan bearing interest at the Base Rate, the sum of 2.0% per annum plus the Applicable Margin (or, in the case of a Base Rate Loan that is a Term Loan, the interest margin then applicable thereto) plus the Base Rate from time to time in effect;

(ii) [Reserved]; and

(iii) for any Tranche Rate Loan, and any Swing Loan bearing interest at the Swing Line Lender’s Quoted Rate, the sum of 2.0% per annum plus the rate of interest in effect thereon at the time of such Event of Default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans (or, in the case of a Base Rate Loan that is a Term Loan, the interest margin then applicable thereto) plus the Base Rate from time to time in effect, or.

provided, however, that in the absence of acceleration (in which case, for the sake of clarity, any increase in interest rates pursuant to this Section and any conversion of Loans into Base Rate Loans shall be automatic), any increase in interest rates pursuant to this Section and any conversion of Loans into Base Rate Loans shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrowers. While any Event of Default exists or after acceleration, accrued interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

(f) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

(g) Interest Act (Canada). Solely for the purpose of the Interest Act (Canada), in this Agreement, each rate of interest which is calculated with reference to a period (the “deemed interest period”) that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

(h) Tranche Rate Conforming Changes. In connection with the use or administration of the Tranche Rate, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of the Tranche Rate.

Section 2.5. Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a) Notice to the Administrative Agent. The Borrowers’ Agent shall give notice to the Administrative Agent by no later than 12:00 Noon (Cincinnati time): (i) on the Restatement Effective Date with respect to any request by the Borrowers’ Agent to the Lenders to advance a Borrowing of Tranche Rate Loans on the Restatement Effective Date, (ii) at least 3 Business Days before the date on which the Borrowers’ Agent requests the Lenders to advance a Borrowing of Tranche Rate Loans after the Restatement Effective Date; and (iii) on the date the Borrowers’ Agent requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice. Thereafter, the Borrowers’ Agent may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.6, a portion thereof, as follows: (i) if such Borrowing is of Tranche Rate Loans, on the last day of the Interest Period applicable thereto, the Borrowers’ Agent may continue part or all of such Borrowing as Tranche Rate Loans or convert part or all of such Borrowing into Base Rate Loans, or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrowers may convert all or part of such Borrowing into Tranche Rate Loans for an Interest Period or Interest Periods specified by the Borrowers’ Agent. The Borrowers’ Agent shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by email (with a pdf copy of the applicable fully-executed notice), telephone, or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of (i) the continuation of a Borrowing of Tranche Rate Loans for an additional Interest Period, or (ii) the conversion of part or all of a Borrowing of Base Rate Loans into Tranche Rate Loans, must be given, in each instance, by no later than 12:00 Noon (Cincinnati time) at least 3 Business Days before the date of the requested continuation or conversion. Notice of the conversion of part or all of a Borrowing of Tranche Rate Loans on any day other than the last day of its Interest Period into a Borrowing of Base Rate Loans must be given, in each instance, by no later than 12:00 Noon (Cincinnati time) at least 2 Business Days before the date of the requested conversion. All notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Tranche Rate Loans, the Interest Period applicable thereto. The Borrowers agree that the Administrative Agent may rely on any such email, telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrowers hereby indemnify the Administrative Agent from any liability or loss ensuing from such reliance) and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy, or e-mail notice to each Lender of any notice from the Borrowers’ Agent received pursuant to Section 2.5(a) above and, if such notice requests the Lenders to make Tranche Rate Loans, the Administrative Agent shall give notice to the Borrowers’ Agent and each Lender of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

(c) Borrower’s Failure to Notify; Automatic Continuations and Conversions; Automatic Extensions of Revolving Loans if Reimbursement Obligations Not Repaid. If the Borrowers’ Agent fails to give proper notice of the continuation or conversion of any outstanding Borrowing of Tranche Rate Loans before the last day of its then current Interest Period within the period required by Section 2.5(a) and such Borrowing is not prepaid in accordance with Section 2.8(a), any such Borrowing of Tranche Rate Loans shall automatically be converted into a Borrowing of Base Rate Loans. In the event the Borrowers’ Agent fails to give notice pursuant to Section 2.5(a) of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 1:00 p.m. (Cincinnati time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrowers shall be deemed to have requested (i) with respect to Reimbursement Obligations arising from any Letter of Credit, a Borrowing of Base Rate Loans under the Revolving Credit (or, at the option of the Administrative Agent, under the Swing Line), in any event on such day in the amount of the Reimbursement Obligation then due, which such Borrowing, if otherwise available hereunder, shall be applied to pay the Reimbursement Obligation then due.

(d) Disbursement of Loans. Not later than 2:00 p.m. (Cincinnati time) on the date of any requested advance of a new Borrowing, subject to Section 3, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Cincinnati, Ohio. The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrowers at the Administrative Agent’s principal office in Cincinnati, Ohio.

(e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have received notice from a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Cincinnati time) on) the date on which such Lender is scheduled to make available to the Administrative Agent of its share of a Borrowing (which notice shall be effective upon receipt) that such Lender does not intend to make such share available, the Administrative Agent may assume that such Lender has made such share available in accordance with Section 2.5(d) when due and the Administrative Agent, in reliance upon such assumption, may (but shall not be required to) make available to the Borrowers a corresponding amount (each such advance, a “Disproportionate Advance”) and, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, such Lender shall, on demand, make available to the Administrative Agent the Disproportionate Advance attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such Disproportionate Advance was made available to the Borrowers and ending on (but excluding) the date such Lender makes available such Disproportionate Advance to the Administrative Agent at a rate per annum equal to: (i) from the date the Disproportionate Advance was made by the Administrative Agent to the date 2 Business Days after payment by such Lender is due hereunder, the greater of, for each such day, (1) the Federal Funds Rate and (2) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any standard administrative or processing fees charged by the Administrative Agent in connection with such Lender’s non-payment and (ii) from the date 2 Business Days after the date such share of the applicable Borrowing is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrowers will, promptly following written demand from the Administrative Agent, repay to the Administrative Agent the proceeds of the Loan attributable to such Disproportionate Advance with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 8.1 so that the Borrowers will have no liability under such Section with respect to such payment. If the Borrowers and such Lender shall pay interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers under this Section shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.6. Minimum Borrowing Amounts; Maximum Tranche Rate Loans. Each Borrowing of Base Rate Loans advanced under the Revolving Credit shall be in an amount not less than $300,000. Each Borrowing of Tranche Rate Loans advanced, continued or converted under the Revolving Credit shall be in an amount equal to $1,000,000 or such greater amount that is an integral multiple of $100,000. Without the Administrative Agent’s consent, there shall not be more than seven (7) Borrowings of Tranche Rate Loans, in the aggregate, outstanding at any one time.

Section 2.7. Maturity of Loans.

(a) Scheduled Payments of Term Loans. The Borrowers shall make principal payments on the Term Loans in installments on the last Business Day of each March, June, September, and December in each year, commencing with the calendar quarter ending March 31, 2023 (unless any such day is not a Business Day, in which event such payment is due on the immediately preceding Business Day), with the amount of each such principal installment then due equal to the amount expressed next to the due date (unless any such day is not a Business Day, in which event such payment is due on the immediately preceding Business Day) for such installment on the following schedule:

PRINCIPAL INSTALLMENT DUE DATE	PRINCIPAL INSTALLMENT PAYMENT AMOUNT
March 31, 2023	$3,750,000
June 30, 2023	$3,750,000
September 30, 2023	$3,750,000
December 31, 2023	$3,750,000
March 31, 2024	$7,500,000
June 30, 2024	$7,500,000
September 30, 2024	$7,500,000

; it being further agreed that a final payment comprised of all principal and interest not sooner paid on the Term Loans, shall be due and payable on the Term Loan Maturity Date. Each principal payment on the Term Loans shall be applied to the Lenders holding the Term Loans pro rata based upon their Term Loan Percentages.

(b) Revolving Loans and Swing Loans. Each Revolving Loan and each Swing Loan, both for principal and interest not sooner paid, shall mature and become due and payable by the Borrowers on the Revolving Credit Termination Date.

Section 2.8. Prepayments.

(a) Voluntary. The Borrowers may prepay without premium or penalty (except as set forth in Section 8.1 below) and in whole or in part any Borrowing of (i) Tranche Rate Loans at any time upon 3 Business Days prior notice by the Borrowers’ Agent to the Administrative Agent (other than Tranche Rate Loans existing immediately prior to the Restatement Effective Date, which may be prepaid following notice by the Borrower’s Agent to the Administrative Agent delivered no later than 10:00 a.m. (Cincinnati time) on the Restatement Effective Date) or, (ii) in the case of a Borrowing of Base Rate Loans, or Swing Loans bearing interest at the Swing Line Lender’s Quoted Rate, notice delivered by the Borrowers’ Agent to the Administrative Agent no later than 10:00 a.m. (Cincinnati time) on the date of prepayment (or, in any case, such shorter time period then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Tranche Rate Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 8.1; provided, however, the Borrowers may not partially repay a Borrowing (i) if such Borrowing is of Base Rate Loans (other than a Swing Loan), in a principal amount less than $500,000, (ii) if such Borrowing is of Tranche Rate Loans, in a principal amount less than $1,000,000, and (iii) in each case, unless it is in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.6 remains outstanding. The Administrative Agent shall promptly advise each Lender of any notice of prepayment by the Borrowers.

(b) Mandatory. (i) If any Borrower or any Subsidiary shall at any time or from time to time make a Disposition (other than Dispositions permitted under Section 6.13(r)) or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $10,000,000 individually or on a cumulative basis in any fiscal year of the Borrowers, then (x) the Borrowers shall promptly notify the Administrative Agent of such Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by such Borrower or such Subsidiary in respect thereof) and (y) promptly upon receipt by such Borrower or such Subsidiary of the Net Cash Proceeds of such Disposition or such Event of Loss, the Borrowers shall prepay the Obligations in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds in excess of $10,000,000 individually or on a cumulative basis in any fiscal year of the Borrowers; provided that in the case of each Disposition and Event of Loss, if the Borrowers state in its notice of such event that the applicable Borrower or any Subsidiary intends to invest or reinvest, as applicable, within 365 days of the applicable Disposition or receipt of Net Cash Proceeds from an Event of Loss, the Net Cash Proceeds thereof in assets used or useful in the business and/or Capital Expenditures (including maintenance capital expenditures), then so long as no Default or Event of Default then exists, the Borrowers shall not be required to make a mandatory prepayment under this Section in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually invested or reinvested as described in the Borrowers’ notice within such 365-day period. Promptly after the end of such 365-day period, to the extent such Net Cash Proceeds have not been so invested or reinvested, the Borrowers shall promptly prepay the Obligations in the amount of such Net Cash Proceeds in excess of $10,000,000 individually or on a cumulative basis in any fiscal year of the Borrowers not so invested or reinvested. The amount of each such prepayment shall be applied first to the outstanding Term Loans on a ratable basis (in accordance with the outstanding principal amounts thereof) until paid in full, then to the Revolving Loans on a ratable basis (in accordance with the outstanding principal amounts thereof) until all outstanding Revolving Loans are paid in full and then to the Swing Loans on a ratable basis (in accordance with the outstanding principal amounts thereof).

(ii) If after the Restatement Effective Date the MLP shall issue any new equity securities (other than equity securities issued to any director, manager, or employee as part of an employee incentive program, equity securities issued to the seller of an Acquired Business in connection with an Acquisition permitted by the terms hereof, if any, and, so long as no Event of Default exists at the time of any such issue, any Designated Canadian Equity Issuances, if any) or any Borrower or Subsidiary shall incur or assume any Indebtedness other than that permitted by Section 6.11, the MLP shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance, incurrence or assumption to be received by or for the account of such Borrower or such Subsidiary in respect thereof. Promptly upon receipt by such Borrower or such Subsidiary of Net Cash Proceeds of such issuance, incurrence or assumption the Borrowers shall prepay the Obligations in the amount of such Net Cash Proceeds; provided that in the case of each an equity issuance by the MLP, if the MLP states in its notice of such event that the MLP intends to invest, as applicable, within 365 days of the applicable issuance or receipt of Net Cash Proceeds from such issuance, the Net Cash Proceeds thereof in assets used or useful in the business and Capital Expenditures (including maintenance capital expenditures), then so long as no Default or Event of Default then exists, the MLP shall not be required to make a mandatory prepayment under this Section in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually invested or reinvested as described in the MLP notice within such 365-day period. Promptly after the end of such 365-day period, to the extent such Net Cash Proceeds have not been so invested or reinvested, the MLP shall promptly prepay the Obligations in the amount of such Net Cash Proceeds in not so invested or reinvested. The amount of each such prepayment shall be applied first to the Revolving Loans on a ratable basis (in accordance with the outstanding principal amounts thereof) until all outstanding Revolving Loans are paid in full and then to the Swing Loans on a ratable basis (in accordance with the outstanding principal amounts thereof), then to the outstanding Term Loans on a ratable basis (in accordance with the outstanding principal amounts thereof) until paid in full. The Borrowers acknowledge that their performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 6.11 or any other terms of this Agreement.

(iii) If after the Restatement Effective Date any Borrower or any Subsidiary shall incur any Permitted Note Indebtedness, the Borrowers’ Agent shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such incurrence to be received by or for the account of such Borrower or such Subsidiary in respect thereof. Promptly upon receipt by such Borrower or such Subsidiary of Net Cash Proceeds of such incurrence or assumption the Borrowers shall prepay the Term Loans up to the amount of such Net Cash Proceeds. The amount of each such prepayment shall be applied to the outstanding Term Loans on a ratable basis (with such payments being applied pro rata to all remaining installments thereof) until paid in full. The Borrowers acknowledge that their performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 6.11 or any other terms of this Agreement.

(iv) The Borrowers shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 2.10, prepay the Revolving Loans and, if necessary, Swing Loans and, if necessary, in accordance with Section 4.5, Cash Collateralize 103% of the then-outstanding L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced; and

(v) Unless the Borrowers otherwise direct, prepayments of Loans under this Section 2.8(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Tranche Rate Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 2.8(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Tranche Rate Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 8.1. Each prefunding of L/C Obligations shall be made in accordance with Section 4.5.

(c) The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrowers, and in the case of any partial prepayment, such prepayment shall be applied to the remaining amortization payments on the relevant Loans on a ratable basis (in accordance with the outstanding principal amounts thereof) until such Loans are paid in full.

Section 2.9. Place and Application of Payments.

(a) General Terms. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrowers under this Agreement and the other Loan Documents, shall be made by the Borrowers to the Administrative Agent by no later than 1:00 p.m. (Cincinnati time) on the due date thereof at the office of the Administrative Agent in Cincinnati, Ohio (or such other location as the Administrative Agent may designate to the Borrowers’ Agent in writing) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in Dollars in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

(b) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers’ Agent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate then in effect for each such date.

(c) Application of Collateral Proceeds Before Default. Prior to the occurrence of an Event of Default, subject to Section 2.8(b), all payments and collections received in respect of the Obligations and all proceeds of Collateral shall (subject to the other terms of this Agreement) be applied by the Administrative Agent against the outstanding Obligations as follows:

(i) first, to any outstanding fees, charges, and expenses then due to the Administrative Agent and the Lenders;

(ii) second, to outstanding interest charges then due in respect of the Obligations;

(iii) third, to the outstanding principal balance of the Swing Loans until all outstanding Swing Loans are paid in full;

(iv) fourth, to the outstanding principal balance of the Loans and Reimbursement Obligations in respect of amounts drawn under Letters of Credit on a ratable basis (in accordance with the outstanding principal amounts thereof) until all Loans and Reimbursement Obligations are paid in full; and

(v) finally, to be made available to the Borrowers or whoever else may be lawfully entitled thereto.

(d) Application of Collateral Proceeds after Default. Anything contained herein to the contrary notwithstanding, (x) pursuant to the exercise of remedies under Sections 7.2 and 7.3 or (y) after written instruction by the Required Lenders after the occurrence and during the continuation of an Event of Default, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders shall be remitted to the Administrative Agent and distributed as follows:

(i) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, which the Borrowers have agreed to pay the Administrative Agent under Section 10.12 (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(ii) second, to the payment of principal and interest on Swing Loans until paid in full;

(iii) third, to the payment of any outstanding interest (other than on Swing Loans) and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(iv) fourth, to the payment of principal on the Loans (other than Swing Loans) on a ratable basis (in accordance with the outstanding principal amounts thereof), unpaid Reimbursement Obligations on a ratable basis (in accordance with the outstanding principal amounts thereof), together with Cash Collateral for any outstanding L/C Obligations on a ratable basis pursuant to Section 7.4 (until the Administrative Agent is holding Cash Collateral equal to 103% of the then outstanding amount of all such L/C Obligations), Bank Product Liability, and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(v) fifth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrowers and their Subsidiaries secured by the Collateral Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(vi) sixth, to the Borrowers or whoever else may be lawfully entitled thereto.

Notwithstanding anything contained herein to the contrary, no proceeds of any Collateral or payment made under or in respect of any Guaranty received from any person who is not an “eligible contract participant” as defined in the Commodities Exchange Act shall be applied to the payment of any Hedging Liability, but appropriate adjustments shall be made with respect to payments from the Borrowers and the Guarantors to preserve the allocation to Hedging Liability otherwise set forth in this Section.

Section 2.10. Voluntary Revolving Credit Commitment Terminations. The Borrowers shall have the right at any time and from time to time, upon 3 Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments in whole or in part, any partial termination to be (a) in an amount not less than $1,000,000 and (b) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. Any termination of the Revolving Credit Commitments below the Swing Line Sublimit then in effect shall reduce the Swing Line Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments. Any termination of the Revolving Credit Commitments pursuant to this Section 2.10 may not be reinstated.

Section 2.11. Swing Loans.

(a) Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Administrative Agent agrees to make loans in Dollars to the Borrowers under the Swing Line (individually a “Swing Loan” and collectively the “Swing Loans”) which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit and ; provided, however, the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the sum of all Revolving Credit Commitments in effect at such time; The Swing Loans may be availed of by the Borrowers from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date; provided that each Swing Loan matures and is due and payable on the last day of the Interest Period applicable thereto. Each Swing Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000. Notwithstanding anything herein to the contrary, the Administrative Agent shall be under no obligation to make any Swing Loan if any Lender is at such time a Defaulting Lender hereunder unless the Borrowers or such Defaulting Lender has provided Cash Collateral in compliance with Section 4.5 sufficient to eliminate the Swing Line Lender’s risk with respect to such Defaulting Lender.

(b) Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to, at the option of the Borrowers, (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed), or (ii) the Swing Loan Lender’s Quoted Rate therefore (computed on the basis of a year of 360 days for the actual number of days elapsed).

(c) Requests for Swing Loans. The Borrowers’ Agent shall give the Swing Line Lender prior notice (which may be written or oral), no later than 1:00 p.m. (Cincinnati time) on the date upon which the Borrowers’ Agent requests that any Swing Loan be made, of the amount and date of such Swing Loan, the Interest Period requested therefore. Within 30 minutes after receiving such notice, the Swing Line Lender shall in its discretion quote an interest rate to the Borrowers’ Agent at which the Swing Line Lender would be willing to make such Swing Loan available to the Borrowers for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Swing Line Lender’s Quoted Rate”). The Borrowers acknowledge and agree that the interest rate quote is given for immediate and irrevocable acceptance. If the Borrowers do not so immediately accept the Swing Line Lender’s Quoted Rate for the full amount requested by the Borrowers’ Agent for such Swing Loan, the Swing Line Lender’s Quoted Rate shall be deemed immediately withdrawn and any such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans to the Base Rate as from time to time in effect. Subject to the terms and conditions hereof, the proceeds of any such Swing Loan shall be made available to the Borrowers on the date so requested at the offices of the Swing Line Lender in Cincinnati, Ohio. Anything contained in the foregoing to the contrary notwithstanding (i) the obligation of the Swing Line Lender to make Swing Loans shall be subject to all of the terms and conditions of this Agreement, and (ii) the Swing Line Lender shall not be obligated to make more than one Swing Loan during any one day.

(d) Refunding of Swing Loans. In its sole and absolute discretion, the Administrative Agent may at any time, at the direction of the Swing Line Lender, on behalf of the Borrowers, (which the Borrowers hereby irrevocably authorizes the Administrative Agent to act on their behalf for such purpose) and with notice to the Borrowers, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 7.1(j) or 7.1(k) exists with respect to any Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent, in immediately available funds, at the Administrative Agent’s principal office in Cincinnati, Ohio before 11:00 a.m. (Cincinnati time) one (1) Business Day following the day such notice is given. The proceeds of such Borrowing of Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

(e) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Administrative Agent pursuant to Section 2.11(d) above (because an Event of Default described in Section 7.1(j) or 7.1(k) exists with respect to the Borrowers or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Administrative Agent, purchase from the Administrative Agent an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans; provided that the foregoing purchases shall be deemed made hereunder without any further action by such Lender or the Administrative Agent. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Administrative Agent its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any Borrower, any other Lender or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitment of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

(f) Increases in the Swing Line Sublimit. The Swing Line Sublimit may be increased pursuant to Section 2.2(b).

Section 2.12. Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and, with respect to Tranche Rate Loans and Swing Loans, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to Sections 2.12(a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D-1 (in the case of its Term Loan and referred to herein as a “Term Note”), D-2 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”) or D-3 (in the case of its Swing Loans and referred to herein as a “Swing Note”), as applicable. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the amount of the Term Loan Commitment, the Revolving Credit Commitment or Swing Line Sublimit, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 10.9) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.9, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 2.13. Fees.

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the ratable account of the Lenders according to their Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Commitments; provided however, that no commitment fee shall accrue to the Unused Revolving Commitment of a Defaulting Lender, or be payable for the benefit of such Lender, so long as such Lender shall be a Defaulting Lender. Such commitment fee shall be payable quarterly in arrears on the second Business Day of each January, April, July, and October in each year (commencing on the first such date occurring after the Restatement Effective Date) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 2.3, the Borrowers shall pay to the relevant L/C Issuer for its own account a fronting fee equal to (i) 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit with respect to Letters of Credit issued by Fifth Third Bank, National Association as an L/C Issuer and (ii) such amount as any Borrower and any other L/C Issuer hereunder agree with respect to Letters of Credit issued by such other L/C Issuer. Quarterly in arrears, on the second Business Day of each January, April, July, and October, commencing on the first such date occurring after the Restatement Effective Date, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders according to their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter; provided that, while any Event of Default exists or after acceleration, such rate shall increase by 2% over the rate otherwise payable and such fee shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders; provided, however, that in the absence of acceleration, any rate increase pursuant to the foregoing proviso shall be made at the direction of the Administrative Agent, acting at the request or with the consent of the Required Lenders; provided further, that no letter of credit fee shall accrue to the Revolver Percentage of a Defaulting Lender, or be payable for the benefit of such Lender, so long as such Lender shall be a Defaulting Lender. In addition, the Borrowers shall pay to each L/C Issuer for its own account such L/C Issuer’s standard issuance, drawing, negotiation, amendment, transfer and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by each L/C Issuer from time to time.

(c) Administrative Agent and Other Fees. The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, the Arrangers and itself, as applicable, the fees agreed to between the Administrative Agent and the Borrowers’ Agent in that certain engagement letter dated May 5, 2022, or as otherwise agreed to in writing between the Borrowers’ Agent and the Administrative Agent.

Section 2.14. Account Debit. The Borrowers hereby irrevocably authorize the Administrative Agent to charge any Borrower’s deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrowers acknowledge and agree that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrowers or any other Person for the Administrative Agent’s failure to do so.

Section 2.15. Designation of Additional Borrowers; Appointment of Borrowers’ Agent as Agent for the Borrowers.

(a) Designation of Additional Borrowers. The Borrowers’ Agent may request that one or more additional Domestic Subsidiaries be designated as Borrowers, provided that, the addition of any other Domestic Subsidiary as a Borrower shall require the prior consent of each Lender and the Administrative Agent (each such Domestic Subsidiary consented to by the Lenders and the Administrative Agent as a Borrower hereunder, an “Additional Borrower”); provided further that, the addition of any other Domestic Subsidiary as a Borrower is subject to the Borrowers’ satisfaction of Section 3.2(aa) and (bb) with respect to such Domestic Subsidiary (with the reference in such clause to the Restatement Effective Date being in reference to the effective date of such Domestic Subsidiary becoming an Additional Borrower and the reference in such clause to each Borrower and each Guarantor being a reference to such Domestic Subsidiary). In the event any such additional Domestic Subsidiary is requested to be an Additional Borrower and is approved as such by the Administrative Agent and the Lenders, the Borrowers’ Agent shall cause such Subsidiary to execute and deliver to the Administrative Agent an Additional Borrower Supplement in the form of Exhibit G-1 or such other form reasonably acceptable to the Administrative Agent and the Borrowers (herein, an “Additional Borrower Supplement”) pursuant to which such Domestic Subsidiary elects to become an Additional Borrower entitled to the benefits of, and be bound by the obligations of, a Borrower with respect to the Revolving Credit, which Additional Borrower Supplement shall be accompanied by (each of the following to be duly completed and executed, and in form and substance acceptable to the Administrative Agent): (i) written supplements to the Collateral Documents pursuant to which such Additional Borrower becomes a party thereto granting the Administrative Agent a Lien on its Property called for hereby, (ii) to the extent requested by any Lender, new Notes in compliance with the provisions of Section 2.12(d), (iii) resolutions of the Board of Directors (or similar governing body) of such Additional Borrower authorizing the execution, delivery, and performance of its obligations under the Loan Documents to which it is becoming a party to, (iv) good standing certificates (or their equivalent) from the jurisdiction in which Additional Borrower is organized and each jurisdiction in which it is qualified to do business as a foreign organization, and (v) an opinion of counsel to the Additional Borrower covering the due organization, existence, and good standing of such Additional Borrower, the power and authority of such Additional Borrower to enter into and perform its obligations under the Loan Documents, the absence of any conflicts with its organizational documents, material agreements, and applicable law, the enforceability of the relevant Loan Documents upon such Additional Borrower, and such other matters substantially the same as required in connection with the opinions being delivered on the Restatement Effective Date as the Administrative Agent may reasonably require.

(b) Appointment of Borrowers’ Agent as Agent for the Borrowers. Each Borrower hereby irrevocably appoints the Borrowers’ Agent as its agent hereunder to make requests on such Borrower’s behalf under Section 2 hereof for Borrowings, to request on such Borrower’s behalf Letters of Credit and to execute all Applications therefor, and to take any other action contemplated by the Loan Documents with respect to the credit extended hereunder to such Borrower.

Section 2.16. [Reserved].

Section 2.17. MIRE Events. Each of the parties hereto acknowledges and agrees that, if there are any real properties subject to a Lien in favor of the Administrative Agent (each such property a “Mortgaged Property”), then in connection with any increase, extension or renewal of any of the Loans or Commitments (including under Section 2.2(b) but excluding (a) any continuation or conversion of any Borrowing, (b) the making of any Borrowing or (c) the issuance, amendment or extension of any Letter of Credit) (I) the Administrative Agent or the Borrowers, as applicable, shall deliver or cause to be delivered to each Lender: (i) a completed flood hazard determination from a third party vendor for each such Mortgaged Property; (ii) for each Mortgaged Property which has buildings or other improvements located in a special flood hazard area, (A) a notification to the Borrowers’ Agent of that fact and (if applicable) notification to the Borrowers’ Agent that flood insurance coverage is not available and (B) evidence of the receipt by the Borrowers’ Agent of such notice; and (iii) if such notice is required to be provided to the Borrowers’ Agent and flood insurance is available in the community in which such real property is located, evidence of required flood insurance, which shall be on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection Act and rules and regulations promulgated thereunder, with respect to such real property, and (II) no amendment to this Agreement or any other Loan Document to effect any such increase, extension or renewal shall be effective until (x) if there are no Mortgaged Properties in a special flood hazard zone, five (5) Business Days after the delivery of each such completed flood hazard determination or (y) if there are any Mortgaged Properties with buildings or other improvements in a special flood hazard zone, the Administrative Agent shall have completed its flood insurance diligence to its reasonable satisfaction and the Administrative Agent shall have received written confirmation from each Lender participating in such increase, extension or renewal of this Agreement that such Lender has completed flood insurance diligence to its reasonable satisfaction; provided that, the Administrative Agent and each such participating Lender shall use commercially reasonable efforts to complete all such flood insurance diligence within 5 Business Days after the date such information with respect to each Mortgaged Property under clause (I) above has been made available to the Lenders; provided further that, if any such participating Lender has not informed the Administrative Agent of any outstanding flood insurance diligence requirements or that its flood diligence has not been completed by the date that is 10 days after the date the information with respect to each Mortgaged Property under clause (I) above has been made available to the Lenders, then such participating Lender shall be deemed to have completed its flood insurance diligence.

SECTION 3. CONDITIONS PRECEDENT.

The obligation of each Lender to advance any Loan or of any L/C Issuer to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to satisfaction (or waiver) of the following conditions precedent:

Section 3.1. All Credit Events. At the time of each Credit Event hereunder:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of said time, except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date);

(b) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

(c) after giving effect to any requested extension of credit, the aggregate principal amount of all Revolving Loans, Swing Loans and L/C Obligations under this Agreement shall not exceed the aggregate Commitments;

(d) in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 2.5, in the case of the issuance of any Letter of Credit the applicable L/C Issuer shall have received a duly completed Application together with any fees required to be paid at such time under Section 2.13, and, in the case of an extension or increase in the amount of a Letter of Credit, the applicable L/C Issuer shall have received a written request therefor in a form reasonably acceptable to such L/C Issuer together with fees required to be paid at such time under Section 2.13; and

(e) such Credit Event shall not violate any Legal Requirement applicable to the Administrative Agent, any L/C Issuer, or any Lender (including Regulation U of the Board of Governors of the Federal Reserve System) as then in effect; provided that, any such Legal Requirement shall not entitle any Lender that is not affected thereby to not honor its obligation hereunder to advance, continue or convert any Loan or, in the case of an L/C Issuer, to issue or extend the expiration date of or increase the amount of any Letter of Credit hereunder.

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date of such Credit Event as to the facts specified in subsections (a) through (d), both inclusive, of this Section; provided, however, that the Lenders may continue to make advances under the Revolving Credit, in the sole discretion of the Lenders with Commitments, notwithstanding the failure of the Borrowers to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist. For the avoidance of doubt, no Lender shall be required to make any Loans in the event that any of the conditions set forth in this Section 3.1 are not satisfied.

Section 3.2. Initial Credit Event. Before or concurrently with the Restatement Effective Date:

(a) the Administrative Agent shall have received (i) this Agreement duly executed by the Borrowers, the Guarantors and the Lenders, (ii) [reserved], and (iii) the Security Agreement, Joinder and Reaffirmation, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by the Borrowers and the Guarantors;

(b) the Administrative Agent shall have received for each Lender requesting a Note, such Lender’s duly executed Note of the Borrowers, dated the Restatement Effective Date and otherwise in compliance with the provisions of Section 2.12(d);

(c) [reserved];

(d) the Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Administrative Agent as additional insured, mortgagee and/or lenders loss payee, as applicable;

(e) the Administrative Agent shall have received copies of each Borrower’s and each Guarantor’s, if any, Organization Documents, certified in each instance by its Secretary, Assistant Secretary, Chief Financial Officer or other officer acceptable to the Administrative Agent and, with respect to Organization Documents filed with a Governmental Authority, by the applicable Governmental Authority;

(f) the Administrative Agent shall have received copies of resolutions of each Borrower’s and each Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Borrower’s and each Guarantor’s behalf, all certified in each instance by its Secretary, Assistant Secretary, Chief Financial Officer or other officer acceptable to the Administrative Agent;

(g) the Administrative Agent shall have received copies of the certificates of good standing, or nearest equivalent in the relevant jurisdiction, for each Borrower and each Guarantor (dated no earlier than 30 days prior to the Restatement Effective Date) from the office of the secretary of state or other appropriate governmental department or agency of the state of its formation, incorporation or organization, as applicable;

(h) the Administrative Agent shall have received for itself and for the Lenders the upfront fees then due and the other initial fees required by Section 2.13;

(i) the Administrative Agent shall have received certification from the General Partner’s Chief Financial Officer on behalf of the Borrowers’ Agent or other officer of the Borrowers’ Agent acceptable to the Administrative Agent attesting to the Solvency of the Consolidated Group on a consolidated basis after giving effect to the initial Credit Event;

(j) [reserved];

(k) the Lenders shall have received (i) completed standard flood hazard determination forms from a third party vendor with respect to each parcel of real property constituting Collateral (or required to be added as Collateral as of the Restatement Effective Date) and (ii) if any such real property is located in a special flood hazard area, (x) evidence of notices to (and confirmations of receipt by) the applicable Borrower as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (y) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection Act and rules and regulations promulgated thereunder or as otherwise required by the Administrative Agent or any Lender, and the Administrative Agent and each Lender shall have completed flood insurance compliance with respect to such real property (as evidenced by the execution and delivery of this Agreement by each such Person);

(l) [reserved];

(m) [reserved];

(n) [reserved];

(o) [reserved];

(p) no injunction, temporary restraining order or other legal action would prohibit the initial Credit Event, or other litigation which could reasonably be expected to have a Material Adverse Effect, shall be pending or, to the knowledge of the General Partner, and the Borrowers, threatened;

(q) [reserved];

(r) at all times on the Restatement Effective Date, the Borrowers shall have Unused Revolving Commitments of at least $250,000,000 after giving effect to the borrowings on the Restatement Effective Date and the application of the proceeds thereof;

(s) the Administrative Agent shall have received financing statement, tax and judgment lien search results against the Borrowers and their Properties, evidencing the absence of Liens against such Persons and their Properties, except for Permitted Liens;

(t) [reserved];

(u) the Administrative Agent shall have received a certificate signed by a Responsible Officer of the General Partner certifying (i) that the conditions specified in Section 3.1 have been satisfied, (ii) since December 31, 2021, there has been no material adverse change in the business, condition (financial or otherwise) operations, performance, or Properties of the Borrower or any of its Subsidiaries, (iii) there is no injunction, temporary restraining order or other legal action that would prohibit the initial Credit Event, and (iv) at all times on the Restatement Effective Date, Holdings directly or indirectly owns legally and beneficially at least 51% of the limited partnership interests of the MLP;

(v) the Administrative Agent shall have received certification that (i) the copies of all Material Agreements previously delivered to the Administrative Agent remain true, correct, and complete, (ii) none of the material terms or conditions to closing of any party set forth in the Material Agreements shall have been amended, modified or supplemented except as disclosed to and approved by the Administrative Agent, and (iii) the termination or maturity date of each Material Agreement is a date not earlier than the Revolving Credit Termination Date, except as disclosed to the Administrative Agent;

(w) the Administrative Agent shall have received the favorable written opinion(s) of Kirkland & Ellis LLP, counsel to the Borrowers and the Guarantors, in form and substance reasonably satisfactory to the Administrative Agent, including a New York law opinion and a local Texas opinion;

(x) [reserved];

(y) neither any Borrower nor any Subsidiary shall have obtained or attempted to obtain, place, arrange or renew any debt financing, except as permitted by Section 6.11, prior to the Restatement Effective Date and during the Administrative Agent’s syndication of the credit facilities made available to the Borrowers hereunder;

(z) the Administrative Agent’s due diligence with respect to the Borrowers and their Subsidiaries shall be completed in a manner reasonably acceptable to the Administrative Agent;

(aa) to the extent requested at least five (5) Business Days prior to the Restatement Effective Date, each Lender shall have received, sufficiently in advance of the Restatement Effective Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and the Administrative Agent shall have received a fully executed IRS Form W-9 (or its equivalent) for each Borrower and each Guarantor;

(bb) the Administrative Agent and each Lender shall have received, in form and substance acceptable to the Administrative Agent and each Lender, an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(cc) the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

SECTION 4. THE COLLATERAL AND GUARANTIES.

Section 4.1. Collateral. The Obligations, Hedging Liability, and Bank Product Liability shall be secured by (a) valid, perfected, and enforceable Liens of the Administrative Agent on all right, title, and interest of each Borrower and each Guarantor, in all Ownership Interests held by such Person in each of its direct Subsidiaries and Permitted Joint Ventures, whether now owned or hereafter formed or acquired, and all proceeds thereof and (b) valid, perfected, and enforceable Liens of the Administrative Agent on all right, title, and interest of each Borrower and each Guarantor in all personal property, fixtures, and real estate, whether now owned or hereafter acquired or arising, and all proceeds thereof, other than, with respect to the foregoing clauses (a) and (b), Non-Collateral Assets; provided, however, that: (i) the Lien of the Administrative Agent on Property subject to a Capital Lease or conditional sale agreement or subject to a purchase money lien, in each instance to the extent permitted hereby, shall be subject to the rights of the lessor or lender thereunder, (ii) until a Default or Event of Default exists and thereafter until otherwise required by the Administrative Agent or the Required Lenders, Liens on deposit accounts maintained by any Borrower and its Subsidiaries need not be perfected provided that the total amount on deposit at any one time not so perfected, exclusive of Non-Collateral Assets, shall not exceed $1,000,000 in the aggregate, and shall not exceed $250,000 per account, (iii) until a Default or Event of Default has occurred and is continuing and thereafter until otherwise required by the Administrative Agent or the Required Lenders, Liens on vehicles which are subject to a certificate of title law need not be perfected and (iv) Liens on deposit accounts and securities accounts need not be perfected until 30 days (or such longer period agreed to by the Administrative Agent in its reasonable discretion) after the date they are opened, acquired or their owner becomes a Loan Party, in each case to the extent the opening or maintenance of such deposit account or securities account with a depository other than the Administrative Agent is permitted under Section 6.19.

Section 4.2. Liens on Real Property. (a) In the event that any Borrower or any Guarantor owns or hereafter acquires (a) a fee interest in any real property, (b) a leasehold interest in any real property deemed to be material by the Administrative Agent and Borrowers’ Agent or (c) a pipeline easement in any real property and, in any case, is required to grant a lien on such property pursuant to Section 4.1, such Borrower shall, or shall cause such Subsidiary to, (i) with respect to the property set forth in clauses (a) and (c), execute and deliver to the Administrative Agent (or a security trustee therefor) and (ii) with respect to the property set forth in clause (b), use commercially reasonable best efforts to execute and deliver to the Administrative Agent (or a security trustee therefor), in each case within ninety (90) days (or such longer time period as the Administrative Agent may permit in its sole discretion) following any such acquisition, a mortgage or deed of trust acceptable in form and substance to the Administrative Agent for the purpose of granting to the Administrative Agent a Lien on such Borrower’s or such Subsidiary’s interest in such real property to secure the Obligations, Hedging Liability, and Bank Product Liability, shall pay all Taxes, costs, and expenses incurred by the Administrative Agent in recording such mortgage or deed of trust, and (other than with respect to any real property used solely in connection with the Pipeline and Transportation Systems) shall (x), if required by applicable Legal Requirements, supply to the Administrative Agent at such Borrower’s cost and expense a completed flood hazard determination from a third party vendor (and, if necessary, evidence of flood insurance) and (y), if required by the Administrative Agent in its sole discretion (after giving due consideration to undue effort or expense relative to the benefits to be obtained by the Lenders therefrom), supply to the Administrative Agent at such Borrower’s cost and expense a survey, a Phase I environmental site assessment, hazard insurance policy, and a mortgagee’s policy of title insurance from a title insurer acceptable to the Administrative Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Permitted Liens) on the applicable Borrower’s or Subsidiary’s interest in the real property encumbered thereby and such other instrument, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

(b) Each of the parties hereto acknowledges and agrees that, in respect of any real property acquired by any Borrower or any Guarantor after the Restatement Effective Date that is agreed to be made subject to a Lien in favor of the Administrative Agent (each such property a “Proposed Mortgaged Property”), the Administrative Agent or the Borrowers, as applicable, shall deliver or cause to be delivered to each Lender: (i) a completed flood hazard determination from a third party vendor for each such Proposed Mortgaged Property; (ii) for each Proposed Mortgaged Property which has buildings or other improvements located in a special flood hazard area, (A) a notification to the Borrowers’ Agent of that fact and (if applicable) notification to the Borrowers’ Agent that flood insurance coverage is not available and (B) evidence of the receipt by the Borrowers’ Agent of such notice; and (iii) if such notice is required to be provided to the Borrowers’ Agent and flood insurance is available in the community in which such real property is located, evidence of required flood insurance, which shall be on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection Act and rules and regulations promulgated thereunder, with respect such real property.

Section 4.3. Guaranties. The payment and performance of the Obligations, Hedging Liability, and Bank Product Liability of each Borrower shall at all times (but subject to Section 4.4) be jointly and severally guaranteed by each other Borrower and each direct and indirect Subsidiary (other than Excluded Subsidiaries) of the Borrowers that is itself not also a Borrower (each Borrower including, each Additional Borrower, and each such Subsidiary executing and delivering this Agreement as a Guarantor, if any, together with any Subsidiary hereafter executing and delivering an Additional Guarantor Supplement in the form called for by Section 11, a “Guarantor” and collectively, the “Guarantors”); pursuant to one or more guaranty agreements in form and substance acceptable to the Administrative Agent (individually a “Guaranty” and collectively the “Guaranties”).

Section 4.4. Further Assurances. The Borrowers agree that they shall, and shall cause each Subsidiary to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral as required by this Section 4. In the event any Borrower or any Subsidiary forms or acquires any other Subsidiary (other than an Excluded Subsidiary) after the Restatement Effective Date, such Borrower or Subsidiary shall, within thirty (30) days (or such longer time period as the Administrative Agent may permit in its sole discretion) of any such formation or acquisition, (x) cause such newly formed or acquired Subsidiary to execute an Additional Guarantor Supplement and such other Loan Documents as the Administrative Agent may then require to comply with this Section 4 (at which time Schedule 5.10 shall be deemed to include a reference to such Subsidiary), (y) cause such newly formed or acquired Subsidiary to deliver to the Administrative Agent, at the Borrowers’ cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith, and (z) take all of the actions necessary to grant and to perfect a valid, perfected, and enforceable Lien in favor of the Administrative Agent under the Security Agreement in the equity interests of such Subsidiary.

Section 4.5. Cash Collateral. Within one Business Day following the request of the Administrative Agent or any L/C Issuer, at any time required under this Agreement, including as required by Section 2.3(b), Section 2.8(b), Section 7.4 and Section 8.7, and at any time that there shall exist a Defaulting Lender, the Borrowers shall deliver Cash Collateral to the Administrative Agent in an amount sufficient to cover the amount required hereunder, and, in the event that a Defaulting Lender exists, in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 8.7(a)(iv) and any Cash Collateral provided by the Defaulting Lender, if applicable) with respect to such Defaulting Lender.

(a) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuers. If and when requested by the Borrowers, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrowers to any L/C Issuer, the Administrative Agent or the Lenders.

The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest (subject to Permitted Liens) in the Collateral Account, all as security for the obligations to which such Cash Collateral may be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than required hereunder, including any applicable Fronting Exposure, the Borrowers or the relevant Lender, if applicable, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 4.5 or Section 2.3(b), Section 2.8(b), Section 7.4 or Section 8.7, or any other Section hereof in respect of Letters of Credit or Swing Loans, shall be held and applied to the satisfaction of the specific Reimbursement Obligations, Swing Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Release. (i) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure shall be released promptly following the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii), if such Cash Collateral (or the appropriate portion thereof) is not provided in connection with a Defaulting Lender, Cash Collateral (or the appropriate portion thereof) shall be released promptly after (A) the Borrowers shall have made payment of all such Obligations giving rise to the required Cash Collateral, (B) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (C) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, or (iii) Cash Collateral (or the appropriate portion thereof) shall be released promptly following the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of the Borrowers shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 4.5 may be otherwise applied in accordance with Section 2.9), and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Administrative Agent, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Obligations hereunder, including Fronting Exposure.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants to each Lender, the Administrative Agent, and each L/C Issuer as follows:

Section 5.1. Organization and Qualification. Each Borrower and each Guarantor (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) is in good standing under the laws of the jurisdiction of its organization, (c) has the power and authority to own its property and to transact the business in which it is engaged and proposes to engage and (d) is duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except, in each case of clauses (a), (b) (other than with respect to each Borrower where failure to maintain such good standing is not curable or results in the dissolution of such Borrower), (c) and (d), where the same could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.2. Authority and Enforceability. Each Borrower has the power and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes (if any), to grant to the Administrative Agent, for the benefit of the Lenders, the Liens described in the Collateral Documents executed by such Borrower, and to perform all of its obligations hereunder, and under the other Loan Documents executed by it. Each Guarantor has the power and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, Hedging Liability, and Bank Product Liability, to grant to the Administrative Agent, for the benefit of the Lenders, the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by each Borrower and by each Guarantor have been duly authorized by proper corporate and/or other organizational proceedings, executed, and delivered by such Person and constitute valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws effecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Borrower or any Guarantor of any of the matters and things herein or therein provided for, (a) violate any provision of law or any judgment, injunction, order or decree binding upon any Borrower or any Guarantor or any provision of the Organization Documents of any Borrower or any Guarantor, (b) violate any covenant, indenture or agreement of or affecting any Borrower or any Guarantor or any of its Property, in each case where such violation, contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (c) result in the creation or imposition of any Lien on any Property of any Borrower or any Guarantor other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents (other than Permitted Liens).

Section 5.3. Financial Reports. (a) The audited consolidated financial statements of the MLP dated December 31, 2021 fairly and adequately present the consolidated financial condition of the MLP at said date and the consolidated results of its operations and cash flows for the fiscal year then ended in conformity with GAAP applied on a consistent basis. As of any date after the Restatement Effective Date, the audited consolidated financial statements of the MLP most recently furnished to the Administrative Agent pursuant to Section 6.1, fairly and adequately present the consolidated financial condition of the MLP as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither any Borrower nor any Subsidiary has contingent liabilities or judgments, orders or injunctions against it that are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 6.1.

(b) (i) The unaudited consolidated balance sheet of the Consolidated Group and the unaudited consolidated statements of income or operations of the Consolidated Group for the first fiscal quarter ending on June 30, 2022 and furnished to the Administrative Agent pursuant to Section 6.1 of the Prior Credit Agreement (x) were prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, and (y) fairly present the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

Section 5.4. No Material Adverse Change. Since December 31, 2021, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.5. Litigation and Other Controversies. There is no litigation, arbitration or governmental proceeding (including before FERC or any state regulatory authority) pending or, to the knowledge of the General Partner, each Borrower and each Subsidiary, threatened against the General Partner, any Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

Section 5.6. True and Complete Disclosure. All information furnished by or on behalf of the General Partner, any Borrower, or any Subsidiary in writing (other than information of a general economic or general industry nature) to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, or any transaction contemplated herein, is true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in light of the circumstances under which such information was provided; provided that, with respect to projected financial information furnished by or on behalf of the General Partner (in its capacity as general partner of the MLP), any Borrower or any Subsidiary, the Borrowers only represent and warrant that such information is prepared in good faith based upon assumptions and estimates believed to be reasonable at the time of preparation and at the time of delivery.

Section 5.7. Use of Proceeds; Margin Stock. All proceeds of the Revolving Loans shall be used by the Borrowers for (a) working capital purposes, (b) Permitted Acquisitions and expenses incurred in connection therewith, (c) general corporate purposes, including the making of Capital Expenditures and the refinancing of existing Indebtedness, and (d) the making of Restricted Payments in compliance with Section 6.15. All proceeds of the Term Loans shall be used by the Borrowers on the Restatement Effective Date to repay outstanding Revolving Loans and to pay transaction fees and expenses arising in connection with this Agreement. No part of the proceeds of any Loan or other extension of credit hereunder will be used by any Borrower or any Subsidiary thereof to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System. Neither the making of any Loan or other extension of credit hereunder nor the use of the proceeds thereof will violate the provisions of Regulations D, T, U or X of the Board of Governors of the Federal Reserve System and any successor to all or any portion of such regulations. Margin Stock (as defined above) constitutes less than 25% of the value of those assets of the MLP and its Subsidiaries that are subject to any limitation on sale, pledge or other restriction hereunder.

Section 5.8. Taxes. The General Partner, each Borrower and each of its Subsidiaries has timely filed or caused to be timely filed all tax returns required to be filed by such Borrower and/or any of its Subsidiaries, except where failure to so file could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Borrower and each of its Subsidiaries has paid all Taxes payable by it other than (a) Taxes which are not delinquent, (b) Taxes that are being contested in good faith and by proper legal proceedings and as to which appropriate reserves have been provided for in accordance with GAAP and no Lien resulting therefrom attaches to any of its Property (other than any Permitted Liens), or (c) to the extent that failure to pay such Taxes could not reasonably be expected to cause a Lien to attach to any material portion of the Property of the MLP and its Subsidiaries, taken as a whole.

Section 5.9. ERISA; Canadian Pension Plans. (a) Except as would not have a Material Adverse Effect, with respect to any Pension Plan each Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of, and is in compliance with, ERISA and the Code to the extent applicable to it and, other than a liability for premiums under Section 4007 of ERISA, has not incurred any liability to the PBGC or a Pension Plan or Multiemployer Plan under Title IV of ERISA. Except as would not have a Material Adverse Effect, each Borrower has no unfunded liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code (“Post-Retirement Benefit Plan”). As of the Restatement Effective Date, neither the MLP, nor any Borrower, nor any such Subsidiary provides or has any obligations in respect of a Canadian Pension Plan.

(b) The Canadian Pension Plans, if applicable, are duly registered under the Income Tax Act (Canada) and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status, except as would not reasonably be expected to have a Material Adverse Effect. All material obligations (including fiduciary, funding, investment and administration obligations) required to be performed by a Borrower in connection with the Canadian Pension Plans and Canadian Benefit Plans and any funding agreements therefor have been performed in a timely fashion, and for greater certainty, no contribution failure has occurred thereunder, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the General Partner, the Borrowers, and the Subsidiaries there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans by the General Partner, any

Borrower, or any Subsidiary, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the General Partner, the Borrowers, and the Subsidiaries, there are no material outstanding disputes or proceedings concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans and no steps have been taken to terminate any Canadian Pension Plan or Canadian Benefit Plan and no circumstances exist which would be reasonably likely to result in the termination of any such Canadian Pension Plan or Canadian Benefit Plan, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, there are no actions, claims or proceedings other than routine claims for benefits which have been commenced against or in respect of any of the Canadian Pension Plans or the Canadian Benefit Plans, and to the knowledge of the Borrowers and Subsidiaries after due inquiry, none are reasonably expected to be asserted against any Canadian Pension Plan, the Canadian Benefit Plan or the assets thereof that would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, based on the most recent actuarial valuations whether filed with government authorities or not (including, without limitation, the Canadian Pension Regulator), each of the Canadian Pension Plans, if any, was fully funded on a solvency basis as of the date of such actuarial valuations and no Canadian Pension Plan or Canadian Benefit Plan is “unfunded” on either a solvency or going concern basis. Except as would not reasonably be expected to have a Material Adverse Effect, no benefit plan constituted under a Canadian Pension Plan or Canadian Benefit Plan was unfunded or self-insured. Except as would not reasonably be expected to have a Material Adverse Effect, no Canadian Benefit Plan that is a group insurance plan had a material deficit reserve. Each of the General Partner, the Borrowers and the Subsidiaries have fulfilled their material obligations in respect of any Canadian Union-Administered Plan as required pursuant to any collective agreement and applicable law, and no contribution failure has occurred, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, no Canadian Union-Administered Plan requires contributions beyond the then current accrual rate. For greater certainty, no Canadian Union-Administered Plan requires deficit or withdrawal payments, except as would not reasonably be expected to have a Material Adverse Effect. There are no disputes, claims or proceedings, either pending or threatened, in connection with the obligations of the General Partner, any Borrower or any Subsidiary in respect of any Canadian Union-Administered Plan, except as would not reasonably be expected to have a Material Adverse Effect. None of the General Partner, any Borrower or any Subsidiary has any knowledge, nor any right to obtain knowledge, with respect to: (a) the terms of any Canadian Union-Administered Plan; (b) whether or not there are any outstanding disputes with parties other than the General Partner, any Borrower, and any Subsidiary in respect of any Canadian Union-Administered Plan; (c) whether or not each Canadian Union-Administered Plan has been administered in accordance with applicable law; nor (d) whether or not the assets of each Canadian Union-Administered Plan are sufficient to provide projected benefits; and none of the General Partner, any Borrower or any Subsidiary has any obligation to make inquiries in respect of the foregoing or monitor the administration or funded status in respect of any Canadian Union-Administered Plan. This Section 5.9(b) shall not apply unless the MLP owns, directly or indirectly, a Canadian Subsidiary.

Section 5.10. Subsidiaries; Permitted Joint Ventures. Schedule 5.10 (as supplemented from time to time pursuant to Section 4.4) hereto identifies the following information for each Subsidiary: jurisdiction of its organization; the percentage of issued and outstanding interests of each class of its Ownership Interests owned by the MLP and other Subsidiaries; and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized Ownership Interests and the number of interests of each class issued and outstanding. All of the outstanding Ownership Interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such Ownership Interests indicated on Schedule 5.10 (as supplemented from time to time pursuant to Section 4.4) as owned by the MLP or another Subsidiary are owned, beneficially and of record, by the MLP or such Subsidiary free and clear of all Liens other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents and Permitted Liens. Except as set forth on Schedule 5.10 (as supplemented from time to time pursuant to Section 4.4), there are no outstanding commitments or other obligations of the MLP or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of Ownership Interests of the Borrowers or any Subsidiary. No Subsidiary of any Borrower is a Foreign Subsidiary, other than any Canadian Subsidiary. Schedule 5.10 (as supplemented from time to time pursuant to Section 6.01(l)) hereto identifies the following information for each Permitted Joint Venture: jurisdiction of its organization; the percentage of issued and outstanding interests of each class of its Ownership Interests owned by the MLP, other Subsidiaries and other Persons; a description of each class of its authorized Ownership Interests and the number of interests of each class issued and outstanding. Such Ownership Interests in Permitted Joint Ventures are owned, beneficially and of record, by the MLP or a Subsidiary free and clear of all Liens other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

Section 5.11. Compliance with Laws. The General Partner, each Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of their businesses and the ownership of their Property, except such noncompliances as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.12. Environmental Matters. (a) Each Borrower and each of its Subsidiaries conducts in the ordinary course of business a review of the effect of existing Environmental Laws, any material forthcoming regulations, and known or suspected Environmental Claims on their respective businesses, operations and Properties, and as a result thereof, the Borrowers have reasonably concluded as of the date hereof, that, except as disclosed in Schedule 5.12, any such Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The General Partner, each Borrower and each of its Subsidiaries and all real property owned or operated by any Borrower or any Subsidiary is in compliance with all applicable Environmental Laws, except to the extent that the noncompliances individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.12 or as could not reasonably be expected to have a Material Adverse Effect, there are no pending or, to the knowledge of each Borrower and each Subsidiary, threatened Environmental Claims, including any such claims (regardless of materiality) for liabilities under RCRA or CERCLA relating to the Release or disposal of Hazardous Materials, against, any Borrower, any Subsidiary or any real property, including leaseholds and easements, owned or operated by any Borrower or any Subsidiary. Except as set forth on Schedule 5.12 or as could not reasonably be expected to have a Material Adverse Effect, Hazardous Materials have not been Released on or from any real property, including leaseholds and easements, owned or operated by any Borrower or any Subsidiary, in each case so as to give rise to liability of any Borrower or any Subsidiary.

(c) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, none of the Properties currently owned or operated by any Borrower or any Subsidiary is listed or proposed for listing on the NPL or on the SEMS or any analogous foreign, state or local list.

(d) (i) With respect to Contributed Assets contributed on or prior to the Restatement Effective Date, the Contributing Affiliates were, prior to such contribution, in compliance with all applicable Environmental Laws and were not subject to any pending or, to the knowledge of any Borrower or any Subsidiary, threatened Environmental Claim relating to Environmental Laws or Hazardous Materials, except as set forth on Schedule 5.12 and no such noncompliances, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ii) With respect to Contributed Assets contributed on or prior to the Restatement Effective Date, neither any Contributing Affiliate nor any of its Subsidiaries had, prior to such contribution, undertaken, and had not completed and was not required to complete, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual, threatened, or suspected Release of Hazardous Materials at any real property, including leaseholds and easements pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except as set forth on Schedule 5.12 or as could not reasonably be expected to have a Material Adverse Effect either individually or in the aggregate.

(iii) With respect to Contributed Assets contributed on or prior to the Restatement Effective Date, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any Property owned or operated at or prior to the time of the contribution of the applicable Contributed Assets by any Contributing Affiliate or any of its Subsidiaries were disposed of in a manner not reasonably expected to result in any Environmental Claim against any Contributing Affiliate or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

(e) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) each Borrower and each Subsidiary (A) has obtained all Environmental Permits required under Environmental Law for the ownership and operation of its real properties and the conduct of its Business, which are in full force and effect; (B) has for the last five (5) years been and are in compliance with all terms and conditions of such Environmental Permits; and (C) has not received written notice of any violation or alleged violation of any Environmental Permit, and (ii) with respect to Contributed Assets contributed prior to the Restatement Effective Date, each of the Contributing Affiliates, prior to such contribution, (A) had obtained all Environmental Permits required under Environmental Law for the ownership and operation of the Contributed Assets, which were in full force and effect at such time; (B) were at such time in compliance with all terms and conditions of such Environmental Permits; and (C) had not received written notice of any violation or alleged violation of any Environmental Permit.

Section 5.13. Investment Company. None of the General Partner, nor any Borrower nor any Guarantor is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

Section 5.14. Intellectual Property. The General Partner, the Borrowers and each of their Subsidiaries owns or has obtained licenses or other rights of whatever nature to all the patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how or other intellectual property rights necessary for the present conduct of its businesses, in each case without any known conflict with the rights of others except for such conflicts and any failure to own or obtain such licenses and other rights, as the case may be, as could not reasonably be expected to result in a Material Adverse Effect.

Section 5.15. Good Title. (a) Each Borrower and its Subsidiaries has good and marketable title (or, with respect to Texas Property, good and indefeasible title), or valid leasehold or easement or right-of-way interests, to and in their assets except, in each case, for sales of assets in the ordinary course of business or where failure to so have such title or interests could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and is subject to no Liens, other than Permitted Liens.

(b) The Pipeline and Transportation Systems are covered by recorded fee deeds, rights-of-way, easements, leases, servitudes, permits, licenses, or other instruments (collectively, “Pipeline Rights”) in favor of the MLP or its Subsidiaries, except where the failure of the Pipeline and Transportation Systems to be so covered could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Pipeline Rights establish contiguous and continuous rights-of-way for each of the Pipeline and Transportation Systems and grant the MLP or its Subsidiaries, the right to construct, operate, and maintain each of the Pipeline and Transportation Systems in, over, under, or across the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets and in the same way as MLP or its Subsidiaries have inspected, operated, repaired, and maintained each of the Pipeline and Transportation Systems as reflected in the audited consolidated financial statements of the MLP dated December 31, 2021, and as of any date after the Restatement Effective Date, as reflected on the most recent financial statements delivered pursuant to Section 6.1; provided, however, (A) some of the Pipeline Rights granted to MLP or its Subsidiaries by private parties and Governmental Authorities are revocable at the right of the applicable grantor or its successors-in-interest, (B) some of the rights-of-way may cross properties that are subject to Liens, covenants, conditions, and restrictions in favor of third parties that have not been subordinated to the Pipeline Rights; and (C) some Pipeline and Transportation Systems are subject to certain defects, omissions, limitations and restrictions; provided, further, that none of the limitations, defects, and restrictions described in clauses (A), (B) and (C) above could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(c) The Leased Terminals are subject to real property leases or other similar instruments (collectively, the “Leased Terminal Leases”), pursuant to which certain Borrowers or Subsidiaries operate, maintain, lease, use, and access the Leased Terminals, except where failure to obtain any such lease would have a Material Adverse Effect. True, correct and complete copies of all Leased Terminal Leases in effect on the Restatement Effective Date have been provided to the Administrative Agent prior to the Restatement Effective Date.

(d) There has been no and there is not presently any occurrence of any (i) breach or event of default on the part of any Borrower or any Subsidiary with respect to any Pipeline Right or Leased Terminal Lease, (ii) to the knowledge of the General Partner, each Borrower and each Subsidiary, breach or event of default on the part of any other party to any Pipeline Right or Leased Terminal Lease, and (iii) event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of any Borrower or any Subsidiary with respect to any Pipeline Right or Leased Terminal Lease or, to the knowledge of the General Partner, each Borrower and each Subsidiary, on the part of any other party thereto, in each case, to the extent any such breach or default could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Pipeline Rights and Leased Terminal Leases (to the extent applicable) are in full force and effect in all material respects and are valid and enforceable against the parties thereto in accordance with their terms (subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance and similar laws effecting creditors’ rights generally and general principles of equity) and all rental and other payments due thereunder by the Borrowers, their Subsidiaries and their predecessors in interest have been duly paid in accordance with the terms of the Pipeline Rights and Leased Terminal Leases, except to the extent that a failure to do so could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(e) The Pipeline and Transportation Systems are located within the confines of the land covered by the Pipeline Rights and do not encroach upon any adjoining property, except where the failure of any portion of any of the Pipeline and Transportation Systems to be so located could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Leased Terminals are located within the boundaries of the property affected by the Leased Terminal Leases and do not encroach upon any adjoining property, except where the failure of the Leased Terminal Leases to be so located could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The buildings and improvements owned or leased by any Borrower or any Subsidiary but not covered by a Title Insurance Policy as set forth in Schedule 3.2(j), and the operation and maintenance of such properties do not, to the knowledge of the each Borrower and each Subsidiary (i) contravene any applicable zoning or building law or ordinance or other administrative regulation or (ii) violate any applicable restrictive covenant or any applicable Legal Requirement, the contravention or violation of which, in either, case could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f) Except for eminent domain proceedings or takings that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the General Partner nor any Borrower nor any Subsidiary has received any written notice that any eminent domain proceeding or taking has been commenced with respect to all or any portion of the Pipeline and Transportation Systems or the Terminals, and, to the knowledge of the General Partner, each Borrower and each Subsidiary, no such proceeding or taking is contemplated.

(g) No portion of the Pipeline and Transportation Systems or the Terminals has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored, except for such damage or other casualty loss that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.16. Labor Relations. Neither the General Partner nor Borrower nor any Subsidiary is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no strike, labor dispute, slowdown or stoppage pending against the General Partner or any Borrower or any Subsidiary or, to the knowledge of the General Partner, each Borrower and each Subsidiary, threatened against the General Partner, any Borrower or any Subsidiary and (b) to the knowledge of the General Partner, each Borrower and each Subsidiary, no union representation proceeding is pending with respect to the employees of the General Partner, any Borrower or any Subsidiary and no union organizing activities are taking place, except (with respect to any matter specified in clause (a) or (b) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

Section 5.17. Governmental Authority and Licensing. The General Partner, each Borrower and its Subsidiaries have received all licenses, permits, and approvals of each Governmental Authority necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding that, if adversely determined, could reasonably be expected to result in revocation or denial of any license, permit or approval is pending or, to the knowledge of the General Partner, each Borrower and each Subsidiary threatened, except where such revocation or denial could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.18. Approvals. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by any Borrower or any Guarantor of any Loan Document, except for (a) such approvals, authorizations, consents, licenses or exemptions from, or filings or registrations which have been obtained prior to the date of this Agreement and remain in full force and effect, (b) filings which are necessary to release Liens granted pursuant to the document related to the Indebtedness to be refinanced on the Restatement Effective Date, and (c) filings, authorizations, consents, licenses, exemptions or registrations which are necessary to perfect the security interests created under the Collateral Documents.

Section 5.19. Solvency. The Borrowers and the Guarantors, taken as a whole, are Solvent.

Section 5.20. No Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and each Borrower hereby agrees to indemnify the Administrative Agent, the L/C Issuers and the Lenders against, and agree that they will hold the Administrative Agent, the L/C Issuers and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

Section 5.21. No Default. No Default or Event of Default has occurred and is continuing.

Section 5.22. Compliance with Sanctions Programs; Anti-Corruption Laws. (a) Each Borrower and each Guarantor is in compliance with the requirements of all Sanctions Programs applicable to it in all material respects. Each Subsidiary of each Borrower and each Guarantor is in compliance with the requirements of all Sanctions Programs applicable to such Subsidiary in all material respects. To the best of the General Partner’s, each Borrower’s and each Guarantor’s knowledge, neither such Borrower, such Guarantor nor any of the Affiliates or Subsidiaries of any of them is named on any current Sanctions List. No part of the proceeds of the Loans and, to the knowledge of the General Partner, each Borrower and each Subsidiary, the proceeds of any Letter of Credit, have been or will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

(b) Each Borrower and each of its Subsidiaries have conducted their businesses in all material respects in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

Section 5.23. Security Interests. Except for those Loan Parties listed on Schedule 5.23, each Loan Party listed on Schedule 5.10 is a “transmitting utility” within the meaning of Section 9.501(b) of the Delaware Uniform Commercial Code. Except as set forth on Schedule 5.23(a), on the Restatement Effective Date, all governmental actions and all other filings, recordings, registrations, third party consents and other actions which are necessary to create and perfect the Liens provided for in the Collateral Documents will have been made, obtained and taken in all relevant jurisdictions, or satisfactory arrangements will have been made for all governmental actions and all other filings, recordings, registrations, third party consents, and other actions which are necessary to create and perfect the Liens provided for in the Collateral Documents to be made, obtained, or taken in all relevant jurisdictions. Upon the filing of the Collateral Documents, each of the Collateral Documents creates, as security for the Obligations, Hedging Liability and Bank Product Liability purported to be secured thereby, a valid, perfected and enforceable Lien existing in favor of the Administrative Agent that is superior to all other Liens other than Permitted Liens.

Section 5.24. Other Agreements and Documents. All Material Agreements existing on the Restatement Effective Date are listed on Schedule 5.24, and as of the Restatement Effective Date, except as set forth on such Schedule, all such Material Agreements are in full force and effect and no defaults by any Borrower or any Subsidiary, to the knowledge of the General Partner, each Borrower and each Subsidiary by any third party to the Material Agreements currently exist under such agreements which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There does not exist any violation of any Organization Documents which could reasonably be expected to have a Material Adverse Effect.

Section 5.25. State and Federal Regulations. (a) In order to comply with the Interstate Commerce Act, the Energy Policy Act, and regulations promulgated by the FERC to implement those statutes, each Borrower or such Borrower’s Affiliates, as applicable, has on file with the FERC tariffs that govern the interstate transportation of Crude Oil on the Pipeline and Transportation Systems, except any FERC Jurisdictional Requirement that has been ordered or imposed but for which the time period for compliance therewith has not expired, or any FERC Jurisdictional Requirement that has not yet been ordered or imposed. With respect to the services provided by the Pipeline and Transportation Systems that are subject to FERC jurisdiction under the Interstate Commerce Act and are not subject to a valid waiver of applicable regulatory requirements granted by FERC, (i) to the knowledge of the General Partner and each Borrower, the rates on file with the FERC are just and reasonable and (ii) to the knowledge of the General Partner and each Borrower, no provision of the tariff containing such rates is unduly discriminatory or preferential. As of the Restatement Effective Date, none of the Borrowers, the Borrowers’ Subsidiaries, or any other Person that now owns an interest in any of the Pipeline and Transportation Systems has been within the past three (3) years or is the subject of a material complaint, investigation or other proceeding at the FERC regarding their respective rates or practices with respect to the Pipeline and Transportation Systems. No complaint or investigation is currently pending before the FERC, nor to the knowledge of the General Partner, each Borrower and each Subsidiary is any such complaint or investigation currently contemplated, that could result in, if adversely determined to the position or interest of the Borrowers or their applicable Subsidiaries, or could reasonably be expected to result in, a Material Adverse Effect.

(b) With respect to those certain intrastate common carrier pipeline operations that are provided by the Pipeline and Transportation Systems, that are situated or conducted in the State of Texas (the “Texas Intrastate Pipelines”) and are subject to regulation by the Railroad Commission of Texas, neither the MLP nor any of its Subsidiaries nor any other Person that now owns an interest in any of the Pipeline and Transportation Systems has been within the past three (3) years or is the subject of a material complaint, investigation or other proceeding at the Railroad Commission of Texas regarding their respective rates or practices with respect to the Pipeline and Transportation Systems. No complaint or investigation is currently pending before the Railroad Commission of Texas, nor to the knowledge of the General Partner, each Borrower and each Subsidiary is any such complaint or investigation currently contemplated, that could result in, if adversely determined to the position or interest of the any Borrower or its applicable Subsidiaries, or could reasonably be expected to result in, a Material Adverse Effect.

(c) With respect to those certain common carrier pipeline services and operations that are provided by the Pipeline and Transportation Systems in the State of Louisiana, each Borrower and each Subsidiary that owns pipelines and conducts pipeline operations in the State of Louisiana has determined that no tariff filing with any regulatory agency of the State of Louisiana is necessary because all pipeline services within the State of Louisiana are interstate common carrier services that are governed exclusively by the FERC. Except to the extent that any of the following could not reasonably be expected to result in a Material Adverse Effect, no Borrower or Subsidiary which owns pipelines and conducts pipeline services and operations in the State of Louisiana has been subject to any written challenge, protest or complaint by any party, including any agency of the State of Louisiana, with respect to (i) the jurisdiction of the State of Louisiana or any agency thereof over such pipelines and pipeline services and operations in the State of Louisiana, or (ii) the lack of a tariff filing with any regulatory agency of the State of Louisiana regarding such pipeline services and operations.

(d) With respect to those certain common carrier pipeline services and operations that are provided by the Pipeline and Transportation Systems in the State of Arkansas, no Borrower or Subsidiary or any other Person that now owns an interest in any of those Pipeline and Transportation Systems has been within the past three (3) years or is the subject of a material complaint, investigation or other proceeding at the Arkansas Public Service Commission regarding their respective rates or practices with respect to the Pipeline and Transportation Systems. No complaint or investigation is currently pending before the Arkansas Public Service Commission, nor to the knowledge of the General Partner, each Borrower and each Subsidiary is any such complaint or investigation currently contemplated, that could result in, if adversely determined to the position or interest of the Borrowers or their applicable Subsidiaries, or could reasonably be expected to result in, a Material Adverse Effect.

(e) With respect to those pipeline services and operations that are situated or conducted in any State other than the States of Texas, Louisiana, and Arkansas, except to the extent that any of the following could not reasonably be expected to result in a Material Adverse Effect, (i) (A) each Borrower and each Subsidiary which owns such pipelines and conducts such pipeline operations has determined that the rates and terms and conditions of shipment thereon are not subject to regulation by any State Pipeline Regulatory Agency, any other administrative agency of such State, and (B) no Borrower or any such Subsidiary has been subject to any written challenge, protest or complaint by any party, including any agency of such State or FERC, with respect to (1) the jurisdiction of such State or any agency thereof over such pipelines and pipeline services and operations, (2) the jurisdiction of FERC over such pipelines and pipeline services and operations, or (3) with respect to the lack of a tariff filing with any regulatory agency of such State or the FERC regarding such pipeline services and operations, or (ii) the Borrowers and Subsidiaries which own such pipelines and conduct such pipeline operations have filed with the applicable State Pipeline Regulatory Agency or the FERC tariffs applicable to such services that comply with applicable Legal Requirements and any regulations issued thereunder by the State Pipeline Regulatory Agency or the FERC.

(f) Each Borrower and each Subsidiary is in compliance with all rules, regulations and orders of the FERC and all State Pipeline Regulatory Agencies applicable to the Pipeline and Transportation Systems, except for any FERC Jurisdictional Requirement that has been ordered or imposed but for which that time period for compliance therein has not expired and except to the extent that any noncompliance, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(g) Each Borrower and each of its Subsidiaries, to the extent applicable, is in compliance with all Legal Requirements, including Department of Transportation, Pipeline and Hazardous Materials Safety Administration (“PHMSA”) regulations, applicable to the Pipeline and Transportation Systems, including but not limited to all such regulations pertaining to pipeline safety and integrity, control room management, personnel management and qualification, and annual and specific incident reports, except to the extent that any noncompliance, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse

Effect. As of the Restatement Effective Date, none of the Contributing Affiliates has been subject to any material enforcement or remedial action by or involving PHMSA within the past three (3) years. No Borrower nor any of its Subsidiaries, to the extent applicable, has been subject to any material enforcement or remedial action by or involving PHMSA within the past three (3) years, except to the extent that any such enforcement or remedial action, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(h) As of the Restatement Effective Date, no Borrower or Subsidiary is liable for any material refunds or interest thereon as a result of an order from the FERC or any other Governmental Authority with jurisdiction over the Pipeline and Transportation Systems.

(i) Without limiting the generality of Section 5.18 of this Agreement, and except as to tariffs on file at the FERC and at applicable State Pipeline Regulatory Agencies, no material certificate, license, permit, consent, authorization or order (to the extent not otherwise obtained) is required by any Borrower or Subsidiary from any Governmental Authority to construct, own, operate and maintain the Pipeline and Transportation Systems, or to transport and/or distribute Crude Oil or Refined Products under existing contracts, agreements and tariffs as the Pipeline and Transportation Systems are presently owned, operated and maintained.

(j) Each Borrower and each Subsidiary, to the extent applicable, is in compliance with (i) the Oil Pollution Act of 1990, 33 U.S.C. §§2701 et seq., (ii) the Water Pollution Act of 1972, 33 U.S.C. §§1251 et seq., and (iii) regulations issued by the EPA under the New Performance Standards and Natural Emission Standards for Hazardous Air Pollutants programs applicable to the Pipeline and Transportation Systems and the Terminals, except to the extent any noncompliance with the Legal Requirements described in clauses (i), (ii) and (iii) above, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.26. Title to Crude Oil and Refined Products. The Borrowers and Subsidiaries require that either (i) each shipper whose Crude Oil, Refined Projects or other petroleum products are transported through the Pipeline and Transportation Systems warrant that such shipper has title to, or the right to ship, all such Crude Oil, Refined Products or other petroleum products tendered to the Pipeline and Transportation Systems for transportation; or (ii) any Liens with respect to such Crude Oil, Refined Products or other petroleum products are subordinated to the applicable Borrowers’ or such Subsidiary’s right to payment for storage, throughput or other such charges.

Section 5.27. Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and the Lenders for each Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. Each Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Loan Documents.

Section 5.28. No Affected Financial Institution. Neither any Borrower nor any Guarantor is an Affected Financial Institution.

SECTION 6. COVENANTS.

Each Borrower covenants and agrees that, so long as any Loans or Letters of Credit are available to or in use by any Borrower hereunder (other than Letters of Credit which have been Cash Collateralized) and until all Obligations (other than contingent indemnification obligations for which no claim has been asserted) are paid in full:

Section 6.1. Information Covenants. The Borrowers will furnish to the Administrative Agent, with sufficient copies for each Lender:

(a) Quarterly Reports. Not later than 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Consolidated Group, the MLP’s consolidated balance sheet as at the end of such fiscal quarter and the related consolidated statements of income or operations, partners’ capital, retained earnings, and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year to date period then ended, each in reasonable detail, prepared by the Borrowers’ Agent in accordance with GAAP, and setting forth comparative figures for the corresponding prior fiscal quarter in the prior fiscal year, all of which shall be certified by the General Partner’s chief financial officer on behalf of the Borrowers’ Agent or by a financial or accounting officer of the General Partner acceptable to the Administrative Agent that they fairly present in all material respects in accordance with GAAP the consolidated financial condition of the MLP as of the dates indicated and the results of its operations and changes in its cash flows for the periods indicated, subject to normal year end audit adjustments and the absence of footnotes.

(b) Annual Statements. Not later than 95 days after the close of each fiscal year of the Consolidated Group, a copy of the MLP’s consolidated balance sheet as of the last day of the fiscal year then ended and the MLP’s consolidated statements of income or operations, partners’ capital, retained earnings, and cash flows for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail, and showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion of a firm of independent public accountants of recognized national standing, selected by the Borrowers’ Agent and acceptable to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the MLP as of the close of such fiscal year and the results of its operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards.

(c) Officer’s Certificates. Within 55 days after the end of each fiscal quarter of the Consolidated Group (except with respect to each fiscal quarter-end that is also a fiscal year-end in which case not later than 95 days), a certificate of the chief financial officer of the General Partner on behalf of the Borrowers’ Agent or other financial or accounting officer of the Borrowers’ Agent acceptable to Administrative Agent in the form of Exhibit E (i) stating no Default or Event of Default has occurred during the period covered by such statements of, if a Default or Event of Default exists, a detailed description of the Default or Event of Default and all actions the Borrowers are taking with respect to such Default or Event of Default and (ii) showing the Borrowers’ compliance with the covenants set forth in 6.20.

(d) Material Projects. Not less than 15 days (or such shorter period as is acceptable to the Administrative Agent in its reasonable discretion) prior to a Material Project Designation Date, and thereafter (until that date that is 12 months after the Commercial Operation Date for such Material Project) not less than 15 days (or such shorter period as is acceptable to the Administrative Agent in its reasonable discretion) prior to each required date of delivery of any compliance certificate pursuant to Section 6.1(c), the Borrowers shall deliver to the Administrative Agent a certificate setting forth a summary of such Material Project and the calculation for the proposed investment in such Material Project and the calculation of projected revenues therefrom, prepared by the Borrowers’ Agent and certified by the General Partner’s chief financial officer on behalf of the Borrowers’ Agent or by a financial or accounting officer of the General Partner acceptable to the Administrative Agent, which calculations must be acceptable to the Administrative Agent in its reasonable discretion, along with such other information and documentation with respect to such Material Project as is reasonably requested by the Administrative Agent (including financial modeling and other due diligence information, feasibility studies, engineering assessments, updated status reports for any Material Project currently under construction and covering original anticipated and current projected costs therefor, Capital Expenditures (completed and remaining), the anticipated Commercial Operation Date, which may not be modified without the prior written consent of the Administrative Agent (the “Scheduled Commercial Operation Date”), projected and/or existing revenues (including any applicable tariff-based revenues), customers (including information with respect to the creditworthiness thereof) and contracts), all in form and substance reasonably satisfactory to the Administrative Agent; if the Borrowers propose to make a Material Project EBITDA Adjustment with respect to a Material Project, then, after the Material Project Designation Date for such Material Project and not less than 15 days (or such shorter period as is acceptable to the Administrative Agent in its reasonable discretion) prior to each required date of delivery of any compliance certificate pursuant to Section 6.1(c), the Borrowers shall provide, in addition to the other deliveries required by this Section 6.1(d), the calculation for the proposed adjustment to be added to EBITDA, supporting information regarding pro forma projected amounts related thereto and any assumptions relating thereto), all in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary herein, the Borrowers and their Subsidiaries shall not be required to deliver feasibility studies, engineering assessments, updated status reports or information concerning Capital Expenditures or pre-delivery of any Material Project EBITDA Adjustment for any Material Project that is not a Capital Project.

(e) Permian Expansion. Not less than 15 days (or such shorter period as is acceptable to the Administrative Agent in its reasonable discretion) prior to the Borrowers’ Agent’s designation of the Permian Expansion to the Administrative Agent and thereafter (until that date that is 12 months after the Permian Expansion Operation Date) not less than 15 days (or such shorter period as is acceptable to the Administrative Agent in its reasonable discretion) prior to each required date of delivery of any compliance certificate pursuant to Section 6.1(c), the Borrowers shall deliver to the Administrative Agent a certificate setting forth a summary of the Permian Expansion and the calculation for the proposed investment in the Permian Expansion and the calculation of projected revenues and distributions to be received from the Permian Joint Venture as a result of the Permian Expansion, prepared by the Borrowers’ Agent and certified by the General Partner’s chief financial officer on behalf of the Borrowers’ Agent or by a financial or accounting officer of the General Partner acceptable to the Administrative Agent, which calculations must be acceptable to the Administrative Agent in its reasonable discretion, along with such other information and documentation with respect to the Permian Expansion as is reasonably requested by the Administrative Agent (including financial modeling and other due diligence information, feasibility studies, engineering assessments, updated status reports (which reports will cover original anticipated and current projected costs), Capital Expenditures (completed and remaining), the anticipated Permian Expansion Operation Date, which may not be modified without the prior written consent of the Administrative Agent (the “Scheduled Permian Expansion Operation Date”), projected and/or existing revenues (including any applicable tariff-based revenues), customers (including information with respect to the creditworthiness thereof) and contracts), all in form and substance reasonably satisfactory to the Administrative Agent; if the Borrowers propose to add a Permian Expansion Adjustment to EBITDA, then, after the Borrowers’ Agent’s designation of the Permian Expansion to the Administrative Agent and not less than 15 days (or such shorter period as is acceptable to the Administrative Agent in its reasonable discretion) prior to each required date of delivery of any compliance certificate pursuant to Section 6.1(c), the Borrowers shall provide, in addition to the other deliveries required by this Section 6.1(e), the calculation for the proposed Permian Expansion Adjustment Amount to be added to EBITDA, supporting information regarding pro forma projected amounts related thereto and any assumptions relating thereto), all in form and substance reasonably satisfactory to the Administrative Agent.

(f) Budgets. As soon as available, but in any event no later than 90 days after the first day of each fiscal year of the MLP, a budget in form satisfactory to the Administrative Agent (including, without limitation, budgeted consolidated statements of income, and sources and uses of cash and balance sheets for the MLP) of the MLP in reasonable detail satisfactory to the Administrative Agent for each fiscal quarter of such fiscal year and with the principal assumptions upon which such budget is based. (The deliveries described in Section 3.2(q) are deemed to satisfy the requirements of this Section 6.1(f) for the fiscal year of the Consolidated Group commencing January 1, 2022.)

(g) Notice of Default or Litigation, Labor Matters, Collateral Losses and Contracts. Promptly, and in any event within seven Business Days after any officer of any Borrower or the General Partner obtains knowledge thereof, (i) notice of the occurrence of any event which constitutes a Default or an Event of Default or any other event which could reasonably be expected to have a Material Adverse Effect, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto, (ii) notice of the commencement of, or written threat of, or any significant adverse development in, any litigation, labor controversy, arbitration or governmental proceeding pending against the Borrowers or any of their Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (iii) any material notice, summons, citation, proceeding or order received from the FERC or any other Governmental Authority concerning the regulation of any material portion of the Pipeline and Transportation Systems (other than any notice or order that is applicable to all Persons engaged in the same business as the Borrowers or their Subsidiaries), (iv) notice of any labor dispute to which any Borrower or any of their Subsidiaries may become a party and which may have a Material Adverse Effect, (v) notice of any strikes, walkouts, or lockouts relating to any Borrower’s or any of their Subsidiaries’ plants or other facilities that could reasonably be expected to have a Material Adverse Effect, (vi) any Events of Loss where the aggregate damage to the Collateral and/or lost contribution margins of the MLP and its Subsidiaries (after taking into account any insurance proceeds available for such lost contribution margins) could reasonably be expected to exceed $15,000,000 and (vii) any Material Agreements entered into after the Restatement Effective Date to the extent reasonably requested by the Administrative Agent.

(h) Management Letters. Promptly after any Borrower’s receipt thereof, a copy of each report or any “management letter” submitted to such Borrower or any of its Subsidiaries by its certified public accountants and the management’s responses thereto.

(i) Other Reports and Filings. Promptly, and without duplication to the extent such information is already provided hereunder, copies of all (i) financial information, (ii) proxy materials and (iii) other material information (including, without limitation, certificates, reports, statements and completed forms), if any, which any Borrower or any of its Subsidiaries (x) files with the SEC, (y) furnishes to the holders of the any Borrower’s public securities, or (z) has delivered to holders of, or to any agent or trustee with respect to, any Permitted Note Indebtedness and any other Indebtedness of any Borrower or any of its Subsidiaries in their capacity as such a holder, agent or trustee to the extent that the aggregate principal amount of such Indebtedness exceeds (or upon the utilization of any unused commitments may exceed) $25,000,000.

(j) Environmental Matters. Within five Business Days after any officer of any Borrower obtains knowledge thereof, written notice of one or more of the following environmental matters which individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) an Environmental Claim against any Borrower or any of its Subsidiaries or any real property owned or operated by any Borrower or any of its Subsidiaries; (ii) any Release or threat of Release of Hazardous Materials on or arising from any real property owned or operated by any Borrower or any of its Subsidiaries that (A) results in noncompliance by such Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) could reasonably be expected to result in an Environmental Claim against such Borrower or any of its Subsidiaries or any such real property; and (iii) any removal or remedial actions to be taken in response to the actual or alleged violation of Environmental Law or presence of any Hazardous Material on any real property owned or operated by any Borrower or any of its Subsidiaries as required by any Environmental Law or any Governmental Authority. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and such Borrower’s or such Subsidiary’s response thereto.

(k) Permitted Joint Venture Quarterly Reports. Not later than 75 days after the end of each of the first three fiscal quarters of each fiscal year of the Consolidated Group (or such later date as agreed by the Administrative Agent in its reasonable discretion), for each Permitted Joint Venture, the consolidated balance sheet of such Permitted Joint Venture (or a wholly-owned subsidiary thereof) as at the end of such fiscal quarter and the related consolidated statements of income or operations, partners’ capital or other equity, retained earnings, and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year to date period then ended, each in reasonable detail, prepared in accordance with GAAP, and to the extent available, setting forth comparative figures for the corresponding prior fiscal quarter in the prior fiscal year, all of which shall be certified by the General Partner’s chief financial officer on behalf of the Borrowers’ Agent or by a financial or accounting officer of the General Partner acceptable to the Administrative Agent that, to the best of such officer’s knowledge, they fairly present in all material respects in accordance with GAAP the consolidated financial condition of such Permitted Joint Venture as of the dates indicated and the results of its operations and changes in its cash flows for the periods indicated, subject to normal year end audit adjustments and the absence of footnotes.

(l) Permitted Joint Venture Annual Statements. Not later than 95 days (or with respect to the Permian Joint Venture, 210 days) after the close of each fiscal year of the Consolidated Group (or such later date as agreed by the Administrative Agent in its reasonable discretion), a copy of each Permitted Joint Venture’s consolidated balance sheet as of the last day of the fiscal year then ended and such Permitted Joint Venture’s (or a wholly-owned subsidiary thereof) consolidated statements of income or operations, partners’ capital or other equity, retained earnings, and cash flows for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail, and to the extent available, showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion of a firm of independent public accountants of recognized national standing, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of such Permitted Joint Venture as of the close of such fiscal year and the results of its operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards.

(m) Notice of Permitted Joint Venture or Conversion of Permitted Joint Venture. Not later than 15 days (or such shorter period as is acceptable to the Administrative Agent in its reasonable discretion) prior to an initial investment in a Permitted Joint Venture by any Borrower or any of its Subsidiaries, written notice of such Permitted Joint Venture and such investment therein (at which time Schedule 5.10 shall be deemed to include a reference to such Permitted Joint Venture); provided that, at the time of such notice or after giving effect thereto, no Default or Event of Default shall exist; provided further that, the Borrowers may at any time provide written notice to the

Administrative Agent that they are designating a Permitted Joint Venture (which otherwise qualifies as a Subsidiary) to be a Subsidiary hereunder and, upon the Administrative Agent’s receipt of such notice and at all times thereafter, such Person shall cease to be a Permitted Joint Venture and shall be a Subsidiary subject to the terms hereof, including Section 4, and the other Loan Documents.

(n) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), (h) or (i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provides a link thereto, on the website of the Borrowers’ Agent on the Internet at the website address set forth in Section 10.8(b); or (ii) on which such documents are posted on such Borrower’s behalf on the Platform. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers, as applicable, with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 6.2. Inspections; Field Examinations. Each Borrower will, and will cause each Subsidiary to, permit (a) officers, representatives and agents of the Administrative Agent to visit and inspect any Property of such Borrower or such Subsidiary, and to examine the books of account of such Borrower or such Subsidiary and (b) officers, representatives and agents of the Administrative Agent or any Lender to discuss the affairs, finances and accounts of such Borrower or such Subsidiary with its and their officers and independent accountants, all at such reasonable times as the Administrative Agent or any Lender (with respect to Section 6.2(b) only) may request; provided that, prior written notice of any such visit, inspection, examination or request for discussion shall be provided to such Borrower and such visit, inspection, examination or request for discussion shall be performed at reasonable times to be agreed to by such Borrower, which agreement will not be unreasonably withheld. Each Borrower shall pay to the Administrative Agent for its own use and benefit reasonable charges for examinations of the Collateral performed by the Administrative Agent or its agents or representatives in such amounts as the Administrative Agent may from time to time request (the Administrative Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral examinations); provided, however, that in the absence of any Default and Event of Default, the Administrative Agent may not conduct more than one such examination per calendar year and the Borrowers shall not be required to pay the Administrative Agent for more than one such examination per calendar year.

Section 6.3. Maintenance of Property and Insurance, Environmental Matters, etc. (a) Each Borrower will, and will cause each of its Subsidiaries to, (i) keep (or cause to be kept) its material property, plant and equipment in good repair, working order and condition, normal wear and tear, casualty and condemnation excepted, and shall from time to time make (or cause to be made) all necessary repairs, renewals, replacements, extensions, additions, betterments and improvements thereto so that at all times such material property, plant and equipment are reasonably preserved and maintained (or in process thereof) and (ii) maintain (or cause to be maintained) in full force and effect with financially sound and reputable insurance companies insurance which provides substantially the same (or greater) coverage and against at least such risks as is in accordance with industry practice, and shall furnish to the Administrative Agent upon request full information as to the insurance so carried. In any event, each Borrower shall, and shall cause each of its Subsidiaries to, maintain (or cause to be maintained) insurance on the Collateral to the extent required by the Collateral Documents. Without limiting the foregoing, each Borrower will maintain (or cause to be maintained) during the term of this Agreement, at no cost to the Administrative Agent or the Lenders, property/business interruption insurance coverage and other insurance coverage that is reasonable and customary for pipeline logistics operators but in no event shall such property/business interruption insurance coverage be less than $150,000,000 per occurrence; provided, however, that, notwithstanding the foregoing, the insurance maintained (or caused to be maintained) by the Borrowers shall at all times be in coverage amounts reasonably satisfactory to the Administrative Agent. The Borrowers shall require the insurer to add and maintain the Administrative Agent as an additional insured or lender or loss payee, as applicable, on any such policies. Notwithstanding anything to the contrary herein, the Borrowers and their Subsidiaries may obtain through a Captive Insurance Subsidiary all or any insurance required under this Section 6.3(a) or under the Collateral Documents to the extent (x) such insurance obtained through a Captive Insurance Subsidiary is reinsured by one or more responsible and reputable insurance companies, associations, or associates, or the federal government, (y) any reinsurance agreements between such Captive Insurance Subsidiary and such reinsurance companies, associations, or associates described in the foregoing clause (x) shall provide for direct access to such reinsurers through a direct access cut-through endorsement for all named insureds, loss payees and mortgagees, and (z) such arrangements are otherwise acceptable to the Administrative Agent in its reasonable discretion. Notwithstanding anything to the contrary contained herein, if at any time any owned real property is pledged as Collateral hereunder, the applicable Borrower shall (A) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection Act and rules and regulations promulgated thereunder or as otherwise required by the Administrative Agent or any Lender, (B) promptly furnish to the Administrative Agent notice of any non-renewal or intention of non-renewal of any such policies received by any Borrower in writing, and (C) furnish to the Administrative Agent prompt written notice in the event any Borrower or any Subsidiary receives written notice of any re-designation of any such improved real property into or out of a special flood hazard area.

(b) Without limiting Section 6.03(a), each Borrower and its Subsidiaries shall (i) maintain or cause the maintenance of the interests and rights which are necessary to maintain the Pipeline and Transportation Systems and the Terminals, which individually or in the aggregate, could, if not maintained, reasonably be expected to have a Material Adverse Effect; (ii) subject to Permitted Liens, maintain the Pipeline and Transportation Systems within the confines of the Pipeline Rights without encroachment upon any adjoining property and maintain the Terminals within the legal boundaries of the same and without encroachment upon any adjoining property, except where the failure of the Pipeline and Transportation Systems and Terminals to be so maintained, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) maintain such rights of ingress and egress necessary to permit each Borrower and its Subsidiaries to inspect, operate, repair, and maintain the Pipeline and Transportation Systems and the Terminals to the extent that failure to maintain such rights, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and provided that any Borrower or any of its Subsidiaries may hire third parties to perform these functions; and (iv) maintain all material agreements, licenses, permits, and other rights required for any of the foregoing described in clauses (i), (ii), and (iii) of this Section 6.03(b) in full force and effect in accordance with their terms, timely make any payments due thereunder, and prevent any default thereunder which could result in a termination or loss thereof, except any such failure to maintain or pay or any such default that could not reasonably, individually or in the aggregate, be expected to cause a Material Adverse Effect.

(c) Without limiting Section 6.3(a), each Borrower and its Subsidiaries: (i) shall comply with, and maintain (or cause to be maintained) all real property owned and operated by each such Borrower or its Subsidiaries in compliance with, any applicable Environmental Laws and Environmental Permits, except to the extent that noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) shall pursue or apply for, and once obtained, maintain in full force and effect all Environmental Permits required for its operations at or on its properties by any applicable Environmental Laws, except where failure to so pursue, apply for or maintain could not reasonably, individually or in the aggregate, be expected to cause a Material Adverse Effect; (iii) reasonably promptly shall cure any violation of applicable Environmental Laws or Environmental Permits with respect to any of its properties which violations, if not so cured, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect; and (iv) shall not, and shall not permit any other Person to, own or operate on any of its properties any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the RCRA, or any comparable state law, unless such ownership or operation is ancillary to the Business and in compliance with all Environmental Laws, except any non-compliance that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. With respect to any Release of Hazardous Materials, the Borrowers and their Subsidiaries shall, in all material respects, conduct any necessary or required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, cleanup or abate any material quantity of Hazardous Materials present or Released at or on any of its properties as required by any applicable Environmental Law or Environmental Permits.

(d) In the event that the FERC orders or imposes any FERC Jurisdictional Requirement against any Borrower or any Subsidiary, such Borrower or such Subsidiary shall take all commercially reasonable efforts to promptly comply in all respects with all terms of such FERC Jurisdictional Requirement within the time period required thereby.

Section 6.4. Preservation of Existence. Each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business, licenses, patents, trademarks, copyrights and other proprietary rights; provided, however, that nothing in this Section 6.4 shall prevent, to the extent permitted by Section 6.13, sales of assets by any Borrower or any of its Subsidiaries, the dissolution or liquidation of any Subsidiary of any Borrower, or the merger or consolidation between or among the Subsidiaries of any Borrower. No Subsidiary of any Borrower shall be a Foreign Subsidiary, other than any Canadian Subsidiary.

Section 6.5. Compliance with Laws. Each Borrower shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all laws, rules, regulations, ordinances and orders of any Governmental Authority applicable to such Borrower’s or any of its Subsidiaries’ Property or business operations of any Governmental Authority, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.6. ERISA. (a) Each Borrower shall, and shall cause each other member of its Controlled Group to, promptly pay and discharge all its obligations and liabilities arising under ERISA with respect to a Pension Plan or a Post-Retirement Benefit Plan of a character which if unpaid or unperformed would have a Material Adverse Effect or result in the imposition of a Lien that primes the Liens that secure the Obligations upon any of their respective Property. Each Borrower shall, and shall cause each other member of its Controlled Group to, if it would reasonably be expected to have a Material Adverse Effect, promptly notify the Administrative Agent and each Lender of: (i) the occurrence of any “reportable event” (as defined in Section 4043(c) of ERISA and the regulations thereunder) with respect to a Pension Plan (other than an event with respect to which notice is waived pursuant to the applicable regulations), (ii) receipt of any notice from the PBGC of its intention to seek termination of any Pension Plan or appointment of a trustee therefor, (iii) its intention to terminate any Pension Plan in a non-standard termination under Section 4041(c) of ERISA or to withdraw from any Multiemployer Plan.

(b) The Borrowers shall, and shall cause each Subsidiary to, promptly pay and discharge or remit when due all material obligations and liabilities (including without limitation all employer and employee payments, contributions and premiums) arising under or in respect of each Canadian Pension Plan and Canadian Benefit Plan (in this Section 6.6(b), collectively the “Canadian Plans” or individually, a “Canadian Plan”) of a character which if unpaid or unperformed would result in the imposition of a Lien against any of its Property or have a Material Adverse Effect. The Borrowers shall, and shall cause each Subsidiary to, if it would reasonably be expected to have a Material Adverse Effect, promptly notify the Administrative Agent of: (i) the occurrence of any reportable event with respect to a Canadian Plan, or (ii) receipt of any notice from the Canadian Pension Regulator of its intention to seek termination or wind-up, in whole or in part, of any Canadian Plan or appointment of a trustee therefor, in a non-standard termination. The Borrowers shall cause to be delivered to the Administrative Agent, if a Material Adverse Effect would be reasonably likely to result, (i) promptly after receipt thereof a copy of any material direction, order, notice, ruling or opinion from any governmental authority (including without limitation the Canadian Pension Regulator) with respect to any Canadian Plan (including any notice or proposal to terminate or wind up, in whole or in part, any Canadian Pension Plan or Canadian Benefit Plan), (ii) any default or violation notice under any Canadian Plan or any suit, action, claim or proceeding commenced or threatened with respect to any Canadian Plan or its assets that could result in any material liability, payment of taxes, fine or penalty or (iii) any material change in the funding or contribution requirements for any Canadian Plan. Each Borrower covenants and agrees that it will and will cause any Subsidiary to continue to fulfill its obligations when due in respect of any Canadian Union-Administered Plan as required pursuant to any collective agreement and applicable law, including but not limited to withholding and remitting employee (if any) and employer contributions, to the extent necessary to avoid a Material Adverse Effect. This Section 6.6(b) shall not apply unless the MLP owns, directly or indirectly, a Canadian Subsidiary.

Section 6.7. Payment of Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, each Borrower will, and will cause each of its Subsidiaries to, pay and discharge, (a) all Taxes imposed upon it before becoming delinquent and before any penalties accrue thereon, unless and to the extent that the same are being contested in good faith by proper proceedings and for which adequate reserves have been established in accordance with GAAP; and (b) all Taxes imposed upon any portion of its Property, before becoming delinquent and before any penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by proper proceedings and as to which adequate reserves have been established in accordance with GAAP.

Section 6.8. Contracts with Affiliates. No Borrower shall, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than direct or indirect Wholly-owned Subsidiaries) on terms and conditions which, when taken as a whole, are materially less favorable to such Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other; provided that the foregoing restriction shall not (a) apply to transactions between or among the any Borrower and its Subsidiaries, between or among the Borrowers, or between or among the Subsidiaries, (b) apply to transactions pursuant to the Material Agreements as in effect on the Restatement Effective Date or, if applicable, to the extent modified as permitted under this Agreement, (c) apply to contracts, agreements, and business arrangements that (i) are approved by the conflicts committee of the board of directors (or similar governing body) of the General Partner, (ii) are approved by the majority of directors on such committee that are not Related Parties of Holdings (except in their capacities as such directors for the General Partner), (iii) are entered into pursuant to the reasonable business judgment of such Borrower or such Subsidiary party thereto, and (iv) are not entered into during the continuance of a Default or an Event of Default and no Default or Event of Default would be caused thereby, and (d) prohibit each Borrower and each Subsidiary from declaring or paying any lawful dividend or distribution otherwise permitted hereunder.

Section 6.9. Restrictions or Changes; Material Agreements; Organization Documents. No Borrower shall, nor shall it permit any Subsidiary to, change its fiscal year or fiscal quarters from its present basis, reduce the term of any Material Agreement, or otherwise amend or modify (or with respect to Material Agreements with Affiliates of the MLP, allow to be amended or modified) any Material Agreement, in each case, in a manner that could reasonably be expected to have a Material Adverse Effect. (For purposes of clarity, the parties hereto agree that any change that occurs pursuant to the express, self-operative terms of any Material Agreement does not constitute a modification under the foregoing sentence). Each Borrower and each Subsidiary shall perform and observe all the terms and provisions of each Material Agreement to be performed or observed by it, maintain each such Material Agreement in full force and effect, enforce each such Material Agreement in accordance with its terms, upon the request of the Administrative Agent, make to each other party to each such Material Agreement such demands and requested for information and reports or for action as any Borrower or any Subsidiary, as applicable, is entitled to make under such Material Agreement, except, in any case, where failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Borrower shall amend, change or otherwise modify its Organization Documents in a manner materially adverse to the interests of the Lenders.

Section 6.10. Change in the Nature of Business. No Borrower shall, nor shall it permit any Subsidiary or Permitted Joint Venture to, engage in any business or activity other than the Business.

Section 6.11. Indebtedness. No Borrower shall, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except;

(a) the Obligations, Hedging Liability, and Bank Product Liability of the Borrowers and their Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates);

(b) Indebtedness owed pursuant to Hedge Agreements entered into in the ordinary course of business and not for speculative purposes with Persons other than Lenders (or their Affiliates);

(c) intercompany Indebtedness among the Borrowers, or between or among any Borrower or Borrowers and any Subsidiary or Subsidiaries to the extent permitted by Section 6.14;

(d) Purchase Money Indebtedness and Capitalized Lease Obligations of the Borrowers and their Subsidiaries in an amount not to exceed $100,000,000 in the aggregate at any time outstanding;

(e) endorsement of instruments or other payment items for deposit or collection of commercial paper received in the ordinary course of business;

(f) Indebtedness consisting of (i) guarantees or payment obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; and (ii) guarantees or payment obligations arising with respect to customary indemnification obligations to purchasers in connection with permitted dispositions;

(g) indemnification, adjustment of purchase price, earnout or similar obligations, in each case, unsecured and incurred or assumed in connection with any Acquisition or sale or disposition otherwise permitted hereunder;

(h) Acquired Indebtedness, which Acquired Indebtedness, (i) to the extent secured by a Lien, such Lien does not extend to any assets other than those acquired pursuant to such Permitted Acquisition and shall secure only those obligations which it secures on the date of such Permitted Acquisition, and (ii) in an aggregate amount not to exceed $60,000,000 at any time outstanding;

(i) Indebtedness owed to any Person providing property, casualty, liability, or other insurance or the broker therefore or any company providing financing with respect to the premiums for such insurance to or for the benefit of any Borrower or any Subsidiary, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, unpaid insurance premiums for the one year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

(j) unsecured Indebtedness incurred in respect of overdraft protection, and other like services, in each case, incurred in the ordinary course of business;

(k) Contingent Obligations of a Borrower or a Subsidiary in respect of (i) Indebtedness otherwise permitted hereunder and (ii) Indebtedness of a Controlled Joint Venture to the extent permitted under Section 6.22(a)(i);

(l) to the extent constituting Indebtedness, investments permitted under Section 6.14;

(m) Indebtedness of any Borrower or any Subsidiary not otherwise permitted by this Section in an aggregate principal amount not to exceed $55,000,000 at any one time outstanding;

(n) Permitted Note Indebtedness;

(o) unsecured Subordinated Debt in an aggregate principal amount not to exceed $15,000,000 in the aggregate at any time outstanding; and

(p) Indebtedness existing on the Restatement Effective Date and set forth on Schedule 6.11, and any extensions, renewals and replacements thereof.

Section 6.12. Liens. No Borrower shall, nor shall it permit any of its Subsidiaries to, create, incur or suffer to exist any Lien on any of its Property; provided that the foregoing shall not prevent the following (the Liens described below, the “Permitted Liens”):

(a) Liens for the payment of Taxes which are not yet delinquent or the payment of which is not required by Section 6.7;

(b) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, Taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with bids, tenders, contracts or leases to which any Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided, in each case, that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and for which adequate reserves have been established in accordance with GAAP;

(c) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ (including common carriers’) bailee’s or other similar Liens arising in the ordinary course of business with respect to obligations which are not past due for more than forty-five (45) days or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and for which adequate reserves have been established in accordance with GAAP;

(d) Liens created by or pursuant to this Agreement and the Collateral Documents;

(e) Liens on Property of any Borrower or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 6.11(d), representing or incurred to finance the purchase price of Property; provided that, no such Lien shall extend to or cover (x) Equity Interests or (y) other Property of such Borrower or such Subsidiary other than the respective Property so acquired (other than improvements thereon, related contracts, intangibles and other assets that are included thereto or arise therefrom, and the products and proceeds thereof), and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

(f) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions and Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(g) Liens comprised of minor defects, irregularities, and deficiencies in title to, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances, defects and irregularities in the physical placement and location of pipelines within the areas covered by the easements, leases, licenses and other rights in real property in favor of any Borrower or any Subsidiary which, individually and in the aggregate, do not materially adversely interfere with the ordinary conduct of business by such Subsidiary or such Borrower, as applicable;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.1(g);

(i) Liens to secure the performance of bids, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(j) Liens set forth on Schedule 6.12, and any extensions, renewals and replacements thereof, so long as there is no increase in the obligations secured thereby (other than amounts incurred to pay costs of renewal and replacement) and no additional property (other than accessions, improvements and replacements in respect of such property) is subject to such Lien;

(k) Liens appearing as exceptions listed on Schedule B to the Title Policies;

(l) Liens securing any sale-leaseback permitted under this Agreement in an amount not to exceed $10,000,000 in the aggregate at any time outstanding;

(m) Liens securing the interests of a broker or other trade counterparty with respect to any margin account pursuant to a Hedge Agreement maintained by any Borrower or any Subsidiary in the ordinary course of business in an amount not to exceed $35,000,000 in the aggregate at any time outstanding;

(n) Liens on specified assets which Liens are not otherwise permitted by this Section 6.12 so long as the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of such specified assets subject thereto does not exceed (as to the Borrowers and all their Subsidiaries) $25,000,000 at any one time;

(o) Liens on Property of any Borrower or any Subsidiary securing indebtedness permitted by Section 6.11(h);

(p) Liens on amounts deposited to secure the Borrowers’ and their Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, letters of credit (or reimbursement obligations in respect thereof) or other similar obligations arising in the ordinary course of business;

(q) Liens on any cash earnest money deposits made by a Loan Party or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to an acquisition or investment;

(r) Liens on escrow accounts and the contents thereof; and

(s) Liens on insurance policies and the proceeds thereof securing the financing of the related premiums.

Section 6.13. Consolidation, Merger, and Sale of Assets. No Borrower shall, nor will it permit any of its Subsidiaries to, divide, wind up, liquidate or dissolve its affairs or agree to any merger or consolidation with or into any other Person, or convey, sell, lease or otherwise dispose of all or any part of its Property, including any disposition as part of any sale-leaseback transactions except that this Section shall not prevent:

(a) the sale and lease of inventory in the ordinary course of business;

(b) the sale, transfer or other disposition of any tangible personal property that, in the reasonable judgment of any Borrower or its Subsidiaries, has become uneconomic, obsolete or worn out;

(c) the sale, transfer, lease, or other disposition of Property of any Borrower and its Subsidiaries to one another;

(d) the merger (or liquidation or dissolution) of any Subsidiary with and into any Borrower or any other Subsidiary, provided that, in the case of any merger (or liquidation or dissolution) involving any Borrower, such Borrower is the legal entity surviving the merger (or liquidation or dissolution); provided further that, in the case of any merger (or liquidation or dissolution) involving the MLP, the MLP is the legal entity surviving the merger (or liquidation or dissolution);

(e) the disposition or sale of Cash Equivalents on consideration for cash in the ordinary course of business;

(f) the sale, transfer, lease, or other disposition of Property of any Borrower or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) with proceeds aggregating for the Borrowers and their Subsidiaries not more than $30,000,000 during any fiscal year of the Borrowers;

(g) the making of Restricted Payments permitted by Section 6.15;

(h) ordinary course dispositions of (i) overdue accounts receivable in connection with the compromise or collection thereof (and not in connection with any financing transaction), and (ii) leases, subleases, rights of way, easements, licenses, and sublicenses that, individually and in the aggregate, do not materially interfere with the ordinary conduct of the business then conducted by any Borrower or any Subsidiary, as applicable, and do not materially detract from the value or use of the Property which they affect;

(i) dispositions by the Borrowers and their Subsidiaries not otherwise permitted under this Section 6.13, subject to the following conditions:

(A) that no Event of Default exists at the time of such Disposition or would result from such Disposition;

(B) that the aggregate book value of all property disposed of in reliance of this clause (i) in any fiscal year of the Borrowers shall not exceed $45,000,000; and

(C) that at least 75% of the purchase price for such asset shall be paid to such Borrower or such Subsidiary in cash and Cash Equivalents;

(j) so long as no Event of Default has occurred and is continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of Section 6.13(i);

(k) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(l) the lapse of registered patents, trademarks and other intellectual property of the Borrowers or any of their Subsidiaries to the extent that the continued registration thereof is not economically desirable in the conduct of its business and so long as such lapse is not materially adverse to the interests of the Lenders;

(m) the sale or issuance of Ownership Interests of any Borrower that does not result in a Change of Control hereunder;

(n) Permitted Liens;

(o) any investment permitted under Section 6.14, to the extent any such investment is deemed to be a disposition;

(p) any involuntary Event of Loss;

(q) the disposition or sale of Ownership Interests of Permitted Joint Ventures; provided that, to the extent required by Section 2.8(b)(i), the Obligations are prepaid with any Net Cash Proceeds of such disposition or sale;

(r) so long as no Event of Default has occurred and is continuing, the disposition or sale of approximately 98 acres located at 1000 Emma Drive, Mountain View, Arkansas;

(s) the leasing of real property and personal property in the ordinary course of business; and

(t) mergers involving a Subsidiary in connection with a Permitted Acquisition or other investment permitted under Section 6.14; provided that if a Loan Party is involved, such Loan Party shall be the surviving Person.

Section 6.14. Advances, Investments and Loans. No Borrower shall, nor will it permit any of its Subsidiaries to, directly or indirectly, make loans or advances to, guarantee any obligations of, or make or have outstanding any investments (whether through purchase of equity interests or obligations or otherwise) in, any Person, or acquire all or substantially all of the assets or business of any other Person or division thereof, or enter into any partnerships or joint ventures, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that this Section shall not prevent:

(a) receivables created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(b) investments in Cash Equivalents;

(c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, including the receipt of security for such obligations;

(d) investments or advances made by any Borrower or any of its Subsidiaries in any direct or indirect Wholly-owned Subsidiaries or any other Borrower, and investments made from time to time after the Restatement Effective Date by any Borrower or any of its Subsidiaries in any direct or indirect Wholly-owned Subsidiaries or any other Borrower to the extent permitted by Section 6.17;

(e) intercompany advances made from time to time from any Borrower to any one or more direct or indirect Wholly-owned Subsidiaries in the ordinary course of business;

(f) Permitted Acquisitions;

(g) Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;

(h) the making of any payments Permitted by Section 6.15 hereof;

(i) investments consisting of negotiable instruments held for collection in the ordinary course of business;

(j) advances to officers, directors and employees of any Borrower and its Subsidiaries in an aggregate amount of all Borrowers not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(k) to the extent constituting an investment deposits of cash or Cash Equivalents made in the ordinary course of business to secure performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, letters of credit (or reimbursement obligations in respect thereof) or other similar obligations arising in the ordinary course of business;

(l) investments set forth on Schedule 6.14;

(m) the Guaranties;

(n) Contingent Obligations permitted by Section 6.11 hereof;

(o) investments consisting of debt securities as partial consideration for the disposition of assets to the extent permitted by Section 6.13(i);

(p) [reserved];

(q) the Borrowers and their Subsidiaries making expenditures for Material Projects, including through investments (or loans in lieu of investments) in Permitted Joint Ventures; provided that, the following conditions are satisfied at the time of each such expenditure or investment and after giving effect thereto:

(i) the Borrowers have complied with Section 6.1(d);

(ii) such Material Project is only for, or is being established only for, the Business that is permitted pursuant to Section 6.10 and has, or will have, its primary location in the United States of America or Canada;

(iii) after the Restatement Effective Date, the Consolidated Group may not make expenditures for more than three (3) Material Loan Party Projects; and

(iv) no Default or Event of Default shall exist;

(r) other investments not otherwise permitted under this Section 6.14 and not including investments in the Person or the assets that are the subject of the Permian Acquisition; provided that, the following conditions are satisfied at the time of each such investment and after giving effect thereto:

(i) the Borrowers shall have Unused Revolving Commitments (after giving effect to any increase in the Revolving Credit Commitments made pursuant to Section 2.2(b)) of not less than $30,000,000;

(ii) no Default or Event of Default shall exist; and

(iii) the Borrowers shall be in compliance (after giving pro forma effect to the making of such investments) with the covenants contained Section 6.20, and the Borrowers shall have delivered the Administrative Agent an executed compliance certificate in the form of Exhibit E evidencing such compliance with Section 6.20; and

(s) (A) the Permian Acquisition and (B) other investments in the Permian Joint Venture, including for the purpose of the Permian Expansion; provided that, the following conditions are satisfied at the time of each such investment under this clause (s)(B) and after giving effect thereto:

(i) the Borrowers shall have Unused Commitments (after giving effect to any increase in the Revolving Credit Commitments made pursuant to Section 2.2(b)) of not less than $30,000,000;

(ii) no Default or Event of Default shall exist; and

(iii) the Borrowers shall be in compliance (after giving pro forma effect to the making of such investments) with the covenants contained Section 6.20, and the Borrowers shall have delivered the Administrative Agent an executed compliance certificate in the form of Exhibit E evidencing such compliance with Section 6.20 (it being understood that a single such certificate may be delivered in respect of one of more relevant anticipated investments).

For purposes of compliance with this Section 6.14, the amount of any investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of all returns on such investment up to the original amount of such investment.

Notwithstanding anything in this Section 6.14 to the contrary, any investments, loans, and advances made by the Borrowers (and any of their Subsidiaries that are not Excluded Subsidiaries) in and to Excluded Subsidiaries shall only be permitted in and to Excluded Subsidiaries that are Canadian Subsidiaries; provided that, the aggregate amount outstanding of such investments, loans, and advances to such Excluded Subsidiaries shall not at any time exceed the sum of (x) $75,000,000 plus (y), so long as no Event of Default exists at the time of any Designated Canadian Equity Issuance, the Net Cash Proceeds of Designated Canadian Equity Issuances invested in or loaned to such Canadian Subsidiaries within 60 days of the MLP’s receipt thereof, or such longer period agreed to by the Administrative Agent; provided further that, such amount outstanding at any time shall be calculated without giving effect to any write-offs, write-downs, write-ups, impairments of goodwill, forgiveness of debt, and similar non-cash reductions or increases in value after the making of such investments, loans, and advances, and for the purpose of clarity, cash dividends and similar distributions of retained earnings, cash repayments of such loans and advances, and cash investments, loans and advances, in each case, made by Excluded Subsidiaries in or to Borrowers (or any of their Subsidiaries that are not Excluded Subsidiaries) shall, for the purpose of calculating the limitations set forth in this paragraph, reduce the amount outstanding of investments, loans, and advances made by the Borrowers (and any of their Subsidiaries that are not Excluded Subsidiaries) in and to Excluded Subsidiaries.

Notwithstanding anything in this Section 6.14 to the contrary, (i) any investments made by the Borrowers (and any of their Subsidiaries) in and to Foreign Joint Ventures shall only be permitted in and to Foreign Joint Ventures that are Canadian Joint Ventures; and (ii) the aggregate amount outstanding of such investments in such Foreign Joint Ventures shall not at any time exceed $25,000,000, which amount outstanding at any time shall be calculated without giving effect to any write-offs, write-downs, write-ups, impairments of goodwill, and similar non-cash reductions or increases in value after the making of such investments, and for the purpose of clarity, cash dividends and similar distributions of retained earnings, and cash investments, in each case, made by Foreign Joint Ventures in or to the Borrowers (or any of their Subsidiaries) shall, for the purpose of calculating the limitations set forth in this proviso, reduce the amount outstanding of investments made by the Borrowers (and any of their Subsidiaries) in and to Foreign Joint Ventures.

Notwithstanding anything in this Section 6.14 to the contrary, an initial investment (or an initial loan in lieu of an initial investment) in a Permitted Joint Venture (other than the Permian Joint Venture) by any of the Borrowers (and any of their Subsidiaries) shall only be permitted, if, at the time of such proposed investment, or after giving effect thereto, for the four most recently ended fiscal quarters of the Consolidated Group, allowing for a one-quarter delay with respect to EBITDA attributable to Permitted Joint Ventures (other than the Permian Joint Venture):

(a) the sum, without duplication, of (i) the Pro Forma Material Project EBITDA Adjustment for such period plus (ii) the Attributed EBITDA for such period would not exceed 25% of total actual EBITDA for such period; and

(b) the sum, without duplication, of (i) the Pro Forma Material Project EBITDA Adjustment for such period plus (ii) the Adjusted Attributed EBITDA for such period would not exceed 40% of total actual EBITDA for such period;

provided that, notwithstanding anything herein to the contrary, all amounts determined pursuant to this sentence shall be made after giving pro forma effect to all proposed Permitted Joint Venture investments (other than any proposed investment in the Permian Joint Venture), including that amount of EBITDA attributable thereto; provided further that, notwithstanding anything herein to the contrary, (x) the total actual EBITDA determined pursuant to this sentence shall be made without including any Material Project EBITDA Adjustments or any EBITDA attributable to Permitted Joint Ventures, and (y) any Attributed EBITDA and any Adjusted Attributed EBITDA shall be in an amount proportionate to the Borrowers’ pro rata equity ownership of the Permitted Joint Venture to which such amounts relate. As used herein:

“Adjusted Attributed EBITDA” means, with respect to any period, the sum of (a) the EBITDA (with each reference in such definition or its component definitions to the MLP, the MLP and its Subsidiaries, or to the Consolidated Group being a reference to the Consolidating Joint Ventures) of the Consolidating Joint Ventures (other than the Permian Joint Venture) for such period plus (b) the total actual cash dividends and similar distributions paid during such period by Non-Consolidating Joint Ventures (other than the Permian Joint Venture).

“Attributed EBITDA” means, with respect to any period, an amount equal to (a) the EBITDA (with each reference in such definition or its component definitions to the MLP, the MLP and its Subsidiaries, or to the Consolidated Group being a reference to the Consolidating Joint Ventures) of the Consolidating Joint Ventures (other than the Permian Joint Venture) for such period minus (b) the total actual cash dividends and similar distributions paid during such period by such Consolidating Joint Ventures (other than the Permian Joint Venture).

“Pro Forma Material Project EBITDA Adjustment” is defined in the definition of “EBITDA” in Section 1.1.

Section 6.15. Restricted Payments. (1) No Borrower shall, nor shall it permit any of its Subsidiaries to, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its equity interests, or (ii) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its equity interests or any warrants, options, or similar instruments to acquire the same (each a “Restricted Payment”); provided, however, that the foregoing shall not operate to prevent:

(a) the making of dividends or distributions by any direct or indirect (i) Wholly-owned Subsidiary of any Borrower to its parent entity or (ii) non-Wholly-owned Subsidiary of any Borrower to its parent entity ratable with respect to their Ownership Interests or on a basis more favorable to the MLP and its Subsidiaries;

(b) each Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common or subordinated Ownership Interests of such Person and any Borrower may issue common Ownership Interests upon the conversion of subordinated Ownership Interests;

(c) each Borrower and each Subsidiary may purchase, redeem or otherwise acquire its Ownership Interests in exchange for or with the proceeds received from the substantially concurrent issue of new common or subordinated Ownership Interests;

(d) (i) payment in lieu of fractional Ownership Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar investment) and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(e) [reserved];

(f) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and no violation of any Legal Requirement (including Section 17-607 of the Delaware Revised Uniform Limited Partnership Act) would result therefrom, the MLP may make Restricted Payments with respect to any fiscal quarter in an aggregate amount not to exceed Available Cash with respect to such fiscal quarter, so long as the Borrowers shall be in compliance (after giving pro forma effect to the making of such Restricted Payment) with the covenants contained Sections 6.20(a), and the Borrowers shall have delivered an executed compliance certificate in the form of Exhibit E evidencing such compliance with Section 6.20(a); and

(g) Restricted Payments to officers, directors and employees (i) pursuant to employment or benefit plans or agreements in an aggregate amount not to exceed $2,000,000 in any fiscal year, or (ii) on account of ownership of phantom units in the MLP in an aggregate amount not to exceed $7,500,000 in any fiscal year, the issuance of which units (a) is in accordance with industry custom pursuant to the reasonable business judgment of the Borrower and (b) is authorized by (i) either the conflicts committee of the board of directors (or similar governing body) of the General Partner or the board of directors of the General Partner and, in either case, (ii) the majority of directors on such committee or such board, as applicable, that are not Related Parties of Holdings (except in their capacities as such directors for the General Partner).

(2) No Borrower shall, nor shall it permit any of its Subsidiaries to, make any payments with respect to any earnout obligations if an Event of Default pursuant to Sections 7.1(a)(i), 7.1(j) or 7.1(k)has occurred and is continuing.

Section 6.16. Limitation on Restrictions. No Borrower shall, nor will it not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its Ownership Interests owned by any Borrower or any other Subsidiary, (b) pay or repay any Indebtedness owed to any Borrower or any other Subsidiary, (c) make loans or advances to any Borrower or any other Subsidiary, (d) transfer any of its Property to any Borrower or any other Subsidiary except with respect to (i) rights of first refusal as set forth in Article 7 of the Omnibus Agreement, provided, however, that such rights of first refusal may not be exercised during the continuance of an Event of Default hereunder and (ii) customary restrictions in joint venture agreements restricting the disposition of ownership interests in such joint ventures, (e) encumber or pledge any of its assets to or for the benefit of the Administrative Agent or (f) guaranty the Obligations, Hedging Liability and Bank Product Liability except for (i) the Loan Documents, and (ii), with respect to the foregoing clauses (d) and (e) only, in connection with any document or instrument governing voluntary Liens permitted pursuant to Section 6.12; provided that, any such restriction contained therein relates only to the asset or assets subject to such Permitted Liens; provided, that this Section shall not prohibit any such restrictions that exist at the time any Subsidiary becomes a Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary.

Section 6.17. Limitation on Issuances of New Equity by Subsidiaries. No Borrower will permit any of its Subsidiaries to issue any new Ownership Interests (including by way of sales of treasury stock); provided that, notwithstanding the foregoing, (i) Subsidiaries shall be permitted to issue new Ownership Interests in connection with their creation, so long as such creation is in compliance with Section 6.14 and Section 4, (ii) so long as no Change of Control is caused thereby, any Borrower and its Subsidiaries shall be permitted to issue new Ownership Interests or other equity interests to effect a Permitted Acquisition, and (iii) each Subsidiary shall be permitted to issue new Ownership Interests to any Borrower and/or to any Guarantor or if owned by a non-Loan Party Subsidiary, to such Subsidiary.

Section 6.18. Reserved.

Section 6.19. Operating Accounts. Each of the operating accounts of each Borrower and its Subsidiaries shall be at all times maintained with the Administrative Agent, except for (i) payroll, employee benefits, withholding tax or escrow accounts, (ii) petty cash accounts, if any, to serve any Borrower and any Subsidiary locations that cannot be reasonably served by the existing offices and branches of the Administrative Agent, (iii) broker and other trade counterparty accounts associated with Hedge Agreements permitted pursuant to Section 6.14(g), (iv) any other operating accounts of a Canadian Subsidiary if, in the Administrative Agent’s reasonable discretion, such accounts cannot be reasonably and efficiently served, to the extent required or expected by such Canadian Subsidiary, by the existing offices and branches of the Administrative Agent in Canada, and (v) until December 31, 2022 (or such later date agreed to by the Administrative Agent in its reasonable discretion), accounts of any Loan Parties acquired pursuant to the 3 Bear Acquisition, if such accounts are held with Wells Fargo Bank, National Association or any of its Affiliates; provided, that such accounts are subject to deposit account control agreements, (vi) any other accounts (including acquired accounts) warranted by operating or efficiency considerations as determined by the Borrower in its reasonable business judgment, and

(vii) accounts of any Person acquired in connection with a Permitted Acquisition for the period of one hundred twenty (120) days (or such longer period agreed to by the Administrative Agent in its reasonable discretion) following the consummation of such Permitted Acquisition; provided, that such accounts are subject to a deposit account control agreement as and when required under Section 4.1.

Section 6.20. Financial Covenants.

(a) Total Leverage Ratio. The Borrowers shall not, as of the last day of each fiscal quarter of the Consolidated Group during such period, permit the Total Leverage Ratio to be greater than 5.25 to 1.00; provided that, notwithstanding anything in the foregoing to the contrary, during any Temporary Increase Period, the Borrowers shall not as of the last day of each such fiscal quarter of the Consolidated Group during such Temporary Increase Period permit the Total Leverage Ratio to be greater than 5.50 to 1.00. A Temporary Increase Period with respect to the 3 Bear Acquisition (which shall not count for one of the Temporary Increase Periods limited below) shall be in effect through March 31, 2023.

Notwithstanding anything to the contrary herein, (x) no Temporary Increase Period may be revoked after its initiation, (y) there shall be no more than two Temporary Increase Periods based on Material Joint Venture Projects (and no conversion of a Permitted Joint Venture to a Subsidiary pursuant to Section 6.1(m) shall cancel the effect of any Temporary Increase Period with respect to such Person under this clause (y)) and (z) there shall be no more than three Temporary Increase Periods based on Permitted Acquisitions. For the avoidance of doubt, the request for a Temporary Increase Period with respect to the 3 Bear Acquisition made prior to the Restatement Effective Date under the Prior Credit Agreement shall not be deemed to be usage of one of the three such periods under the Credit Agreement.

(b) Senior Leverage Ratio. The Borrowers shall not, as of the last day of each fiscal quarter of the Consolidated Group during such period, permit the Senior Leverage Ratio to be greater than 3.75 to 1.00.

(c) Interest Coverage Ratio. As of the last day of each fiscal quarter of the Consolidated Group, the Borrowers shall maintain a ratio of (i) EBITDA for the four fiscal quarters of the Consolidated Group then ended, but, to the extent permitted by GAAP, allowing for a one-quarter delay with respect to such EBITDA that is attributable to Permitted Joint Ventures, to (ii) actual cash Interest Expenses for the same four fiscal quarters then ended, but, to the extent permitted by GAAP, allowing for a one-quarter delay with respect to such “Interest Expenses” that is attributable to Permitted Joint Ventures of greater than 2.00 to 1.00.

Section 6.21. Compliance with Sanctions Programs; Anti-Corruption Laws. (a) Each Borrower and each Guarantor in all material respects shall at all times comply with the requirements of all Sanctions Programs applicable to such Borrower or such Guarantor, shall maintain policies and procedures designed to promote and achieve compliance with Sanctions Programs in all material respects, and shall cause each of its Subsidiaries to comply with the requirements of all Sanctions Programs applicable to such Subsidiary in all material respects.

(b) Each Borrower and each Guarantor shall provide the Administrative Agent, the L/C Issuers, and the Lenders any information regarding such Borrower, such Guarantor, its Affiliates, and its Subsidiaries necessary for the Administrative Agent, the L/C Issuers, and the Lenders to comply in all material respects with all applicable Sanctions Programs; subject however, in the case of Affiliates, to such Borrower’s or such Guarantor’s ability to provide information applicable to them.

(c) If the General Partner, any Borrower or any Guarantor obtains actual knowledge or receives any written notice that such Borrower, any Affiliate, such Guarantor or any Subsidiary is named on any then-current Sanctions List (such occurrence, a “Sanctions Event”), such Borrower or such Guarantor shall promptly (i) give written notice to the Administrative Agent, the L/C Issuers, and the Lenders of such Sanctions Event, and (ii) comply with all applicable laws with respect to such Sanctions Event (regardless of whether the party included on the Sanctions List is located within the jurisdiction of the United States of America), including the Sanctions Programs, and each Borrower and each Guarantor hereby authorizes and consents to the Administrative Agent, the L/C Issuers, and the Lenders taking any and all steps the Administrative Agent, the L/C Issuers, or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such Sanctions Event, including the requirements of the Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC and/or the U.S. Department of Treasury’s Office of Foreign Assets Control).

(d) No Borrower shall use any proceeds of the Loans to (and no Borrower shall request any Letter of Credit, the proceeds of which, to the knowledge of the General Partner, the Borrowers and the Guarantors, will be used to) finance or otherwise fund, directly or to the knowledge of the General Partner, indirectly, (i) any activity or business with or related to any Sanctioned Person or any Sanctioned Country or (ii) in any other manner that will result in a violation of any Sanctions Program by any Person (including any Person participating in the Loans or Letters of Credit, whether as lender, underwriter, advisor, investor, or otherwise).

(e) Each Borrower shall, and shall cause each of its Subsidiaries to, conduct its businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve material compliance with such laws. No Borrower shall use any proceeds of the Loans to (and no Borrower shall request any Letter of Credit, the proceeds of which, to the knowledge of the General Partner, the Borrowers and the Guarantors, will be used) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar applicable anti-corruption legislation in other jurisdictions.

Section 6.22. Joint Ventures. (a) No Borrower shall vote, or permit any of its Subsidiaries to vote, its Ownership Interests in any Controlled Joint Venture to enable such Controlled Joint Venture to, or otherwise permit any Controlled Joint Venture to, (i) incur, assume or otherwise be liable in respect of any Indebtedness, other than (x) Indebtedness not to exceed $50,000,000 in the aggregate at any time outstanding for all Controlled Joint Ventures, (y) Indebtedness owed by such Controlled Joint Venture to one or more holders of its Ownership Interests for loans made in lieu of an equity investment and (z) Non-Recourse Indebtedness; provided that, any such Indebtedness that is recourse to the Borrower or a Subsidiary shall be considered investments for all purposes of Section 6.14, or (ii) create, incur or suffer to exist any Liens on any of their Property whether now owned or hereafter acquired, other than Liens securing Indebtedness permitted pursuant the foregoing clause (a)(i)(x) and (a)(i)(z) and other Liens of the type permitted by Sections 6.12(a), (b), (c), (f), (g), (h), (i), (p), (q) and (r); provided that this Section 6.22(a) shall not apply to Ownership Interests in the Permian Joint Venture.

(b) All Indebtedness incurred or assumed by any Non-Controlled Joint Venture or, pursuant to which any Non-Controlled Joint Venture is otherwise liable, must be Non-Recourse Obligations. No Permitted Joint Venture may hold any Ownership Interest in the Borrower or any Guarantor. The Borrowers will cause the business of each of each Borrower and its Subsidiaries to be conducted in such a manner (including by keeping separate books of account) so that each Permitted Joint Venture will be treated as an entity separate and distinct from the Borrowers and their Subsidiaries; provided that, the foregoing will not prohibit the Indebtedness and Liens otherwise permitted by this Section 6.22 and consolidation of any Permitted Joint Venture with the MLP and its Subsidiaries in accordance with the GAAP.

Section 6.23. FERC. Each Borrower and the Borrowers’ Affiliates shall comply with all applicable FERC requirements, including any FERC Jurisdictional Requirement, and any Applicable FERC Requirement that is ordered or imposed, except to the extent that any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of the preceding sentence, the term “Applicable FERC Requirement” shall include any requirement, applicable to any Borrower or any Borrower’s Affiliate, to file reports and/or tariffs with the FERC, or contained in any FERC order, the Interstate Commerce Act, the Energy Policy Act, or FERC regulations promulgated under the Interstate Commerce Act or the Energy Policy Act.

Section 6.24. Post-Closing Matters. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Restatement Effective Date, the Borrowers shall, and shall cause each applicable Loan Party, to take such actions set forth on Schedule 6.24 by the times specified on such Schedule 6.24 with respect to such actions, or such later time as the Administrative Agent may agree in its reasonable discretion. All conditions precedent, covenants and representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 6.24 within the time periods required by this Section 6.24, rather than as elsewhere provided in the Loan Documents).

Section 6.25. Certificate of Beneficial Ownership and Additional Information. Each Borrower shall provide to the Administrative Agent and the Lenders: (a) from time to time promptly upon request by any Lender, confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and the Lenders, (b) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Lender, when the individual(s) previously identified as a Beneficial Owner have changed, and (c) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.

Section 7.1. Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) (i) default in the payment when due (whether at the stated maturity thereof or at any other time provided for in this Agreement) of all or any part of the principal of any Loan or (ii) default in the payment when due of interest or any Loan or any other Obligation payable hereunder or under any other Loan Document and such default shall continue for three Business Days;

(b) default in the observance or performance of any covenant set forth in Sections 6.1(a), (b), (c) and (g), 6.4, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.20, 6.21, 6.22, or 6.24 or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

(c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such default shall first become known to any officer of any Borrower or (ii) written notice of such default is given to the Borrowers by the Administrative Agent;

(d) any representation or warranty made herein or in any other Loan Document or in any certificate delivered to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

(e) (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an “Event of Default” under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void (other than as a result of the gross negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction by final and nonappealable judgment), or (iii) any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any material portion of the Collateral purported to be covered thereby except as expressly permitted by the terms thereof or the terms of this Agreement, or (iv) any Borrower or any Guarantor takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

(f) default shall occur under any (i) Permitted Note Indebtedness or other Indebtedness of any Borrower or any Guarantor aggregating in excess of $50,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due following any applicable grace period (whether by demand, lapse of time, acceleration or otherwise) after giving effect to applicable grace or cure periods, if any, or (ii) any Hedge Agreement of any Borrower or any Guarantor with any Lender or any Affiliate of a Lender following any applicable grace period in such Hedge Agreement, resulting in payments owing by any Borrower or any Guarantor exceeding $50,000,000;

(g) (i) any final judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Borrower or any Guarantor, or against any of its Property, in an aggregate amount in excess of $50,000,000 (except to the extent fully and unconditionally covered by insurance pursuant to which the insurer has accepted liability therefor in writing and except to the extent fully and unconditionally covered by an appeal bond, for which such Borrower or such Subsidiary has established in accordance with GAAP a cash or Cash Equivalent reserve in the amount of such judgment, writ or warrant), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of any Borrower or any Guarantor to enforce any such judgment, or (ii) any Borrower or any Guarantor shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(h) except as would not have a Material Adverse Effect: (i) any Borrower or any Guarantor, or any member of its Controlled Group, shall fail to pay when due an amount or amounts which it shall have become liable to pay (1) to the PBGC, (2) to a Pension Plan under Title IV of ERISA, or (3) to a Canadian Pension Plan, Canadian Benefit Plan or Canadian Union-Administered Plan; or (ii) notice of intent to terminate a Pension Plan or Pension Plans under Section 4041(c) of ERISA shall be filed under Title IV of ERISA by any Borrower, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or (iii) any Borrower or any plan administrator with a governmental regulator of a Canadian Pension Plan or a Canadian Benefit Plan (in each case, a “Canadian Pension Regulator”) shall file a notice of intent to terminate a Canadian Pension Plan or a Canadian Benefit Plan and such notice shall not have been withdrawn, or the reason(s) for the filing of such notice satisfactorily resolved, within 30 days thereafter; or (iv) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Pension Plan or a proceeding shall be instituted by a fiduciary of any Pension Plan against any Borrower or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or (v) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Pension Plan must be terminated; or (vi) any Borrower or any member of its Controlled Group, shall incur liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (vii) any Borrower or any member of its Controlled Group, shall receive any notice, or any Multiemployer Plan shall receive from any Borrower or any member of its Controlled Group, any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is in endangered or critical status, within in the meaning of Section 305 of ERISA; or (viii) the Canadian Pension Regulator shall institute proceedings to terminate, in whole or in part, any Canadian Pension Plan or Canadian Benefit Plan or causing a trustee to be appointed to administer any Canadian Pension Plan or Canadian Benefit Plan, and such proceeding shall not have been dismissed within 30 days thereafter; provided, that clauses (i)(3), (iii) and (viii) of this Section 7.1(h) shall not apply unless the MLP owns, directly or indirectly, a Canadian Subsidiary;

(i) any Change of Control shall occur;

(j) any Borrower, any Guarantor, or any Controlled Joint Venture (with respect to a Controlled Joint Venture, with EBITDA exceeding 7.5% of the Consolidated Group’s EBITDA for the most recent four-quarter period for which financial statements have been delivered) shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, the Canadian Insolvency Legislation (or such other equivalent statute) (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or the Canadian Insolvency Legislation (or such other equivalent statute) to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Debtor Relief Law or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.1(k);

(k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower, any Guarantor, or any Controlled Joint Venture (with respect to a Controlled Joint Venture, with EBITDA exceeding 7.5% of the Consolidated Group’s EBITDA for the most recent four-quarter period for which financial statements have been delivered) or any substantial part of any of its Property, or a proceeding described in Section 7.1(j)(v) shall be instituted against any Borrower, any Guarantor, or any Controlled Joint Venture (with respect to a Controlled Joint Venture, with EBITDA exceeding 7.5% of the Consolidated Group’s EBITDA for the most recent four-quarter period for which financial statements have been delivered), and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days;

(l) (i) any default or event of default shall have occurred under any of the Material Agreements which has not been cured within any applicable grace period and which default or event of default could, individually or in the aggregate with any other defaults or events of default under the Material Agreements, reasonably be expected to have a Material Adverse Effect, or (ii) any of the Material Agreements shall have terminated, which termination, individually or in the aggregate with any other terminations of Material Agreements, could reasonably be expected to have a Material Adverse Effect;

(m) any of Holdings’ Subsidiaries permanently suspends refining operations at any of its (i) Tyler, Texas refinery (ii) El Dorado, Arkansas refinery, (iii) Big Spring, Texas refinery, or (iv) following the drop-down of all or substantially all of Holdings’ Subsidiaries’ midstream logistics assets at its Krotz Springs, Louisiana refinery, Krotz Springs, Louisiana refinery, in each case unless the MLP or any of its Subsidiaries have as of the time of such suspension, or shall have promptly after such suspension, established such replacement Business as is acceptable to the Administrative Agent; or

(n) any Designated Agreement shall cease to be in full force and effect or declared null and void, or any Borrower or any Affiliate of any Borrower or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Designated Agreement or any of their respective obligations thereunder, except in connection with termination of the underlying agreement related to such Designated Agreement.

Section 7.2. Non-Bankruptcy Defaults. When any Event of Default exists other than those described in subsection (j) or (k) of Section 7.1, the Administrative Agent shall, by written notice to the Borrowers: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrowers immediately Cash Collateralize 103% of the full amount then available for drawing under each Letter of Credit, and the Borrowers agree to immediately provide such Cash Collateral and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrowers pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 7.3. Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 7.1 exists, then all outstanding Obligations shall immediately and automatically become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind (each of which is hereby waived by each Borrower), the Revolving Credit Commitments and all other obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately and automatically terminate and the Borrowers shall immediately Cash Collateralize 103% of the full amount then available for drawing under each Letter of Credit, the Borrowers acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

Section 7.4. Collateral for Undrawn Letters of Credit. If Cash Collateral for drawings under any or all outstanding Letters of Credit is required under Section 2.8(b) or under Section 7.2 or under Section 7.3, the Borrowers shall forthwith Cash Collateralize the amount required as provided in Section 4.5.

Section 7.5. Notice of Default. The Administrative Agent shall give notice to the Borrowers under Section 7.1(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

SECTION 8. CHANGE IN CIRCUMSTANCES AND CONTINGENCIES.

Section 8.1. Funding Indemnity. If any Lender shall incur any loss, cost or expense (including any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Tranche Rate Loan or Swing Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender or by reason of breakage of interest rate swap agreements or the liquidation of other Hedge Agreements or incurred by reason of an assignment required by Section 10.2(b)) as a result of:

(a) any payment, prepayment or conversion of a Tranche Rate Loan or Swing Loan on a date other than the last day of its Interest Period,

(b) any failure (because of a failure to meet the conditions of Section 3 or otherwise) by the Borrowers to borrow or continue a Tranche Rate Loan or Swing Loan, to convert a Base Rate Loan into a Tranche Rate Loan or Swing Loan on the date specified in a notice given pursuant to Section 2.5(a), other than as a result of the application of Sections 8.2 or 8.3,

(c) any failure by the Borrowers to make any payment of principal on any Tranche Rate Loan or Swing Loan when due (whether by acceleration or otherwise), or

(d) any acceleration of the maturity of a Tranche Rate Loan or Swing Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the written demand of such Lender, the Borrowers shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrowers, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive absent manifest error.

Section 8.2. Illegality. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any Tranche Rate Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrowers and the Administrative Agent and such Lender’s obligations to make or maintain Tranche Rate Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Tranche Rate Loans. The Borrowers shall prepay on demand the outstanding principal amount of any such affected Tranche Rate Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrowers may then elect to borrow the principal amount of the affected Tranche Rate Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

Section 8.3. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, Tranche Rate; Tranche Rate Replacement.

(a) [Reserved].

(b) If on or prior to the first day of any Interest Period for any Borrowing of Tranche Rate Loans, the Administrative Agent shall determine or be notified by the Required Lenders that no Successor Rate has been determined in accordance with Section 8.3(c) and either: (i) the Tranche Rate is unavailable, unrepresentative, or unreliable, (ii) the Tranche Rate as determined by the Administrative Agent shall not adequately and fairly reflect the cost to the Lenders of funding the Tranche Rate Loans for such Interest Period, or (iii) the making or funding of Tranche Rate Loans has become impracticable; then, in any such case, the Administrative Agent shall forthwith give written notice thereof to the Borrowers’ Agent and the Lenders (which shall be conclusive and binding on all parties hereto absent manifest error), and (A) any request for a Tranche Rate Loan or for a conversion to or continuation of a Tranche Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (B) each Tranche Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (C) the obligations of Lenders to make Tranche Rate Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, in which event the Administrative Agent shall so notify the Borrowers’ Agent and the Lenders. If a Successor Rate has been determined in accordance with Section 8.3(c) and the Administrative Agent determines, or the Required Lenders provide notice, that any of the circumstances described in clauses (i)-(iii) of this paragraph has occurred, then clauses (A)-(C) of this paragraph shall apply as if such reference to Tranche Rate therein were a reference to the Successor Rate. At any time (including in connection with the implementation of a Successor Rate), the Administrative Agent may remove any tenor of a Tranche Rate that is unavailable, non-representative, or not in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, in the Administrative Agent’s reasonable discretion, for Tranche Rate settings; provided however that the Administrative Agent may reinstate such previously removed tenor for Tranche Rate settings, if the Administrative Agent determines in its reasonable discretion that such tenor has become available and representative again.

(c) (i) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 8.3(c)), but without limiting Section 8.3(b) above, if the Administrative Agent determines (which determination shall be conclusive and binding on all parties hereto absent manifest error) that any of the circumstances described in Section 8.3(b)(i)-(iii) has occurred and is unlikely to be temporary or the administrator of the Tranche Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date (the “Scheduled Unavailability Date”) after which the Tranche Rate will no longer be representative or made available or used for determining the interest rate of loans or otherwise cease or will no longer be in compliance or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Benchmarks, and there is no successor administrator satisfactory to the Administrative Agent, then on a date and time determined by the Administrative Agent (the “Tranche Rate Replacement Date”), but no later than the Scheduled Unavailability Date, the Tranche Rate will be replaced hereunder and under any other Loan Document with Daily Simple SOFR.

(ii) If the Successor Rate is based on Daily Simple SOFR, interest shall be due and payable on a monthly basis (on the last Business Day of each calendar month).

(iii) Notwithstanding anything to the contrary herein, if the Administrative Agent determines that Daily Simple SOFR is not available and administratively feasible prior to the Tranche Rate Replacement Date, or if any of the circumstances described in the initial paragraph of this Section 8.3(c) with regard to the Tranche Rate has occurred with respect to a Successor Rate then in effect, the Administrative Agent and the Borrowers may amend this Agreement solely for the purpose of replacing the Tranche Rate or any then current Successor Rate in accordance with this Section 8.3(c) with another alternative benchmark rate and a Spread Adjustment, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities and any recommendations of a relevant Governmental Authority, and which Spread Adjustment or method for calculating such Spread Adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion. Any such alternative benchmark rate and Spread Adjustment shall constitute a Successor Rate hereunder. Any such amendment shall become effective on the date set forth in a written notice provided by the Administrative Agent to the Borrowers and the Lenders (such date to be five (5) or more Business Days after the date of such notice) unless the Required Lenders have provided written notice of their objection to such amendment on or before the fifth (5th) Business Day after the Administrative Agent provides such notice.

(iv) The Administrative Agent will promptly (in one or more notices) notify the Borrowers and the Lenders of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrowers.

(v) In connection with the implementation and administration of a Successor Rate (including, without limitation, pursuant to Section 8.3(c)(viii) below), the Administrative Agent in consultation with the Borrowers will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that the Administrative Agent shall provide notice of such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

(vi) Notwithstanding anything to the contrary herein, if the Successor Rate would be less than the Floor, the Successor Rate will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

(vii) The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, or any other matter related to the Tranche Rate or any Successor Rate, including the selection of such rate, any related Spread Adjustment, or any Conforming Changes, or whether the composition or characteristics of any Successor Rate and Spread Adjustment or Conforming Changes will be similar to, or produce the same value or economic equivalence of, the initial Tranche Rate.

(viii) Notwithstanding anything to the contrary contained herein, if, after the Restatement Effective Date, the Borrowers enter into a Hedge Agreement with respect to all or part of any Borrowing (a “Swapped Portion”) and the floating interest rate under the Hedge Agreement is Daily Simple SOFR, the Administrative Agent and the Borrowers may agree to replace the Tranche Rate hereunder solely in respect of such Swapped Portion with Daily Simple SOFR and a Spread Adjustment without consent of any other party hereto; provided, further, if subsequent thereto, the Administrative Agent and the Borrowers amend such Hedge Agreement to include, or terminate such Hedge Agreement and enter into a new Hedge Agreement with, a floating interest rate thereunder of Term SOFR, then the Administrative Agent and the Borrowers may further agree to replace Daily Simple SOFR hereunder in respect of such Swapped Portion with Term SOFR (and a Spread Adjustment, if applicable) hereunder without consent of any other party hereto; and, in either such event, (A) Daily Simple SOFR or Term SOFR, as applicable, shall be a Successor Rate hereunder, and (B) the Administrative Agent shall provide written notice thereof to the Lenders.

Section 8.4. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, such L/C Issuer or other Recipient, the Borrowers will pay to such Lender, such L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any lending office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in Section 8.4(a) or (b) above and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 8.5. Intentionally Omitted.

Section 8.6. Intentionally Omitted.

Section 8.7. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 10.10.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.13 shall be applied by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or the Administrative Agent in its capacity as the maker of Swing Loans hereunder; third, to Cash Collateralize contingent funding obligations of such Defaulting Lender in respect of any participation in any Swing Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non interest bearing deposit account and to be released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement and Cash Collateralize contingent funding obligations of such Defaulting Lender in respect of participation in any future Swing Loan or future Letter of Credit; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Administrative Agent as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or the Administrative Agent against that Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis in accordance with their Revolver Percentages under the applicable Credit prior to being applied to the payment of any Loans of, or L/C Obligations owed to such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 8.7 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any commitment fee under Section 2.13(a) or any amendment fees, waiver fees, or similar fees for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive any Letter of Credit fee under Section 2.13(b) and amounts owed to it in respect of participating interest in Swing Loans under Section 2.11(e) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolver Percentage of the stated amount of Letters of Credit and participating interests in Swing Loans for which it has provided Cash Collateral pursuant to Section 4.5.

(C) With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Administrative Agent as the maker of Swing Loans and to each L/C Issuer, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Administrative Agent’s or such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolver Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 3.1 are satisfied at such time (and, unless the Borrowers shall have otherwise notified the Administrative Agent at the time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate principal amount of Revolving Loans and participating interests in L/C Obligations and Swing Loans of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, within 3 Business Days following notice by the Administrative Agent, Cash Collateralize such Defaulting Lender’s interests in L/C Obligations and Swing Loans (after giving effect to any partial reallocation pursuant to clause (iv) above) in accordance with the procedures set forth in Section 4.5 for so long as such interests in L/C Obligations and Swing Loans are outstanding.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, and the L/C Issuers agree in writing in their reasonable discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held on a pro rata basis by the Lenders in accordance with their respective Revolver Percentages (without giving effect to Section 8.7(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Administrative Agent in its capacity as the maker of Swing Loans shall not be required to fund any Swing Loans unless it is satisfied that it will have no Fronting Exposure after effect to such Swing Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 9. THE ADMINISTRATIVE AGENT.

Section 9.1. Appointment and Authorization of Administrative Agent. Each Lender and each L/C Issuer hereby appoints Fifth Third Bank, National Association, to act on its behalf as the Administrative Agent under the Loan Documents and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither any Borrower nor any Guarantor shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” in this Agreement or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.2. Administrative Agent and Its Affiliates. The Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise or refrain from exercising such rights and powers as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Affiliate of any Borrower as if it were not the Administrative Agent under the Loan Documents and without any duty to account therefor to the Lenders. The terms “Lender” and “Lenders”, unless otherwise expressly indicated or unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in Section 2 to the Administrative Agent’s Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

Section 9.3. Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or any Legal Requirement, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) Any instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.10) shall be binding upon all the Lenders. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.10), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists, and shall be deemed not to have knowledge of any Default or Event of Default, unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrowers or a Lender. If the Administrative Agent receives from the Borrowers a written notice of an Event of Default pursuant to Section 6.1, the Administrative Agent shall promptly give each of the Lenders written notice thereof.

(c) Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, or any Credit Event, (ii) the contents of any certificate, report or other document delivered under this Agreement or any other Loan Documents or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness, genuineness, value, worth or collectability of this Agreement, any other Loan Document or any other agreement, instrument, document or writing furnished in connection with any Loan Document or any Collateral, or the existence, perfection, or priority of any Lien purported to be created by this Agreement or any Collateral Documents, or (v) the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence.

Section 9.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may treat the payee of any Note or any Loan as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent.

Section 9.5. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.6. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.7. Intentionally Omitted.

Section 9.8. Resignation of Administrative Agent and Successor Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers, and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000 and, so long as no Event of Default shall have occurred and be continuing, such appointment shall be within the Borrowers’ consent (which shall not be unreasonably withheld). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 10.12 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 9.9. L/C Issuers and Swing Line Lender. (a) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. Each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 9, included such L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

(b) The Administrative Agent in its capacity as the maker of Swing Loans hereunder shall act on behalf of the Lenders with respect to the Swing Loans made hereunder. The Administrative Agent in its capacity as the maker of Swing Loans hereunder shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by the Administrative Agent in its capacity as the maker of Swing Loans hereunder in connection with Swing Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 9, included the Administrative Agent, in its capacity as the maker of Swing Loans hereunder, with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such Administrative Agent, in its capacity as the maker of Swing Loans hereunder, as applicable.

Section 9.10. Hedging Liability and Bank Product Liability Arrangements. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 10.9, as the case may be, any Affiliate of such Lender with whom any Borrower or any Guarantor has entered into an agreement creating Hedging Liability or Bank Product Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranties as more fully set forth in Section 2.9 and Section 4. In connection with any such distribution of payments and collections, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Liability unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution. Any Lender or its Affiliate with whom any Borrower or any Guarantor has entered into an agreement creating Hedging Liability or Bank Product Liability shall be assumed to consent to Section 9.14.

Section 9.11. No Other Duties; Designation of Additional Agents. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “arrangers” or other designations for purposes hereto, including the designations of the Co-Syndication Agents and the Co-Documentation Agents, but such designations shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof; provided that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise given to the Administrative Agent pursuant to this Section 9 and (ii) subject to Section 10.7, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 9.12. Authorization to Enter into, and Enforcement of, the Collateral Documents and Guaranty. The Lenders, such Affiliates of the Lenders who may enter into an agreement creating Hedging Liabilities or Bank Product Liabilities pursuant to Section 9.10 and the L/C Issuers irrevocably authorize the Administrative Agent to execute and deliver the Collateral Documents and each Guaranty on their behalf and on behalf of each of their Affiliates and to take such action and exercise such powers under the Collateral Documents or any Guaranty as the Administrative Agent considers appropriate, provided the Administrative Agent shall not amend the Collateral Documents or any Guaranty unless such amendment is agreed to in writing by the Required Lenders. Each Lender and each L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents and each Guaranty upon the execution and delivery thereof by the Administrative Agent. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Administrative Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or any or for the execution of any trust or power in respect of the Collateral or any Guaranty or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents or any Guaranty; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates.

Section 9.13. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.13 and 10.12(a)) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and each L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.13 and 10.12(a). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

Section 9.14. Collateral and Guaranty Matters. (a) The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations and Letters of Credit which have been Cash Collateralized) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized on terms, or other arrangements have been made, reasonably satisfactory to the L/C Issuers), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or disposition permitted under the Loan Documents, or (C) subject to Section 10.10, if approved, authorized or ratified in writing by the Required Lenders;

(ii) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 6.12(e);

(iii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(iv) to reduce or limit the amount of the Indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgagee registry, filing and similar tax.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.14.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Borrower or any Guarantor in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.15. Authorization to Enter into Designated Agreements. The Administrative Agent is authorized to execute and deliver on behalf of each of the Lenders and their Affiliates each Designated Agreement and to take such action and exercise such powers under each such Designated Agreement as the Administrative Agent considers appropriate. Each Lender acknowledges and agrees that such Lender will be bound by the terms and conditions of each Designated Agreement upon the execution and delivery thereof by the Administrative Agent.

Section 9.16. Credit Bidding. (a) The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Legal Requirements.

(b) Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable Legal Requirements to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

Section 9.17. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, the Arranger, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.18. Acknowledgments Regarding Erroneous Payments. (a) Each Lender and L/C Issuer hereby agrees that (x) if the Administrative Agent notifies such Lender or such L/C Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such L/C Issuer from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such L/C Issuer (whether or not known to such Lender or such L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or such L/C Issuer shall promptly, but in no event later than two (2) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or such L/C Issuer shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or such L/C Issuer under this Section 9.18 shall be conclusive, absent manifest error.

(b) Each Lender and each L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such L/C Issuer shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two (2) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) Each Borrower and each Guarantor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or such L/C Issuer that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such L/C Issuer with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any Guarantor, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower for the purpose of making a Payment hereunder.

(d) Each party’s obligations under this Section 9.18 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or a L/C Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 10. MISCELLANEOUS.

Section 10.1. Taxes.

(a) L/C Issuer. For purposes of this Section 10.1, the term “Lender” includes the L/C Issuers and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower and any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by any Borrower or any Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrowers and the Guarantors. Each Borrower and each Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrowers and the Guarantors. The Borrowers and the Guarantors shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers and the Guarantors have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers and the Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 10.1(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower or any Guarantor to a Governmental Authority pursuant to this Section 10.1, such Borrower or such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form reasonably acceptable to the Administrative Agent representing that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or form W-8BEN-E, as applicable; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate in form reasonably acceptable to the Administrative Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in form reasonably acceptable to the Administrative Agent on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to this Section 10.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 10.1(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 10.1(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 10.1(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 10.1(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 10.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 10.2. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 8.4, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 10.1, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.4 or Section 10.1, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 8.4, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 10.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 10.2(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then such Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.9(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 8.4 or Section 10.1) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.9(b)(iv);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.1) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 8.4 or payments required to be made pursuant to Section 10.1 such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law;

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and

(vi) for the avoidance of doubt, without duplication of anything in this Section 10.2, the Borrower pays all reasonable and documented out of pocket costs and expenses incurred by any Lender in connection with any such assignment.

Each party hereto agrees that an assignment required pursuant to this Section 10.2(b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof.

Section 10.3. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent, any L/C Issuer, or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuers, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 10.4. Non-Business Days. If the payment of any obligation or the performance of any covenant, duty or obligation hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment or performance shall be extended to the next succeeding Business Day on which date such payment or performance shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 10.5. Survival of Representations and Covenants. All representations and warranties and covenants made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any Lender or any L/C Issuer has any Commitment hereunder or any Obligations (other than contingent obligations not due and owing or Letters of Credit Cash Collateralized) remain unpaid hereunder.

Section 10.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and the L/C Issuers of amounts sufficient to protect the yield of the Lenders and the L/C Issuers with respect to the Loans and Letters of Credit, including, but not limited to, Sections 8.1, 8.4, 10.4 and 10.12, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations (other than contingent obligations not due and owing or Letters of Credit Cash Collateralized).

Section 10.7. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this clause (ii) shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Reimbursement Obligations to any assignee or participant, other than to any Borrower or any Guarantor (as to which the provisions of this clause (ii) shall apply).

Each Borrower and each Guarantor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower and each Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower and each Guarantor in the amount of such participation.

Section 10.8. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.8(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows:

(i) if to any Borrower or any Guarantor:

Delek Logistics Partners, LP

7102 Commerce Way

Brentwood, Tennessee 37027

Attention:   Chief Financial Officer

Telephone: (615) 771-6701

Email:         legalnotices@delekus.com

With a copy to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Rachael L. Lichman, P.C.

Telephone: (713) 836-3381

Facsimile: (713) 836-3601

Email:         rachael.lichman@kirkland.com

(ii) if to the Administrative Agent or to Fifth Third Bank, National Association in its capacity as an L/C Issuer:

Fifth Third Bank

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Attention: Loan Syndications/Agency Services

Telephone: (513) 534-4224

Facsimile: (513) 534-0875

Email:         agencyservices@53.com

(iii) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 10.8(b) below, shall be effective as provided in said Section 10.8(b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Section 2.3(f), Section 2.5 or Section 2.11 if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such respective Section by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. The Internet website address of the Borrowers’ Agent is: www.deleklogistics.com.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by written notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d) Platform.

(i) Each Borrower and each Guarantor agrees that the Administrative Agent may, but is not obligated to, make the Communications (as defined below) available to the L/C Issuers and the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Administrative Agent and its Related Parties do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrowers, any Guarantor or any of their Subsidiaries, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Guarantor’s or the Administrative Agent’s transmission of Communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Borrower or any Guarantor provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, and the Lenders or the L/C Issuers by means of electronic communications pursuant to this Section, including through the Platform.

(iii) Each Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Communications that may be distributed to the Public Lenders and that (w) all such Communications shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Communications “PUBLIC”, the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuers and the Lenders to treat such Communications as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Communications constitute Information, they shall be treated as set forth in Section 10.21); (y) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Borrower acknowledges that no Communications will be marked “PUBLIC” other than publicly available information filed by the Borrowers and their Subsidiaries with the SEC. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Legal Requirements, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

Section 10.9. Successors and Assigns; Assignments and Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.9(b) below, (ii) by way of participation in accordance with the provisions of Section 10.9(d) below or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.9(f) below (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.9(d) below and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each instance with respect to any Credit) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each instance with respect to any Credit) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 10.9(b)(i)(B) below in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) In any case of an assignment not described in Section 10.9(b)(i)(A) above, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of the Revolving Credit, or $5,000,000, in the case of the Term Credit, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.9(b)(i)(B) above and, in addition:

(A) the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed, or conditioned) shall be required for an assignment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuers and the Administrative Agent in its capacity as the maker of Swing Loans shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Eligible Assignee, if it shall not be a Lender, an Affiliate of a Lender, or an Approved Fund with respect to a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No Lender shall assign any of its rights or obligations hereunder to (A) any Borrower or any of the Borrowers’ Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or (C) any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.9(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.4 and 10.12 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.9(d) below.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (such agency being solely for tax purposes), shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.12(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.10(i) and (ii) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 8.1, 8.4, and 10.1 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.9(b) above (subject to the requirements and limitations therein, including the requirements under Section 10.1(g) (it being understood that the documentation required under Section 10.1(g) shall be delivered to the participating Lender); provided that such Participant (A) agrees to be subject to the provisions of Section 10.2 as if it were an assignee under Section 10.2(b) above; and (B) shall not be entitled to receive any greater payment under Section 8.4 or Section 10.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 10.2(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.13 as though it were a Lender; provided that such Participant agrees to be subject to Section 10.7 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) Notwithstanding anything to the contrary herein, if at any time the Swing Line Lender, in its capacity as a Lender, assigns all of its Revolving Credit Commitments and Revolving Loans pursuant to subsection (b) above, the Swing Line Lender may terminate the Swing Line. In the event of such termination of the Swing Line, the Borrowers shall be entitled to appoint another Lender to act as the successor Swing Line Lender (with such Lender’s consent); provided, however, that the failure of the Borrowers to appoint a successor shall not affect the resignation of the Swing Line Lender. If the Swing Line Lender terminates the Swing Line, it shall retain all of the rights of the Swing Line Lender provided hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such termination, including the right to require Lenders to make Revolving Loans or fund participations in outstanding Swing Loans pursuant to Section 2.11. Notwithstanding anything to the contrary herein, if at any time any L/C Issuer, in its capacity as a Lender, assigns all of its Revolving Credit Commitments and Revolving Loans pursuant to subsection (b) above, such L/C Issuer may terminate its commitment pursuant to Section 2.5(a) to issue Letters of Credit. In the event of such termination of such L/C Issuer’s commitment to issue Letters of Credit pursuant to Section 2.5(a), the Borrowers shall be entitled to appoint another Lender to act as the successor L/C Issuer hereunder (with such Lender’s consent); provided, however, that the failure of the Borrowers to appoint a successor shall not affect the resignation of the resigning L/C Issuer. If any L/C Issuer terminates its commitment to issue Letters of Credit pursuant to Section 2.5(a), it shall retain all of the rights of the L/C Issuer hereunder with respect to Letters of Credit made by it and outstanding as of the effective date of such termination, including the right to require Participating Lenders to fund their Participating Interests in such Letters of Credit pursuant to Section 2.5(d).

Section 10.10. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers, (b) the Required Lenders (or the Administrative Agent with the consent of the Required Lenders), (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent, and (d) if the rights or duties of an L/C Issuer are affected thereby, such L/C Issuer; provided that:

(i) no amendment or waiver pursuant to this Section 10.10 shall (A) increase or extend any Commitment of any Lender without the consent of such Lender, (B) reduce or waive the rate of interest on any Loan, the amount of or postpone the date for any scheduled payment (but not including any mandatory prepayment) of any principal of or interest on any Loan or of any Reimbursement Obligation (except in connection with the waiver of acceptability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder, it being understood that any change to the definition of any financial ratio (including Total Leverage Ratio) or in each case, the component definitions thereof shall not constitute a reduction in the rate of interest or fees or other amounts payable, or (C) change the application of payments set forth in Section 2.9 without the consent of any Lender adversely affected thereby; and

(ii) no amendment or waiver pursuant to this Section 10.10 shall, unless signed by each Lender, change the definitions of Revolving Credit Termination Date, Term Loan Maturity Date or Required Lenders, change the provisions of this Section 10.10, release all or substantially all of the value of the Guaranties or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), affect the number of Lenders required to take any action hereunder or under any other Loan Document, change or waive any provision of any Loan Document that provides for the pro rata nature of disbursements or payments to Lenders, or contractually subordinate the Obligations (or any Liens of the Administrative Agent securing the Obligations) to any other Indebtedness (or any Liens securing such other Indebtedness) of the Borrowers or the Guarantors (other than Purchase Money Indebtedness permitted under this Agreement and/or any debtor-in-possession financing), in each case, without the prior written consent of each Lender.

Notwithstanding anything to the contrary herein, (a) any waiver, amendment or modification of any term that only affects the rights, duties or obligations of the Revolving Lenders shall only require the consent of the Required Revolving Lenders (or each affected Revolving Lender, as the case may be pursuant to clauses (i) through (ii) above) (including waiving any condition set forth in Section 3.2 with respect to the Revolving Credit), (b) any waiver, amendment or modification of any term that only affects the rights, duties or obligations of the Term Lenders shall only require the consent of the Required Term Lenders (or each affected Term Lender, as the case may be, pursuant to clauses (i) through (ii) above), and (c) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitments of such Lender may not be increased or extended without the consent of such Lender, (ii) any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent if (A) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (B) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with the terms herein) in full of the principal of and interest accrued on each Loan made by it and all other Obligations owing to it or accrued for its account under this Agreement, (iii) the Collateral Documents and related documents executed by the Borrowers and the Guarantors in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, modified, supplemented and waived with the consent of the Administrative Agent and the Borrowers without the need to obtain the consent of any other Person if such amendment, modification, supplement or waiver is delivered in order (A) to comply with local Legal Requirements (including foreign law or regulatory requirements) or advice of local counsel, (B) to cure ambiguities, inconsistency, omissions, mistakes or defects or (C) to cause such Collateral Document or other document to be consistent with this Agreement and the other Loan Documents and (iv) if following the Restatement Effective Date, the Administrative Agent and the Borrowers shall have jointly identified an ambiguity, inconsistency, obvious error, or mistake or any error, mistake or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents (other than the Collateral Documents), then the Administrative Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. Notwithstanding anything to the contrary herein, amendments in accordance with Section 8.3(c)(v) shall be permitted. Further, notwithstanding anything to the contrary herein, the Administrative Agent shall be permitted to amend or otherwise modify a Designated Agreement (or enter into new intercreditor agreements with respect to Liens that are otherwise permitted under this Agreement and are on terms and subject to conditions substantially similar to existing Designated Agreements) without further action by any other party to any Loan Document if such amendment or other modification (or new intercreditor agreement) is not adverse to the interests of the Lenders thereunder or hereunder and the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Section 10.11. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 10.12. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent (excluding internal counsel, but including, if necessary, one local counsel per jurisdiction)), in connection with the syndication of the Revolving Credit, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by an L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with any Default or Event of Default hereunder or with the enforcement or protection of its rights (including all such expenses incurred in connection with any proceeding under the United States Bankruptcy Code or the Canadian Insolvency Legislation involving any Borrower or any of its Subsidiaries as a debtor thereunder) (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Co-Syndication Agents, the Co-Documentation Agents, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Damages (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (excluding the allocated costs of in-house counsel and regulatory counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected Indemnitee))), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any Guarantor other than such Indemnitee and its Related Parties) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged violation of Environmental Law or presence or Release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries or at any off-site location for which any Borrower or any of its Subsidiaries may be liable, or any Environmental Claim related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any Guarantor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Borrower or any Guarantor against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Guarantor has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrowers or any of their respective Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against the Administrative Agent in its capacity as such). This Section 10.12(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any claim not related to any such Taxes.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under Sections 10.12(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), including in its capacity as the maker of Swing Loans hereunder, any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuers, or such Related Party, as the case may be, such Lender’s Revolver Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided that with respect to such unpaid amounts owed to the L/C Issuers or the Administrative Agent in its capacity as the maker of the Swing Loans solely in its capacity as such, the Lenders shall be required to pay such unpaid amounts severally among them based on their Revolver Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an L/C Issuer in connection with such capacity. The obligations of the Lenders under this Section 10.12(c) are several and not joint. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither any Indemnitee, on the one hand, nor any Borrower or any Subsidiary, on the other hand, shall assert, and each such Person hereby waives, any claim against any Indemnitee (in the case of any Borrower or any Subsidiary) or against any Borrower or any Subsidiary (in the case of an Indemnitee), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof; provided that nothing in this sentence shall limit or otherwise modify the Borrowers’ indemnity obligations under Section 10.12(b). No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(e) Payments. All amounts due under this Section shall be payable after demand therefor.

(f) Survival. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and the payment of Obligations hereunder.

Section 10.13. Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such L/C Issuer or any such Affiliate, to or for the credit or the account of any Borrower or any Guarantor against any and all of the obligations of such Borrower or such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 8.7 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.14. Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based on, arising out of, or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflict of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

(b) Jurisdiction. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any L/C Issuer, or any Related Party or any other party hereto of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in each case in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Section shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction (1) for the purposes of enforcing a judgment, (2) in connection with exercising remedies against the Collateral in a jurisdiction in which such Collateral is located or (3) to the extent the courts referred to in the preceding sentence do not have jurisdiction over such legal action or proceeding or the parties or property subject thereto.

(c) Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.14(b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, the manner provided for notices (other than telecopy or e-mail) in Section 10.8. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirements.

Section 10.15. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 10.16. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither any Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrowers, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither any Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any Damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrowers’ Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrowers’ Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrowers’ Obligations had the rate of interest not been limited to the Maximum Rate during such period. Without prejudice to the foregoing, if any provision of this Agreement or any other Loan Document would oblige a Canadian Subsidiary to make any payment of interest or other amount payable to the Administrative Agent or any Lender in an amount or calculated at a rate which would be prohibited by any applicable law or would result in a receipt by the Administrative Agent or such Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by the Administrative Agent or such Lender (as applicable) of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary) as follows: (y) first, by reducing the amount or rate of interest required to be paid to the Administrative Agent or such Lender (as applicable); and (z) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the Administrative Agent or such Lender (as applicable) which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Section 10.17. Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries and to Guarantors, respectively, shall apply only during such times as the Borrowers have one or more Subsidiaries and as there are one or more Guarantors, respectively. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

Section 10.18. Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and the L/C Issuers hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or the L/C Issuers pursuant hereto shall be deemed to constitute the Lenders and the L/C Issuers a partnership, association, joint venture or other entity.

Section 10.19. USA Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender and such L/C Issuer to identify the Borrowers in accordance with the Patriot Act.

Section 10.20. Waiver of Jury Trial. EACH OF THE BORROWERS, THE GUARANTORS, THE ADMINISTRATIVE AGENT, THE L/C ISSUERS AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.21. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any Hedge Agreement under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers, the Guarantors, the Revolving Credit, or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Credit, (h) with the consent of the Borrowers, or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than any Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

For purposes of this Section, “Information” means all information received from the General Partner, any Borrower or any Guarantor relating to any Borrower or any Guarantor or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Borrower or any of its Subsidiaries, provided that, in the case of information received from the General Partner, any Borrower or any of the Borrower’s Subsidiaries after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.22. Counterparts; Integration, Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.23. Joint and Several Obligations. Each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable to the Lenders and their Affiliates for the Obligations, Hedging Liability, and Bank Product Liability, including, without limitation, those amounts due under Sections 8.1, 8.4 and 10.12 hereof. Each Borrower acknowledges and agrees that its joint and several liability under this Agreement and the Loan Documents is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Administrative Agent or the Lenders. Each Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Borrower against any party liable for payment under this Agreement and the other Loan Documents unless and until the Lenders have been paid in full and all of the Obligations are satisfied and discharged.

Section 10.24. No General Partner’s Liability for Obligations. It is hereby understood and agreed that the General Partner shall have no personal liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder or under any other Loan Document with respect to the Obligations. In furtherance of the foregoing, the Administrative Agent and the Lenders agree for themselves and their respective successors and assigns that no claim arising against any Borrower or any Guarantor under any Loan Document with respect to the Obligations shall be asserted against the General Partner (in its individual capacity), any claim arising against any Borrower or any Guarantor under any Loan Document with respect to the Obligations shall be made only against and shall be limited to the assets of the Borrowers and the Guarantors, and no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement or any of the other Loan Documents with respect to the Obligations shall be obtained or enforced against the General Partner (in its individual capacity) or its assets for the purpose of obtaining satisfaction and payment of the Obligations with respect to the Obligations or any claims arising under this Agreement or any other Loan Document with respect to the Obligations, any right to proceed against the General Partner individually or its respective assets being hereby expressly waived by the Lenders for themselves and their respective successors and assigns. Notwithstanding the foregoing, the Administrative Agent and the Lenders shall retain any and all rights they may have against the General Partner for any liability to the extent arising out of the gross negligence, bad faith, willful misconduct, intentional misrepresentation or misappropriation of funds of or by the General Partner.

Section 10.25. Amendment and Restatement. This Agreement shall become effective on the Restatement Effective Date and shall supersede all provisions of the Prior Credit Agreement as of such date. From and after the Restatement Effective Date, all references made to the Prior Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. Each Borrower hereby acknowledges and agrees that (a) the Liens created and provided for under the Collateral Documents continue to secure, among other things, the Obligations under the Prior Credit Agreement which shall remain outstanding on the Restatement Effective Date, as well as those hereafter arising under this Agreement and the other Loan Documents; and (b) the heretofore delivered Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrowers thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing in this Agreement shall in any manner affect or impair the priority of the Liens and security interests created and provided for hereunder or in any other Loan Document as to the indebtedness which would be secured thereby prior to giving effect to this Agreement. Nothing in this Agreement shall constitute a novation of any indebtedness or other obligations owing by any Borrower under the Prior Credit Agreement based on any facts occurring or existing prior to the execution and delivery of this Agreement and all such indebtedness and obligations shall be Obligations hereunder as described herein.

Section 10.26. Equalization of Outstanding Obligations. On the Restatement Effective Date, all Revolving Loans, Swing Loans and Letters of Credit outstanding under, and as defined in, the Prior Credit Agreement shall remain outstanding as the initial Borrowing of Revolving Loans, Swing Loans and Letters of Credit under this Agreement, and the Lenders each agree to make such purchases and sales of the outstanding Revolving Loans and interests in outstanding Swing Loans and Letters of Credit among themselves so that each Lender is then holding its Revolver Percentage of outstanding Revolving Loans and interests in Swing Loans and Letters of Credit. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith. The first payment of interest and Letter of Credit fees received by the Administrative Agent after the Restatement Effective Date shall be paid to the Lenders in amounts adjusted to reflect the adjustments to the respective Revolver Percentages of the Revolving Loans, Swing Loans and Letter of Credit as of the Restatement Effective Date. The parties hereto acknowledge and agree that the minimum borrowing, pro rata borrowing, pro rata payment and funding indemnity requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section and that any prepayment or breakage fees in connection with such transactions are hereby waived.

Section 10.27. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable until the date on which the Commitments are terminated, all Letters of Credit that are not Cash Collateralized pursuant to Section 4.5 have expired, and the principal of and interest on the Loans and all other Obligations payable by the Borrowers and the Guarantors under this Agreement and all other Loan Documents (other than any contingent or indemnification obligations not then due) and, if then outstanding and unpaid, all Hedging Liability and Bank Product Liability shall have been paid in full or collateralized in a manner reasonably acceptable to the Lender or Affiliate of a Lender to whom such obligations are owed.

Section 10.28. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment and Assumption) acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

Section 10.29. Judgment Currency. If any judgment or order expressed in a currency (the “Judgment Currency”) other than Dollars (the “Currency of Account”) is rendered against any Borrower or any Guarantor for the payment of any amount owing hereunder, the Administrative Agent, after recovery in full of the aggregate amount to which they are entitled pursuant to the judgment or order, will be entitled to receive immediately from such Borrower or Guarantor the amount of any shortfall of the Currency of Account received by the Administrative Agent as a consequence of sums paid in such Judgment Currency (a “Shortfall Payment”) if such shortfall arises or results from any variation between the rate of exchange at which the Currency of Account is converted into the Judgment Currency for the purposes of such judgment or order and the rate of exchange at which the Administrative Agent is able, acting in a reasonable manner and in good faith, to purchase the Currency of Account with the amount of the Judgment Currency actually received by the Administrative Agent. Any Shortfall Payment due hereunder shall be due as a separate and independent obligation of the Borrowers and the Guarantors and, until discharged, shall continue in full force and effect. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Currency of Account.

Section 10.30. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 11. THE GUARANTEES.

Section 11.1. The Guarantees. To induce the Lenders and the L/C Issuers to provide the credits described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the Commitments and the Loans and for other good and valuable consideration, receipt of which is hereby acknowledged, each Borrower and each Subsidiary of the Borrowers party hereto (including any Subsidiary executing an Additional Guarantor Supplement substantially in the form attached hereto as Exhibit G-2 or such other form reasonably acceptable to the Administrative Agent and the Borrowers (herein, an “Additional Guarantor Supplement”)), hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, and the L/C Issuers and their Affiliates that are parties to any document evidencing the Hedging Liability or Bank Product Liability, the due and punctual payment of all present and future Obligations, Hedging Liability, and Bank Product Liability, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowers under the Loan Documents and the due and punctual payment of all Hedging Liability and Bank Product Liability, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges reimbursable hereunder after the entry of an order for relief against any Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against any Borrower or any such obligor in any such proceeding); provided, however that, with respect to each Guarantor, subject to Section 11.10, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations. In case of failure by any Borrower or other obligor punctually to pay any Obligations, Hedging Liability, or Bank Product Liability guaranteed hereby, each Guarantor hereby unconditionally, jointly and severally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by such Borrower or such obligor.

Section 11.2. Guarantee Unconditional. The obligations of each Guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Liability;

(c) any change in the corporate existence, structure, or ownership of, or any proceeding under any Debtor Relief Law affecting, any Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower or other obligor or of any other guarantor contained in any Loan Document;

(d) the existence of any claim, set-off, or other rights which any Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, any L/C Issuer or any other Person, whether or not arising in connection herewith;

(e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower or other obligor, any other guarantor, or any other Person or Property;

(f) any application of any sums by rights of set-off, counterclaim or similar rights to any obligation of any Borrower or other obligor, regardless of what obligations of any Borrower or other obligor remain unpaid, including the Obligations, any Hedging Liability and any Bank Product Liability;

(g) any invalidity or unenforceability relating to or against any Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Liability or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Liability; or

(h) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, any L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this clause (h), constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 11.

Section 11.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit that are not Cash Collateralized pursuant to Section 4.5 have expired or arrangements satisfactory to each L/C Issuer have been made, and the principal of and interest on the Loans and all other Obligations payable by the Borrowers and the Guarantors under this Agreement and all other Loan Documents (other than any contingent or indemnification obligations not then due) shall have been paid in full or collateralized in a manner reasonably acceptable to the Lender or Affiliate of a Lender to whom such obligations are owed. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by any Borrower or other obligor or any Guarantor under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 11.4. Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations (other than any contingent or indemnification obligations not then due) and, Hedging Liability, and Bank Product Liability shall have been paid in full or collateralized in a manner reasonably acceptable to the Lender or Affiliate of a Lender to whom such obligations are owed subsequent to the termination of all the Revolving Credit Commitments and expiration of all Letters of Credit that are not Cash Collateralized pursuant to Section 4.5. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (a) the payment in full of the Obligations, Hedging Liability, and Bank Product Liability and all other amounts payable by the Borrowers hereunder and the other Loan Documents (other than any contingent or indemnification obligations not then due or Letters of Credit Cash Collateralized) and (b) the termination of the Commitments and expiration of all Letters of Credit that are not Cash Collateralized pursuant to Section 4.5, such amount shall be held in trust for the benefit of the Administrative Agent, the Lenders, and the L/C Issuers (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and the L/C Issuers (and their Affiliates) or be credited and applied upon the Obligations and Hedging Liability, and Bank Product Liability, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 11.5. Subordination. Each Guarantor hereby subordinates the payment of all indebtedness, obligations, and liabilities of any Borrower or any other Guarantor owing to such Guarantor, whether now existing or hereafter arising, to the payment in full in cash of all Obligations (other than any contingent obligations not due and owing and Letters of Credit Cash Collateralized or other accommodations satisfactory to the L/C Issuers have been made). During the existence of any Event of Default, subject to Section 11.4 above, any such indebtedness, obligation, or liability of any Borrower or any other Guarantor owing to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the benefit of the holders of the Obligations, Hedging Liability and Bank Product Liability and the proceeds thereof shall be paid over to the Administrative Agent for application to the Obligations, Hedging Liability and Bank Product Liability (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 11.

Section 11.6. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, any L/C Issuer, or any other Person against any Borrower or other obligor, another guarantor, or any other Person.

Section 11.7. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 11 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 11 void or avoidable under applicable law, including fraudulent conveyance law.

Section 11.8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower or other obligor under this Agreement or any other Loan Document, or under any agreement relating to Hedging Liability or Bank Product Liability, is stayed upon the insolvency, bankruptcy or reorganization of such Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Bank Product Liability, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Section 11.9. Benefit to Guarantors. The Borrowers and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrowers has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

Section 11.10. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Section 11 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.10, or otherwise under this Section, voidable under applicable Legal Requirements relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.10 shall remain in full force and effect until discharged in accordance with Section 11.3. Each Qualified ECP Guarantor intends that this Section 11.10 constitute, and this Section 11.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 11.11. Guarantor Covenants. Each Guarantor shall take such action as the Borrowers are required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrowers are required by this Agreement to prohibit such Guarantor from taking.

[SIGNATURE PAGES TO FOLLOW]

This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

BORROWERS

DELEK LOGISTICS PARTNERS, LP, a Delaware limited partnership

By: Delek Logistics GP, LLC, a Delaware limited liability company

By:	/s/ Reuven Spiegel
	Name:	Reuven Spiegel
	Title:	Executive Vice President & Chief Financial Officer

By:	/s/ Todd O’Malley
	Name:	Todd O’Malley
	Title:	Executive Vice President & Chief Operating Officer

[Signature Page to Fourth Amended and Restated Credit Agreement]

DELEK LOGISTICS OPERATING, LLC, a Delaware limited liability company
DELEK MARKETING GP, LLC, a Delaware limited liability company
DELEK MARKETING & SUPPLY LP, a Delaware limited partnership (BY: DELEK MARKETING GP, LLC, a Delaware limited liability company)
DELEK CRUDE LOGISTICS, LLC, a Texas limited liability company
DELEK MARKETING-BIG SANDY, LLC, a Texas limited liability company
MAGNOLIA PIPELINE COMPANY, LLC, a Delaware limited liability company
EL DORADO PIPELINE COMPANY, LLC, a Delaware limited liability company
SALA GATHERING SYSTEMS, LLC, a Texas limited liability company
PALINE PIPELINE COMPANY, LLC, a Texas limited liability company
DKL TRANSPORTATION, LLC, a Delaware limited liability company
DKL CADDO, LLC, a Delaware limited liability company
DKL RIO, LLC, a Delaware limited liability company
DKL BIG SPRING, LLC, a Delaware limited liability company
DELEK LOGISTICS FINANCE CORP., a Delaware corporation

By:	/s/ Reuven Spiegel
	Name:	Reuven Spiegel
	Title:	Treasurer

By:	/s/ Todd O’Malley
	Name:	Todd O’Malley
	Title:	Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

DKL PIPELINE, LLC, a Delaware limited liability company

By:	/s/ Reuven Spiegel
	Name:	Reuven Spiegel
	Title:	Treasurer

By:	/s/ Todd O’Malley
	Name:	Todd O’Malley
	Title:	Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

DKL PERMIAN GATHERING, LLC, a Texas limited liability company

By:	/s/ Reuven Spiegel
	Name:	Reuven Spiegel
Title: Executive Vice President & Chief Financial Officer

By:	/s/ Todd O’Malley
	Name:	Todd O’Malley
Title: Executive Vice President & Chief Operating Officer

[Signature Page to Fourth Amended and Restated Credit Agreement]

DKL DELAWARE GATHERING, LLC, a Delaware limited liability company
DKL DELAWARE HOLDING – NM, LLC, a Delaware limited liability company
DKL DELAWARE OPERATING – NM, LLC, a Delaware limited liability company
DKL DELAWARE MARKETING, LLC, a Delaware limited liability company
DKL ENERGY – COTTONWOOD, LLC, a Delaware limited liability company
DKL ENERGY – LYNCH, LLC, a Delaware limited liability company
DKL FIELD SERVICES, LLC, a Delaware limited liability company
DKL G&P SOLUTIONS, LLC, a Delaware limited liability company
DKL HAT MESA II – NM, LLC, a Delaware limited liability company
DKL NEPTUNE RECYCLING, LLC, a Delaware limited liability company

By:	/s/ Reuven Spiegel
	Name:	Reuven Spiegel
	Title:	Treasurer

By:	/s/ Todd O’Malley
	Name:	Todd O’Malley
	Title:	Executive Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as an L/C Issuer and as Administrative Agent

By:	/s/ Gregory Fuhrmeister
	Name:	Gregory Fuhrmeister
	Title:	Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

LENDERS:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Gregory Fuhrmeister
	Name:	Gregory Fuhrmeister
	Title:	Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Patrice Futrell
	Name:	Patrice Futrell
	Title:	Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

MUFG BANK, LTD., as a Lender

By:	/s/ Stephen W. Warfel
	Name:	Stephen W. Warfel
	Title:	Authorized Signatory

[Signature Page to Fourth Amended and Restated Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Michael Sharp
	Name:	Michael Sharp
	Title:	Authorized Signatory

[Signature Page to Fourth Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kyle T. Helfrich
	Name:	Kyle T. Helfrich
	Title:	Senior Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

CITIZENS BANK, N.A., as a Lender

By:	/s/ Scott Donaldson
	Name:	Scott Donaldson
	Title:	Senior Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Brandon Kast
	Name:	Brandon Kast
	Title:	Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Edward B. Hanson
	Name:	Edward B. Hanson
	Title:	Senior Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

TRUIST BANK, as a Lender

By:	/s/ Farhan Iqbal
	Name:	Farhan Iqbal
	Title:	Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ David Valentine
	Name:	David Valentine
	Title:	Managing Director

[Signature Page to Fourth Amended and Restated Credit Agreement]

BANK HAPOALIM B.M., as a Lender

By:	/s/ Uri Shusterman
	Name:	Uri Shusterman
	Title:	FVP

	By:	/s/ Salvatore Demma
	Name:	Salvatore Demma
	Title:	FVP

[Signature Page to Fourth Amended and Restated Credit Agreement]

FIRST HORIZON BANK, as a Lender

By:	/s/ John P. Malloy
	Name:	John P. Malloy
	Title:	Senior Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:	/s/ Zahi Levy
	Name:	Zahi Levy
	Title:	Senior Vice President

By:	/s/ Avram Keusch
	Name:	Avram Keusch
	Title:	First Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

RAYMOND JAMES BANK, as a Lender

By:	/s/ Mark Specht
	Name:	Mark Specht
	Title:	Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

HSBC BANK USA, N.A., as a Lender

By:	/s/ Jay Fort
	Name:	Jay Fort
	Title:	SVP & Region Head

[Signature Page to Fourth Amended and Restated Credit Agreement]

TRUSTMARK NATIONAL BANK, as a Lender

By:	/s/ Richard M. Marsh
	Name:	Richard M. Marsh
	Title:	Senior Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

EXHIBIT A

NOTICE OF PAYMENT REQUEST

[Date]

[Name of Lender]

[Address]

Attention:

Reference is made to the Fourth Amended and Restated Credit Agreement, dated as of October 13, 2022 among Delek Logistics Partners, LP, each of the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders and the L/C Issuers from time to time party thereto, Fifth Third Bank, National Association, as Administrative Agent, Fifth Third Bank, National Association, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as Co-Syndication Agents, and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank, as Co-Documentation Agents (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrowers have failed to pay their Reimbursement Obligation in the amount of $__________. Your Percentage of the unpaid Reimbursement Obligation is $_____________] or [___________________ has been required to return a payment by the Borrowers of a Reimbursement Obligation in the amount of $____________. Your Percentage of the returned Reimbursement Obligation is $_________.]

Very truly yours,

[____________________], as L/C Issuer

By:
Name:
Title:

EXHIBIT B

NOTICE OF BORROWING

Date: __________, ____

To:

Fifth Third Bank, National Association, as Administrative Agent for the Lenders and the L/C Issuers from time to time party to the Fourth Amended and Restated Credit Agreement dated as of October 13, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Delek Logistics Partners, LP and each of the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders and the L/C Issuers from time to time party thereto, Fifth Third Bank, National Association, as Administrative Agent, Fifth Third Bank, National Association, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as Co-Syndication Agents, and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank, as Co-Documentation Agents.

Ladies and Gentlemen:

The undersigned, DELEK LOGISTICS PARTNERS, LP (the “Borrowers’ Agent”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Credit Agreement, of the Borrowing specified below:

1. The Business Day of the proposed Borrowing is ___________, ____.

2. The aggregate amount of the proposed Borrowing is $______________.

3. The Borrowing is being advanced under the [Revolving] [Term] Credit.

4. The Borrowing is to be comprised of $___________ of [Base Rate] [Tranche Rate] Loans.

[5. The duration of the Interest Period for the Tranche Rate Loans included in the Borrowing shall be ____________ months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Borrowers contained in Section 5 of the Credit Agreement are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date); and

(b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

DELEK LOGISTICS PARTNERS, LP

By:	DELEK LOGISTICS GP, LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

NOTICE OF CONTINUATION/CONVERSION

Date: ____________, ____

To:

Fifth Third Bank, as Administrative Agent for the Lenders and the L/C Issuers party to the Fourth Amended and Restated Credit Agreement dated as of October 13, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Delek Logistics Partners, LP, and each of the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders and the L/C Issuers from time to time party thereto, Fifth Third Bank, National Association as Administrative Agent, Fifth Third Bank, National Association, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as Co-Syndication Agents, and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank, as Co-Documentation Agents.

Ladies and Gentlemen:

The undersigned, DELEK LOGISTICS PARTNERS, LP (the “Borrowers’ Agent”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1. The conversion/continuation date is __________, ____.

2. The aggregate amount of the [Revolving Loans][Term Loans] to be [converted] [continued] is $______________.

3. The Loans are to be [converted into] [continued as] [Tranche Rate] [Base Rate] Loans.

4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be _________ months.

(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

DELEK LOGISTICS PARTNERS, LP

By:	DELEK LOGISTICS GP, LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D-1

REVOLVING NOTE

$_______________	__________, ____

FOR VALUE RECEIVED, the undersigned, DELEK LOGISTICS PARTNERS, LP, a Delaware limited partnership (the “Borrowers’ Agent”), together with each of the other Borrowers party hereto, hereby unconditionally, jointly and severally promise to pay to ____________________________ (the “Lender”) or its registered assigns on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Fifth Third Bank, National Association (“Fifth Third”), as Administrative Agent, in Cincinnati, Ohio (or such other location as the Administrative Agent may designate to the Borrowers’ Agent), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrowers pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Revolving Note (this “Note”) is one of the Revolving Notes referred to in the Fourth Amended and Restated Credit Agreement dated as of October 13, 2022, among Delek Logistics Partners, LP, each of the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders and the L/C Issuers from time to time party thereto, Fifth Third, as Administrative Agent, Fifth Third, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as Co-Syndication Agents, and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank, as Co-Documentation Agents (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

[This Note is issued in replacement and substitution for, and supersedes, that certain Revolving Note dated September 28, 2018 made by the Borrowers party thereto in favor of the Lender.]

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder.

DELEK LOGISTICS PARTNERS, LP

By:	DELEK LOGISTICS GP, LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:

DELEK LOGISTICS OPERATING, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK MARKETING GP, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK MARKETING & SUPPLY, LP, a Delaware limited partnership

By:	DELEK MARKETING GP, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK CRUDE LOGISTICS, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK MARKETING-BIG SANDY, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

MAGNOLIA PIPELINE COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

EL DORADO PIPELINE COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

SALA GATHERING SYSTEMS, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

PALINE PIPELINE COMPANY, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

DKL TRANSPORTATION, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DKL CADDO, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DKL RIO, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK LOGISTICS FINANCE CORP., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

DKL BIG SPRING, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D-2

TERM NOTE

$_______________	__________, ____

FOR VALUE RECEIVED, the undersigned, DELEK LOGISTICS PARTNERS, LP, a Delaware limited partnership (the “Borrowers’ Agent”), together with each of the other Borrowers party hereto, hereby unconditionally, jointly and severally promise to pay to ____________________________ (the “Lender”) or its registered assigns on the Term Loan Maturity Date of the hereinafter defined Credit Agreement, at the principal office of Fifth Third Bank, National Association (“Fifth Third”), as Administrative Agent, in Cincinnati, Ohio (or such other location as the Administrative Agent may designate to the Borrowers’ Agent), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrowers pursuant to the Credit Agreement, together with interest on the principal amount of each Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Term Note (this “Note”) is one of the Term Notes referred to in the Fourth Amended and Restated Credit Agreement dated as of October 13, 2022, among Delek Logistics Partners, LP, each of the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders and the L/C Issuers from time to time party thereto, Fifth Third, as Administrative Agent, Fifth Third, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as Co-Syndication Agents, and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank, as Co-Documentation Agents (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder.

DELEK LOGISTICS PARTNERS, LP

By:	DELEK LOGISTICS GP, LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:

DELEK LOGISTICS OPERATING, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK MARKETING GP, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK MARKETING & SUPPLY, LP, a Delaware limited partnership

By:	DELEK MARKETING GP, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK CRUDE LOGISTICS, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK MARKETING-BIG SANDY, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

MAGNOLIA PIPELINE COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

EL DORADO PIPELINE COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

SALA GATHERING SYSTEMS, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

PALINE PIPELINE COMPANY, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

DKL TRANSPORTATION, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DKL CADDO, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DKL RIO, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK LOGISTICS FINANCE CORP., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

DKL BIG SPRING, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D-3

SWING NOTE

$25,000,000	October 13, 2022

FOR VALUE RECEIVED, the undersigned, DELEK LOGISTICS PARTNERS, LP, a Delaware limited partnership (the “Borrowers’ Agent”), together with each of the other Borrowers party hereto, hereby unconditionally, jointly and severally promise to pay to FIFTH THIRD BANK, NATIONAL ASSOCIATION (the “Lender”) or its registered assigns, on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Fifth Third Bank, National Association (“Fifth Third”), as Administrative Agent, in Cincinnati, Ohio (or such other location as the Administrative Agent may designate to the Borrowers’ Agent), in immediately available funds, the principal sum of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) or, if less, the aggregate unpaid principal amount of all Swing Loans made by the Lender to the Borrowers pursuant to the Credit Agreement, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Swing Note (this “Note”) is the Swing Note referred to in the Fourth Amended and Restated Credit Agreement dated as of October 13, 2022, among Delek Logistics Partners, LP, each of the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders and the L/C Issuers from time to time party thereto, Fifth Third, as Administrative Agent, Fifth Third, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as Co-Syndication Agents, and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank, as Co-Documentation Agents (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

[This Note is issued in replacement and substitution for, and supersedes, that certain Swing Note dated September 28, 2018 made by the Borrowers party thereto in favor of the Lender.]

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder.

DELEK LOGISTICS PARTNERS, LP

By:	DELEK LOGISTICS GP, LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:

DELEK LOGISTICS OPERATING, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK MARKETING GP, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK MARKETING & SUPPLY, LP, a Delaware limited partnership

By: DELEK MARKETING GP, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK CRUDE LOGISTICS, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK MARKETING-BIG SANDY, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

MAGNOLIA PIPELINE COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

EL DORADO PIPELINE COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

SALA GATHERING SYSTEMS, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

PALINE PIPELINE COMPANY, LLC, a Texas limited liability company

By:
Name:
Title:

By:
Name:
Title:

DKL TRANSPORTATION, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DKL CADDO, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DKL RIO, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

DELEK LOGISTICS FINANCE CORP., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

DKL BIG SPRING, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

COMPLIANCE CERTIFICATE

Date: __________

To:	Fifth Third Bank, National Association, as Administrative Agent under, and the Lenders and the L/C Issuers from time to time party thereto, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of October 13, 2022, among the Administrative Agent, Fifth Third Bank, National Association, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as Co-Syndication Agents, and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank, as Co-Documentation Agents the Lenders and the L/C Issuers from time to time party thereto, the Guarantors from time to time party thereto, Delek Logistics Partners, LP (the “Borrowers’ Agent”) and the other Borrowers party thereto. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected/appointed ____________ of the General Partner and in such capacity, I am providing this Compliance Certificate on behalf of the Borrowers’ Agent.

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Consolidated Group during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 6.1 of the Credit Agreement are being furnished to you concurrently with this Compliance Certificate fairly represent in all material respects in accordance with GAAP the consolidated financial condition of the MLP as of the dates indicated and the results of its operations and changes in its cash flows for the periods indicated, subject to normal year end audit adjustments and the absence of footnotes; and

5. The Schedule I hereto sets forth financial data and computations evidencing the Borrowers’ compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, is taking, or proposes to take with respect to each such condition or event:

In the event of a conflict between the attached Schedule I and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control. The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of the date first above written.

DELEK LOGISTICS PARTNERS, LP

By:	DELEK LOGISTICS GP, LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

TO COMPLIANCE CERTIFICATE

DELEK LOGISTICS PARTNERS, LP

COMPLIANCE CALCULATIONS

FOR FOURTH AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF

OCTOBER 13, 2022

CALCULATIONS AS OF _____________, _______

A. Total Leverage Ratio (Section 6.20(a))
1. Total Funded Debt	$	___________
2. Consolidated Cash on Hand (not to exceed $20,000,000)		_____________
3. Line A1 minus Line A2 (“Total Net Funded Debt”)		_____________
4. Net Income for past 4 quarters		_____________
5. Interest Expense for past 4 quarters		_____________
6. Income taxes for past 4 quarters		_____________
7. Depreciation and amortization expense for past 4 quarters		_____________
8. Non cash extraordinary charges/(credits) incurred by the MLP or its Subsidiaries for past 4 quarters to comply with GAAP		_____________
9. Material Project EBITDA Adjustment		_____________
10. Non cash Equity Based Compensation		_____________
11. 3 Bear EBITDA[1]		_____________
12. Sum of Lines A4, A5, A6, A7, A8, A9 and A10 (“EBITDA”)		_____________
13. Ratio of Line A3 to Line A11		____:1.0
14. Line A12 ratio must not exceed		____:1.0
15. The Borrowers are in compliance (circle yes or no)		yes/no

[1]

For any calculations of EBITDA using a fiscal quarter ending 9/30/21, 12/31/21, 3/31/22 or 6/30/22, EBITDA of the 3Bear entities prior to June 1, 2022 is to be determined using the amounts at the end of the definition of “EBITDA” and the EBITDA of the 3Bear entities prior to June 1, 2022 should not be included in the calculations for A4-10.

B. Senior Leverage Ratio (Section 6.20(b))
1. Total Net Funded Debt (from Line A3)	$	___________
2. Subordinated Debt	$	___________
3. Unsecured Indebtedness (other than Subordinated Debt)	$	___________
4. Line B1 minus Lines B2 and B3	$	___________
6. EBITDA (from Line A12)	$	___________
7. Ratio of Line B4 to Line B6		____:1.0
8. Line B7 ratio must not exceed		____:1.0
9. The Borrowers are in compliance (circle yes or no)		yes/no
C. Interest Coverage Ratio (Section 6.20(c))
1. EBITDA (from Line A12)	$	___________
2. Cash Interest Expense for past 4 quarters	$	___________
3. Ratio of Line C1 to Line C2		____:1.0
4. Line C3 ratio must not be less than		2.0:1.0
5. The Borrowers are in compliance (circle yes or no)		yes/no

EXHIBIT F

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

6. Assignor:
[Assignor [is] [is not] a Defaulting Lender.]]

2. Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]2]

3.	Borrowers’ Agent: DELEK LOGISTICS PARTNERS, LP, a Delaware limited partnership

4.	Administrative Agent: Fifth Third Bank, National Association, as the Administrative Agent under the Credit Agreement

[2]	Select as applicable.

5.

Credit Agreement: The Fourth Amended and Restated Credit Agreement dated as of October 13, 2022, among Delek Logistics Partners, LP, the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders and the L/C Issuers from time to time party thereto, Fifth Third Bank, National Association, as Administrative Agent, Fifth Third Bank, National Association, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as Co-Syndication Agents, and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank, as Co-Documentation Agents.

6.	Assigned Interest:

Facility Assigned[3]	Aggregate Amount of Commitment/Loans for all Lenders3	Amount of Commitment/Loans Assigned[4]	Percentage Assigned of Commitment/Loans[5]
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date: ][6]

[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Commitment,” “Term Credit,” etc.)
[4]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[6]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

CONSENTED TO AND ACCEPTED:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Consented to:][7]

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

[7]	To be added only if the consent of the Borrowers and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) is [not] a Defaulting Lender or a subsidiary of a Defaulting Lender or a Person who, upon becoming a Lender, would constitute a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.9(b)(iii) and the definition of “Eligible Assignee” of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.9(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.

Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.

General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

EXHIBIT G-1

ADDITIONAL BORROWER SUPPLEMENT

______________, ___

Fifth Third Bank, National Association, as Administrative Agent for the Lenders and the L/C Issuers party to the Fourth Amended and Restated Credit Agreement, dated as of October 13, 2022, by and among Delek Logistics Partners, LP, as Borrower, the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders and the L/C Issuers from time to time party thereto, the Administrative Agent, Fifth Third Bank, National Association, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as Co-Syndication Agents, and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank, as Co-Documentation Agents (as extended, renewed, amended or restated, modified, amended or supplemented from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have the meaning provided therein.

The undersigned, [name of Borrower], a [jurisdiction of incorporation or organization] hereby elects to be a “Borrower” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 5 of the Credit Agreement and the other Loan Documents are true and correct (or in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as to the undersigned to the extent applicable to it as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 6 of the Credit Agreement applicable to it.

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Borrower under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 2 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

The undersigned acknowledges that this Additional Borrower Supplement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent and countersigned by the Administrative Agent, and it shall not be necessary for the L/C Issuer, or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Additional Borrower Supplement or any other acceptance hereof. This Additional Borrower Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

Very truly yours,

[NAME OF BORROWER]

By:
Name:
Title:

Acknowledged and Agreed

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT G-2

ADDITIONAL GUARANTOR SUPPLEMENT

______________, ___

Fifth Third Bank, National Association, as Administrative Agent for the Lenders and the L/C Issuers party to the Fourth Amended and Restated Credit Agreement, dated as of October 13, 2022, by and among Delek Logistics Partners, LP, as Borrower, the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders and the L/C Issuers from time to time party thereto, the Administrative Agent, Fifth Third Bank, National Association, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as Co-Syndication Agents, and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank, as Co-Documentation Agents (as extended, renewed, amended or restated, modified, amended or supplemented from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have the meaning provided therein.

The undersigned, [name of Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 5 of the Credit Agreement and the other Loan Documents are true and correct (or in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as to the undersigned to the extent applicable to it as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 6 of the Credit Agreement applicable to it.

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

The undersigned acknowledges that this Additional Guarantor Supplement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent and countersigned by the Administrative Agent, and it shall not be necessary for the L/C Issuer, or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Additional Guarantor Supplement or any other acceptance hereof. This Additional Guarantor Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

Very truly yours,

[NAME OF GUARANTOR]

Acknowledged and Agreed

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

SCHEDULE 1

REVOLVING CREDIT COMMITMENTS

NAME OF LENDER	REVOLVING CREDIT COMMITMENT ($)
Fifth Third Bank, National Association	$78,071,428.58
Bank of America, N.A.	$78,071,428.57
MUFG Bank, Ltd.	$78,071,428.57
Royal Bank of Canada	$78,071,428.57
PNC Bank, National Association	$78,071,428.57
Citizens Bank, N.A.	$78,071,428.57
Wells Fargo Bank, N.A.	$78,071,428.57
Barclays Bank PLC	$54,500,000.00
U.S. Bank National Association	$54,500,000.00
Truist Bank	$54,500,000.00
Regions Bank	$50,000,000.00
Bank Hapoalim B.M.	$30,000,000.00
First Horizon Bank	$30,000,000.00
Israel Discount Bank of New York	$20,000,000.00
Raymond James Bank	$20,000,000.00
HSBC Bank USA, N.A.	$20,000,000.00
Trustmark National Bank	$20,000,000.00
TOTAL:	$900,000,000.00

TERM LOAN COMMITMENTS

NAME OF LENDER	TERM LOAN COMMITMENT ($)
Bank of America, N.A.	$31,428,571.43
MUFG Bank, Ltd.	$31,428,571.43
Royal Bank of Canada	$31,428,571.43
PNC Bank, National Association	$31,428,571.43
Citizens Bank, N.A.	$31,428,571.43
Wells Fargo Bank, N.A.	$31,428,571.43
Fifth Third Bank, National Association	$31,428,571.42
Barclays Bank PLC	$20,000,000.00
U.S. Bank National Association	$20,000,000.00
Truist Bank	$20,000,000.00
Regions Bank	$15,000,000.00
Trustmark National Bank	$5,000,000.00
TOTAL:	$300,000,000.00